SENIOR SECURED REVOLVING CREDIT FACILITY AGREEMENT

IN THE AMOUNT OF

TEN MILLION AND NO/100 UNITED STATES DOLLARS (US$10,000,000.00)

BY AND AMONG

GREENWOOD FINANCE GROUP, LLC.,

A WHOLLY OWNED SUBSIDIARY OF

REVOLUTIONARY CONCEPTS, INC.

as Borrower,

AND

RAINCO INDUSTRIES, INC.,

as Lender

June 26, 2014

SENIOR SECURED REVOLVING CREDITFACILITY AGREEMENT

This SENIOR SECURED REVOLVING CREDIT FACILITY AGREEMENT (as amended, restated, modified or supplemented from time to time, this “Agreement”), dated as of June 26, 2014, is executed by and among (i) GREENWOOD FINANCE GROUP, LLC., a limited liability company organized under the laws of the State of Georgia, a wholly owned subsidiary of REVOLUTIONARY CONCEPTS, INC.,  a corporation organized under the laws of Nevada, as borrower(the “Borrower”), and (iii) RAINCO INDUSTRIES, INC., a Georgia Corporation, as lender (the “Lender”).

WHEREAS, Borrower has requested that Lender extend a senior secured revolving credit facility to Borrower of up to Ten Million and No/100United States Dollars (US$10,000,000.00) for working capital financing for Borrower and for any other purposes permitted hereunder; and for these purposes, Lender is willing to make certain loans and extensions of credit to Borrower of up to such amount and upon the terms and conditions set forth herein; and

WHEREAS, as a material inducement for Lender to make loans and extensions of credit to Borrower pursuant to the terms and conditions set forth herein,(i) the Guarantors have, inter alia, agreed to execute Guarantee Agreements in favor of Lender, whereby each Guarantor shall guarantee any and all of the Borrower’s Obligations owed under this Agreement and under any other Loan Document,(ii) the Credit Parties have, inter alia, agreed to execute Security Agreements in favor of Lender, whereby each Credit Party shall grant to the Lender a first priority security interest in and lien upon all of its existing and after-acquired tangible and intangible assets, as security for the payment and performance of any and all Obligations owed under this Agreement and under any other Loan Document, (iii) the Borrower, as pledgor, has agreed to execute those certain Pledge Agreement(s)in favor of Lender, whereby the Borrower shall pledge to the Lender all of the Borrower’s right, title and interest in and to, and provided a first priority lien and security interest on certain issued and outstanding capital stock of the Pledged Companies (as defined herein), as security for the payment and performance of any and all Obligations owed under this Agreement and under any other Loan Document.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:

1.  DEFINITIONS.

1.1  Defined Terms.  For the purposes of this Agreement, the following capitalized words and phrases shall have the meanings set forth below.

(a)  “Account” shall mean, individually, and “Accounts” shall mean, collectively, any and all accounts (as such term is defined in the UCC) of any Credit Party.

(b)  “Affiliate” (a) of Lender shall mean:(i) any entity which, directly or indirectly, controls or is controlled by or is under common control with Lender; and (ii) any entity administered or managed by Lender, or an Affiliate or investment advisor thereof and which is engaged in making, purchasing, holding or otherwise investing in commercial loans; and (b) of any Credit Party shall mean any entity which, directly or indirectly, controls or is controlled by or is under common control with such Credit Party.  With respect to an Affiliate of Lender or a Credit Party, an entity shall be deemed to be “controlled by” another entity if such other entity possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such entity, whether by contract, ownership of voting securities, membership interests or otherwise.

(c)  “Agreement” shall mean this Senior Secured Revolving Credit Facility Agreement by and among the Borrower, the Guarantors and the Lender.

(d)  “Asset Monitoring Fee” shall have the meaning given to it in Section 2.2(a) hereof.

(e)  “Borrower” shall have the meaning given to it in the preamble hereof.

(f)  “Borrowing Base Amount” shall mean, if the Reserve Amount has not been fully collected by Lender as of the date the Borrowing Base Amount is calculated, then an amount, expressed in Dollars, equal to ninety-seven percent (97%) of the amount of funds then available in the Lock Box Account as of the date the Borrowing Base Amount is calculated, less the Reserve Amount, less any interest or fees then due and payable to Lender under this Agreement.  If the Reserve Amount has been fully collected by Lender in the Lock Box Account as of the date the Borrowing Base Amount is calculated, then an amount, expressed in Dollars, equal to one hundred percent (100%) of the amount of funds then available in the Lock Box Account as of the date the Borrowing Base Amount is calculated, less the Reserve Amount, less any principal, interest or fees then due and payable to Lender under this Agreement.

(g)  “Business Day” shall mean any day other than a Saturday, Sunday or a legal holiday on which banks are authorized or required to be closed for the conduct of commercial banking business in the State of New York.

(h)  “BSA” shall have the meaning given to it in Section 13.22hereof.

(i)  “Capital Expenditures” shall mean expenditures (including Capital Lease obligations which should be capitalized under GAAP) for the acquisition of fixed assets which are required to be capitalized under GAAP.

(j)  “Capital Lease” shall mean, as to any Person, a lease of any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, by such Person as lessee that is, or should be, in accordance with Financial Accounting Standards Board Statement No. 13, as amended from time to time, or, if such Statement is not then in effect, such statement of GAAP as may be applicable, recorded as a “capital lease” on the balance sheets of any Credit Party prepared in accordance with GAAP.

(k)  “Change in Control” shall mean any sale, conveyance, assignment or other transfer, directly or indirectly, of any ownership interest of any Credit Party, which results in any change in the identity of the individuals or entities in Control of any Credit Party as of the Closing Date, or the grant of a security interest in any ownership interest of any Person, directly or indirectly Controlling the Credit Parties, which could result in a change in the identity of the individuals or entities in Control of the Credit Parties as of the Closing Date.

(l)  “Closing Date” shall mean the date upon which the Revolving Loan is initially funded.

(m)  “Collateral” shall mean “Collateral” as defined inthe Security Agreements.

(n)  “Common Stock” shall mean the common stock of the Borrower, par value $0.001 per share.

(o)  “Communication” shall have the meaning given to it in Section 13.17 hereof.

(p)  “Confession of Judgment” shall mean the confession of judgment executed by the Credit Parties in favor of the Lender, the form of which is attached hereto as Exhibit A.

(q)  “Contingent Liability” and “Contingent Liabilities” shall mean, respectively, each obligation and liability of any Credit Party and all such obligations and liabilities of such Credit Party incurred pursuant to any agreement, undertaking or arrangement by which such Credit Party, either: (i) guarantees, endorses or otherwise becomesor is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, dividend, obligation or other liability of any other Person in any manner (other than by endorsement of instruments in the course of collection), including without limitation, any indebtedness, dividend or other obligation which may be issued or incurred at some future time; (ii) guarantees the payment of dividends or other distributions upon the shares or ownership interest of any other Person; (iii) undertakesor agrees(whether contingently or otherwise): (A) to purchase, repurchase, or otherwise acquire any indebtedness, obligation or liability of any other Person or any property or assets constituting security therefor;(B) to advance or provide funds for the payment or discharge of any indebtedness, obligation or liability of any other Person (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, working capital or other financial condition of any other Person; or (C) to make payment to any other Person other than for value received; (iv) agree to lease property or to purchase securities, property or services from such other Person with the purpose or intent of assuring the owner of such indebtedness or obligation of the ability of such other Person to make payment of the indebtedness or obligation; (v) to induce the issuance of, or in connection with the issuance of, any letter of credit for the benefit of such other Person; or (vi) undertake or agree otherwise to assure a creditor against loss.  The amount of any Contingent Liability shall (subject to any limitation set forth herein) be deemed to be the outstanding principal amount (or maximumpermitted principal amount, if larger) of the indebtedness, obligation or other liability guaranteed or supported thereby.

(r)  “Control” or “Controlling” shall mean the possession of the power to direct, or cause the direction of, the management and policies of a Person by contract, voting of securities, or otherwise.

(s)  “Credit Party(ies)” shall have the meaning given to it in the preamble hereof.

(t)  “Customer” shall mean any Person who is obligated to any Credit Party for any Receipts.

(u)  “Default Rate” shall mean a per annum rate of interest equal to the highest rate permitted by applicable law.

(v)  “Depreciation” shall mean the total amounts added to depreciation, amortization, obsolescence, valuation and other proper reserves, as reflected on the Credit Parties’ financial statements and determined in accordance with GAAP.

(w)  “Dollars” or “$” means lawful currency of the United States of America.

(x)  “EBIDTA” shall mean, for any period, the sum of the following: (i) Net Income (excluding extraordinary and unusual items and income or loss attributable to a minority equity position in any affiliated corporation or Subsidiary) for such period;plus(ii) interest expense; plus(iii) income and franchise taxes payable or accrued;plus(iv) Depreciation for such period;plus(v) all other non-cash charges;plus (vi) management fees;plus(vii) costs, fees and expenses incurred in connection with, or otherwise associated with, the closing of the transaction contemplated by this Agreement; minus(viii) that portion of Net Income arising out of the sale of assets outside of the Ordinary Course of Business(to the extent not previously excluded under clause (i) of this definition), in each case to the extent included in determining Net Income for such period.

(y)  “Employee Plan” includes any pension, stock bonus, employee stock ownership plan, retirement, disability, medical, dental or other health plan, life insurance or other death benefit plan, profit sharing, deferred compensation, stock option, bonus or other incentive plan, vacation benefit plan, severance plan or other employee benefit plan or arrangement, including, without limitation, those pension, profit-sharing and retirement plans of the Credit Parties described from time to time in the financial statements ofthe Credit Partiesandany pension plan, welfare plan, Defined Benefit Pension Plans (as defined in ERISA) or any multi-employer plan, maintained or administered by the Credit Partiesor to which the Credit Parties are a party or may have any liability or by whichis the CreditPartiesarebound.

(z)  “Environmental Laws” shall mean all federal, state, district, local and foreign laws, rules, regulations, ordinances, and consent decrees relating to health, safety, hazardous substances, pollution and environmental matters, as now or at any time hereafter in effect, applicable to the Credit Parties’ business or facilities owned or operated by the Credit Parties, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contamination, chemicals, or hazardous, toxic or dangerous substances, materials or wastes in the environment (including, without limitation, ambient air, surface water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

(aa)  “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

(bb)  “Event of Default” shall mean any of the events or conditions set forth in Section 11hereof.

(cc)  “Funded Indebtedness” shall mean, as to any Person, without duplication:(i) all indebtedness for borrowed money of such Person (including principal, interest and, if not paid when due, fees and charges), whether or not evidenced by bonds, debentures, notes or similar instruments; (ii) all obligations to pay the deferred purchase price of property or services; (iii) all obligations, contingent or otherwise, with respect to the maximum face amount of all letters of credit (whether or not drawn), bankers’ acceptances and similar obligations issued for the account of such Person (including the Letters of Credit), and all unpaid drawings in respect of such letters of credit, bankers’ acceptances and similar obligations; and (iv) all indebtedness secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed by such Person (provided, however, if such Person has not assumed or otherwise become liable in respect of such indebtedness, such indebtedness shall be deemed to be in an amount equal to the fair market value of the property subject to such Lienat the time of determination).  Notwithstanding the foregoing, Funded Indebtedness shall not include trade payables and accrued expenses incurred by such Person in accordance with customary practices and in the Ordinary Course of Businessof such Person.

(dd)  “GAAP” shall mean United States generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination; provided, however, that interim financial statements or reports shall be deemed in compliance with GAAP despite the absence of footnotes and fiscal year-end adjustments as required by GAAP.

(ee)  “Guarantor(s)” shall have the meaning given to it in the preamble hereof.

(ff)  “Guarantee Agreements” shall mean the guarantee agreementsexecuted by each Guarantor in favor of the Lender, the form of which is attached hereto as Exhibit B.

(gg)  “Hazardous Materials” shall mean any hazardous, toxic or dangerous substance, materials and wastes, including, without limitation, hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including, without limitation, materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials or wastes that are or become regulated under any Environmental Law (including,without limitation, any that are or become classified as hazardous or toxic under any Environmental Law).

(hh)  “Interest Rate” shall mean a fixed rate of interest equal to Sixteen and 50/100 Percent (16.50%) per annum, calculated on the actual number of days elapsed over a 360-day year.

(ii)  “Irrevocable Transfer Agent Instructions” shall mean the Irrevocable Transfer Agent Instructionsto be entered into by and among the Lender, the Borrower and the Borrower’s transfer agent, the form of which is attached hereto as Exhibit C.

(jj)  “Lender” shall have the meaning given to it in the preamble hereof.

(kk)  “Lender Indemnitee(s)” shall have the meaning given to it in Section 13.19 hereof.

(ll)  “Liabilities” shall mean,at all times,(i) the repayment of all sums due under the Revolving Note(and all extensions, renewals, replacements, future advances and amendments thereof) and the other Loan Documents; (ii) the performance and observance of all terms, conditions, covenants, representations and warranties set forth in the Loan Documents; and (iii) all liabilities of the Credit Partiesthat would be shown as such on theconsolidated balance sheets of the Credit Partiesprepared in accordance with GAAP.

(mm)  “Lien” shall mean, with respect to any Person, any mortgage, pledge, hypothecation, judgment lien or similar legal process, title retention lien, or other lien or security interest granted by such Person or arising by judicial process or otherwise, including, without limitation, the interest of a vendor under any conditional sale or other title retention agreement and the interest of a lessor under a lease of any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, by such Person as lessee that is, or should be, a Capital Lease on the balance sheet of such Person prepared in accordance with GAAP.

(nn)  “Loan” or “Loans” shall mean the aggregate of all Revolving Loans made by Lender to Borrower under and pursuant to this Agreement.

(oo)  “Loan Documents” shall mean those documents listed in Section 3.1 hereof.

(pp)  “Lock Box” shall have the meaning give to it in Section 2.1(e) hereof.

(qq)  “Lock BoxAccount” shall have the meaning given to it in Section 2.1(e) hereof.

(rr)  “Material Adverse Effect” shall mean (a) a material adverse change in, or a material adverse effect upon, the assets, business, prospects, properties, financial condition or results of operations of the Credit Parties taken as a whole, (b) a material impairment of the ability of the Credit Parties to perform its Obligations under any of the Loan Documents, or (c) a material adverse effect on (i) any portion of the Collateral, (ii) the legality, validity, binding effect or enforceability against any Credit Party of any of the

Loan Documents, (iii) the perfection or priority (subject to Permitted Liens) of any Lien granted to Lender under any Loan Document or (iv) the rights or remedies of Lender under any Loan Document, or (d) a material adverse effect or impairment on the Lender’s ability to sell the Facility Fee Shares or other shares of Borrower’s Common Stock issuable to Lender under any Loan Documents without limitation or restriction.

(ss)  “Material Contract” shall mean any contract or agreement to whichany Credit Partyis a party or by which any Credit Party or any of their respective assets are bound and which: (i) involves aggregate payments of Twenty-Five Thousandand No/100 United States Dollars ($25,000.00) or more to or from any Credit Party; (ii) involves delivery, purchase, licensing or provision, by or to any Credit Party, of any goods, services, assets or other items having a value (or potential value) over the term of such contract or agreement of Twenty-five Thousand and No/100 United States Dollars ($25,000.00) or more or is otherwise material to the conduct of any businessof any Credit Party’s as now conducted and as contemplated to be conducted in the future; (iii) involvesa Borrower Lease; (iv) imposes any guaranty, surety or indemnification obligations on any Credit Party; or (v) prohibits any Credit Partyfrom engaging in any business or competing anywhere in the world.

(tt)  “Net Income” shall mean, with respect to any period, the amount shown opposite the caption “Net Income” or a similar caption on theconsolidatedfinancial statements of Borrower, prepared in accordance with GAAP.

(uu)  “Obligations” shall mean,now existing or in the future: (i)all loans, principal, advances and other financial accommodations (whether primary, contingent or otherwise),(ii)all interest accrued thereon (including interest which would be payable as post-petition in connection with any bankruptcy or similar Proceeding, whether or not permitted asa claim thereunder), (iii) any fees due to Lender under this Agreement or the other Loan Documents, (iv) any expenses incurred by Lender under this Agreement or the other Loan Documents, (v) any and all other liabilities and obligations of each of the Credit Parties to Lender, and (vi) the performance by the Credit Partiesof all covenants, agreements and obligations of every nature and kind on the part of the Credit Parties to be performed under this Agreement and any other Loan Documents.

(vv)  “OFAC” shall have the meaning given to it in Section 13.22 hereof.

(ww)  “Ordinary Course of Business” means the Ordinary Course of Business consistent with past custom and practice (including with respect to quantity, quality and frequency).

(xx)  “Organizational Identification Number” means, the organizational identification number assigned to any Credit Party, respectively,by the applicable governmental unit or agency of the jurisdiction of organization of such Credit Party, if any.

(yy)  “Payment Date” shall have the meaning given toit in Section 2.1(c) hereof.

(zz)  “Payment Processing Companies” shall have the meaning given to it in Section 2.1(e).

(aaa)  “Permitted Liens” shall mean:(i)Liens for Taxes, assessments or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which adequate reserves are maintained in accordance with GAAP and in respect of which no Lien has been filed; (ii) Liens of carriers, warehousemen, mechanics and material men arising in the Ordinary Course of Businessand other similar Liens imposed by law;(iii) Liens in the form of deposits or pledges incurred in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any advances or borrowed money or the deferred purchase price of property or services, which do not in the aggregate materially detract from the value of the property or assets of the Credit Partiestaken as a whole or materially impair the use thereof in the operation ofthe Credit Parties’ businessand, in each case, for which adequate reserves are maintained in accordance with GAAP and in respect of which no Lien has been filed; (iv) Liens described in the financial statements referred to in Section 7.10 hereof and the replacement, extension or renewal of any such Lien upon or in the same property subject thereto arising out of the extension, renewal or replacement of the indebtedness secured thereby (without increase in the amount thereof); (v)attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding Twenty Five Thousand and 00/100 United States Dollars (US$25,000.00) arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings and to the extent such judgments or awards do not constitute an Event of Default; (vi) zoning and similar restrictions on the use of property and easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of the Credit Parties; (vii) Liens arising in connection with Capital Leases (and attaching only to the property being leased); (viii) Liens that constitute purchase money security interests on any property securing indebtedness incurred for the purpose of financing all or any part of the cost of acquiring such property, provided that any such Lien attaches to such property within sixty (60) days of the acquisition thereof and attaches solely to the property so acquired; (ix)Liens granted to

Lender hereunder and under the Loan Documents; (x) any interest or title of a lessor, sublessor, licensor or sublicensor under any lease or non-exclusive license permitted by this Agreement; (xi) Liens arising from precautionary uniform commercial code financing statements filed under any lease permitted by this Agreement; (xii) banker’s Liens and rights of set-off of financial institutions arising in connection with items deposited in accounts maintained at such financial institutions and subsequently unpaid and unpaid fees and expenses that are charged tothe Credit Partiesby such financial institutions in the Ordinary Course of Businessof the maintenance and operation of such accounts; and (xiii) any Lien existing on any property prior to the acquisition thereof by any Credit Party.

(bbb)  “Permit” means any license, permit, approval, waiver, order, authorization, right or privilege of any nature whatsoever, granted, issued, approved or allowed by any Governmental Authority.

(ccc)  “Person” shall mean any individual, partnership, limited liability company, limited liability partnership, corporation, trust, joint venture, joint stock company, association, unincorporated organization, government or agency or political subdivision thereof, or other entity.

(ddd)  “Pledge Agreement(s)” shall mean:thosecertain Pledge Agreement(s) executed by Borrower, as pledgor, in favor of Lender,the form of which is attached hereto as Exhibit D, pursuant to which the Borrower shall pledge all of its interest in and to the Pledged Companies.

(eee)  “Pledged Companies” shall mean GREENWOOD FINANCE GROUP, LLC., a wholly owned subsidiary of REVOLUTIONARY CONCEPTS, INC.

(fff)  “Principal Trading Market” shall mean the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the OTC Bulletin Board, the OTC Markets, the so-called OTC Pink Sheets, the NYSE Euronext or the New York Stock Exchange, whichever is at the time the principaltrading exchange or market for the Common Stock.

(ggg)  “Real Property” means any real estate, land, building, structure, improvement, fixture or other real property of any nature whatsoever, including, but not limited to, fee and leasehold interestsand specifically including the real property listed on Schedule 7.17.

(hhh)  “Receipts” shall mean all revenues, receipts, receivables, Accounts, collections or any other funds at any time received or receivable by the Credit Partiesin connection with its business, operations or from any other source.

(iii)  “Regulatory Change” shall mean the introduction of, or any change in any applicable law, treaty, rule, regulation or guideline or in the interpretation or administration thereof by any governmental authority or any central bank or other fiscal, monetary or other authority having jurisdiction over Lender or its lending office.

(jjj)  “Reserve Amount” shall mean an amount, expressed in Dollars, equal to twenty percent (20%) of the then applicable Revolving Loan Commitment.

(kkk)  “Revolving Loan” and “Revolving Loans” shall mean, respectively, each direct advance, and the aggregate of all such direct advances, made by Lender to Borrower under and pursuant to Section 2.1 of this Agreement.

(lll)  “Revolving Loan Availability” shall mean at any time thelesser of (a) the Revolving Loan Commitment or (b) the Borrowing Base Amount.

(mmm) “Revolving Loan Commitment” shall mean,on the Closing Date,Ten Millionand No/100 United States Dollars (US$10,000,000.00), and in the event Borrower requestsand Lender agreesto increase the Revolving Loan Commitment pursuant to Section 2.1(b), thereafter, such aggregate additional amount up to Ten Million and No/100 United States Dollars (US$10,000,000.00).

(nnn)  “Revolving Loan Maturity Date” shall mean the earlier of (a)six (6) months following the Closing Date, unless the date shall be extended pursuant to Section 2.3 hereof or by Lender pursuant to any modification, extension or renewal note executed by Borrower, consented and agreed to by each Guarantor,and accepted by Lenderin its sole and absolute discretion in substitution for the Revolving Note, (b) upon sixty (60) days written notice from Lender (the “Early Termination Notice”), (c)upon prepayment of all of the outstanding amounts owed pursuant to the Revolving Note by Borrower (subject to Section 2.1(d)(ii)), or (d) the occurrence of an Event of Default and acceleration of all of the outstanding Revolving Note pursuant to this Agreement.

(ooo)  “Revolving Note” shall mean that certain revolving convertible promissory note, orany replacement, substitution or amended and restated form thereof,in the principal amount of the Revolving Loan Commitment made by Borrower, and consented and agreed to by each Guarantor,in favor of Lender, the form of which is attached hereto asExhibit E.

(ppp)  “Rule 144” shall mean Rule 144 or Rule 144A promulgated under the Securities Act (or a successor rule thereto).

(qqq)  “Sale Reconciliation” shall have the meaning given to it in Section 2.2(g)(ii) hereof.

(rrr)  “SEC” shall mean the United States Securities and Exchange Commission.

(sss)  “Securities Act” shall mean the Securities Act of 1933, as amended.

(ttt)  “Security Agreement(s)” shall mean the Security Agreements executed by each of the Credit Parties in favor of Lender, the form of which is attached hereto asExhibit F-1 with respect to the Borrowerand the form of which is attached hereto asExhibit F-2 with respect to each of the Guarantors.

(uuu)  “Share Value” shall have the meaning given to it in Section 2.2(g)(ii) hereof.

(vvv)  “Subsidiary” and “Subsidiaries” shall mean, respectively, each and all such corporations, partnerships, limited partnerships, limited liability companies, limited liability partnerships or other entities of which or in which a Person owns,directly or indirectly,fifty percent (50%) or more of:(i) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such entity if a corporation;(ii) the management authority and capital interest or profits interest of such entity, if a partnership, limited partnership, limited liability company, limited liability partnership, joint venture or similar entity;or (iii) the beneficial interest of such entity, if a trust, association or other unincorporated organization.

(www)  “UCC” shall mean the Uniform Commercial Code in effect in Georgia from time to time.

(xxx)  “Validity Guaranties” shall mean the validity guaranties executed by such officersand directorsof Borroweras Lender shall require, in Lender’s sole discretion,the form of which is attached hereto as Exhibit G.

1.2  Accounting Terms.  Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with GAAP.  Calculations and determinations of financial and accounting terms used and not otherwise specifically defined hereunder and the preparation of financial statements to be furnished to Lender pursuant hereto shall be made and prepared, both as to classification of items and as to amount, in accordance with GAAP as used in the preparation of the financial statements of Borrower on the date of this Agreement.  If any changes in accounting principles or practices from those used in the preparation of the financial statements are hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successor thereto or agencies with similar functions), which results in a material change in the method of accounting in the financial statements required to be furnished to Lender hereunder or in the calculation of financial covenants, standards or terms contained in this Agreement, the parties hereto agree to enter into good faith negotiations to amend such provisions so as equitably to reflect such changes to the end that the criteria for evaluating the financial condition and performance of the Credit Partieswill be the same after such changes as they were before such changes; and if the parties fail to agree on the amendment of such provisions, the Credit Partieswill furnish financial statements in accordance with such changes but shall provide calculations for all financial covenants, perform all financial covenants and otherwise observe all financial standards and terms in accordance with applicable accounting principles and practices in effect immediately prior to such changes.  Calculations with respect to financial covenants required to be stated in accordance with applicable accounting principles and practices in effect immediately prior to such changes shall be reviewed and certified by the Credit Parties’ accountants.

1.3  Other Terms Defined in UCC.  All other words and phrases used herein and not otherwise specifically defined shall have the respective meanings assigned to such terms in the UCC, as amended from time to time, to the extent the same are used or defined therein.

1.4  Other Definitional Provisions; Construction.  Whenever the context so requires, the neuter gender includes the masculine and feminine, the single number includes the plural, and vice versa.  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and references to Article, Section, Subsection, Annex, Schedule, Exhibit and like references are references to this Agreement unless otherwise specified.  Wherever the word “include,” “includes” or “including” is used in this Agreement, it will be deemed to be followed by the words “without limitation.”  An Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in accordance with Section 13.3 hereof.  References in this Agreement to any party shall include such party’s successors and permitted assigns.  References to any “Section” shall be a reference to such Section of this Agreement unless otherwise stated.  To the extent any of the provisions of the other Loan Documents are inconsistent with the terms of this Agreement, the provisions of this Agreement shall govern.

2.  REVOLVING LOAN FACILITY.

2.1  Revolving Loan.

(a)  Revolving Loan Commitment.  Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties of Borrower set forth herein and in the other Loan Documents, Lender agrees to make such Revolving Loans at such times as Borrower may from time to time request, pursuant to the terms of this Agreement, until, but not including, the Revolving Loan Maturity Date, and in such amounts as Borrower may from time to time request up to the Revolving Loan Availability (and subject at all times to the amounts available to be borrowed in accordance herewith); provided, however, that the aggregate principal balance of all Revolving Loans outstanding at any time shall not exceed the Revolving Loan Availability; and further provided, however, that, notwithstanding anything contained in this Agreement or any other Loan Documents to the contrary, each Revolving Loan requested by Borrower under this Agreement shall be subject to Lender’s approval, which approval may be given or withheld in Lender’s sole and absolute discretion.  Revolving Loans made by Lender may be repaid and, subject to the terms and conditions hereof, borrowed again up to, but not including, the Revolving Loan Maturity Date, unless the Revolving Loans are otherwise terminated or extended as provided in this Agreement.  The Revolving Loans shall be used by Borrower solely for ongoing working capital purposes.

(b)Increase to Revolving Loan Commitment.  Borrower may request and the Lender may, in its sole and absolute discretion (employing substantially the same analysis and metrics the Lender used when determining to originally extend credit hereunder), agree that on such later indeterminate dates, Lender further increases the Revolving Loan Commitment; and Lender, in its sole discretion, may, but in any event, is not required to, make available such additional Revolving Loan Commitment increases to Borrower provided the following conditions have been satisfied, in Lender’s sole and absolute discretion:

(i)  no Event of Default shall have occurred or be continuing,or result from the applicable increase of the Revolving Loan Commitment;

(ii)  Borrower shall have executed and delivered a new or revised Revolving Note;

(iii)  after giving effect to such increase, the amount of the aggregate outstanding principal balance of all Revolving Loans shall not be in excess of the Revolving Loan Availability;

(iv)  Lender shall have reviewed and accepted, in its sole and absolute discretion, the amount and type of current and historical Receipts of the Credit Parties, or other Collateral required for the increase; and

(v)  Lender shall have received any and all additional documents or agreements included in Section 3 hereof as it shall require in its sole discretion.

(c)  Revolving Loan Interest and Payments.  Except as otherwise provided in this Section, the outstanding principal balance of the Revolving Loans shall be repaid on or before the Revolving Loan Maturity Date.  Principal amounts repaid on the Revolving Note may be re-borrowed.  The principal amount of the Revolving Loans outstanding from time to time shall bear interest at the Interest Rate. The Receipts Collection Fee and accrued and unpaid interest on the unpaid principal balance of all Revolving Loans outstanding from time to time shall be payable on a weeklybasis on the weeklyanniversary date of the Closing Date, commencing on the first such date to occur after the date hereof and on the Revolving Loan Maturity Date (each a “Payment Date”).  Any amount of principal or interest on the Revolving Loans which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall at Lender’s option bear interest payable on demand at the Default Rate.

(d)  Revolving Loan Principal Repayments.  All Revolving Loans hereunder shall be repaid by Borrower on or before the Revolving Loan Maturity Date, unless payable sooner pursuant to the provisions of this Agreement.  In the event the aggregate outstanding principal balance of all Revolving Loans hereunder exceed the Revolving Loan Availability, Borrower shall, upon notice or demand from Lender, immediately make such repayments of the Revolving Loans or take such other actions as shall be necessary to eliminate such excess.  Lender shall apply funds (in excess of any recurring fees owed under Section 2.2, fees owed to any custodian/back-up servicer,the Receipts Collection Fee,andinterest owed under Sections 2.1(c) and2.4) received into the Lock Box Account as payment against the outstanding principal balance of the Revolving Loans on any Payment Date, or any such amounts may be left in the Lock Box Account as part of the Reserve Amount,at Lender’s sole discretion.

(e)  Collections; Lock Box.

(i)  To the extent any Customers make or pay any Receipts to the Credit Parties by a wire transfer, the Credit Parties shall direct all of such Customers to make all such wire transfer payments directly to the Lock Box Account.  To the extent any Customers make or pay any Receipts to the Credit Parties by any other form other than wire transfer (such as through a check), then each Credit Party shall direct all of its Customers to make all such paymentsand Receipts directly to a post office box designated by, and under the exclusive control of, Lender (such post office box is referred to herein as the “Lock Box”). The parties recognize that in many instances, Customersof the Credit Partiesmake payments to the Credit Partiesthrough the use of a credit or debit card.  In that regard, the Credit Partiesshall, prior to the Closing Date, modify its respective agreements with all credit/debit card payment processing companies with whom it has agreements or other payment processing relationships(the “Payment Processing Companies”), so as to authorize, direct and cause: (A)all credit/debit card payments from any Customers; and (B) any reserves or holdbacks withheld by any of the Payment Processing Companies, if, as an when distributed or paid to the Credit Parties,to be deposited directly into the Lock Box Account, rather than any other bank accounts of the Credit Parties.  It shall be a condition precedent to the making of any Revolving Loans hereunder that each of the Payment Processing Companies issue and deliver to Lender an estoppel certificate, disbursement direction or other similar document confirming and agreeing: (I) to the foregoing payment directions; (II) that such payment instructions and directions shall not be changed, amended or terminated, except upon written notice from Lender; and (III) that copies of all statements, notices and other communications sent by any Payment Processing Companies to the Credit Parties, also be delivered to Lender.  The Credit Parties hereby agree to undertake any and all required actions, execute any required documents, instruments or agreements, or to otherwise do any other thing required or requested by Lender in order to effectuate the foregoing.  Lender shall maintain an account at a financial institution acceptable to Lender in its sole and absolute discretion(the “Lock Box Account”), which Lock Box Account is (as of the date hereof) and shall be maintained in Lender’s name, and into which all Receipts, whether through wires, credit and debit card paymentsfrom any Customers (whether directly or through any Payment Processing Companies),and all other monies, checks, notes, drafts or other payments of any kind received by the Credit Partiesshall be deposited,in theidentical form in which such payments were received, whether by cash,check, direct deposit, or otherwise.  If the Credit Parties, any Affiliate, any shareholder, officer, director, employee or agent of the Credit Parties or any Affiliate, or any other Person acting for or in concert with the Credit Parties,shall receive any monies, checks, notes, drafts or other paymentsor Receipts,the Credit Partiesand each such Person shall receive all such items in trust for, and as the sole and exclusive property of, Lender, and, immediately upon receipt thereof, shall remit the same (or cause the same to be remitted) in kind to the Lock Box Account.  The Credit Partiesand Lender agree that all payments made to such Lock Box Account, whether in respect of Receipts,as proceeds of other collateral,or otherwise (except for proceeds of Collateral which are required to be delivered to the holder of a Permitted Lien which is prior in right of payment), will be swept from the Lock Box Account to Lender on each Payment Date to be applied according to the following priorities: (1) to unpaid fees and expenses due hereunder including, without limitation, any recurring fees due pursuant to Section 2.2 hereof;(2) to any custodian/back-up servicer (if applicable);(3) to accrued but unpaid interest owed under Sections 2.1(c) and 2.4 hereof;(4)to any accrued but unpaid Receipts Collection Fee; (5)if at any time the Lender is not holding, in the Lock Box Account, an amount equal to at least the Reserve Amount, then twenty percent (20%) of all Receipts received into the Lock Box Account shall be withheld and applied by Lender to amounts required to establish the Reserve Amount, until the Reserve Amount is reached, which Reserve Amount (or portion thereof) may be kept and maintained in the Lock Box Account during the duration of this Agreement as additional security for the Obligations; (6)to amounts payable pursuant to Section 2.1(d);(7) to amounts payable pursuant to 2.2(g)and (8) upon the occurrence of an Event of Default, to Lender(including any Reserve Amount then in the Lock Box Account), to reduce the outstanding Revolving Loan balance to zero(each of the foregoing payments, the “Lock Box Payments”).  The amount remaining following the payment of the Lock Box Payments on each Payment Date shall be referred to herein as the “Net Amount”.  The Credit Partiesand the Lender agree that one hundred percent (100%) of the

Net Amount will be transferred to Borrower from the Lock Box Account via wire transfer or electronic funds transfer to an account designated by the Borrower on the immediately subsequent Payment Date. Borrower agrees to pay all reasonable fees, costs and expenses in connection with opening and maintaining of the Lock Box,the Lock Box Account, or of creating, administering or switching any payment accounts with any of the Payment Processing Companies.  All of such reasonable fees, costs and expenses,if not paid by Borrower within five (5) business days of Lender’s written request, may be paid by Lender and in such event all amounts paid by Lender shall constitute Obligations hereunder, shall be payable to Lender by Borrower upon demand, and, until paid, shall bear interest at the lowest rate then applicable to Loans hereunder.  It is intended that all Receipts,and all other checks, drafts, instruments and other items of payment or proceeds of Collateral at any time received, due or owing to the Borrower and its Subsidiaries shall be deposited into the Lock Box Account, and if not deposited into the Lock Box Account, shall be remitted or endorsed by the applicable Credit Partyto Lender to be deposited into the Lock Box Account, and, if that remittance or endorsement of any such item shall not be made for any reason, Lender is hereby irrevocably authorized to remit or endorse the same onthe applicable Credit Party’s behalf.  For purpose of this Section, each Credit Party irrevocably hereby makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as each Credit Party’s true and lawful attorney and agent-in-fact: (A) to endorse the applicable Credit Party’s name upon said items of payment and/or proceeds of Collateral and upon any chattel paper, document, instrument, invoice or similar document or agreement relating to any Receipts of the Credit Parties; (B) to take control in any manner of any item of payment or proceeds thereof; (C) to have access to the applicableCredit Party’s operating accounts, through the Credit Party’s online banking system, or otherwise, to make remittances of any Receipts deposited therein into the Lock Box Account as required hereby; and (D) to have access to any lock box or postal box into which any of the Credit Party’smail is deposited, and open and process all mail addressed to the Credit Partiesand deposited therein.

(ii)  Notwithstanding anything which may be contained in this Agreementto the contrary,with respect to the Revolving Loan Commitment funded on the initial Closing Date,the Reserve Amount shall be funded in fullby the Borrower and held in the Lock Box Account prior to that date which is one hundred twenty (120) days following the initial Closing Date.

(iii)  Lender may, at any time and from time to time after the occurrence and during the continuance of an Event of Default, whether before orafter notification to any Customerand whether before or after the maturity of any of the Obligations:(A)enforce collection of any of the Accountsof any Credit Party or other amounts owed to any Credit Party by suit or otherwise; (B) exercise all of the rights and remediesof any Credit Party with respect to proceedings brought to collect any Accounts or other amounts owed to the Credit Parties; (C) surrender, release or exchange all or any part of any Accounts or other amounts owed to any Credit Party,or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder; (D) sell or assign any Account of any Credit Party or other amount owed to the Credit Partiesupon such terms, for such amount and at such time or times as Lender deems advisable; (E) prepare, file and sign any Credit Party’s name on any proof of claim in bankruptcy or other similar document against any Customeror other Person obligated to any Credit Party; and (F) do all other acts and things which are necessary, in Lender’s sole discretion, to fulfill any Credit Party’s obligations under this Agreement and the other Loan Documents and to allow Lender to collect the Accounts or other amounts owed to any Credit Party.  In addition to any other provision hereof, Lender may at any time after the occurrence and during the continuance of an Event of Default, at Borrower’sexpense, notify any parties obligated on any of the Accounts to make payment directly to Lender of any amounts due orto become due thereunder.

(iv)  On a monthly basis, Lender shall deliver to Borrower an invoice and an account statement showing all Loans, charges and payments, which shall be deemed final, binding and conclusive upon Borrower,unless Borrower notifyLender inwriting, specifying any error therein, within thirty (30) days of the date such account statement is sent to Borrower and any such notice shall only constitute an objection to the items specifically identified.

2.2  Fees.

(a)  Asset Monitoring Fee. Borrower agreesto pay to Lender an asset monitoring fee (“Asset Monitoring Fee”) equal toOne Thousand Five-Hundredand No/100 United States Dollars (US$1,500.00), which shall be due and payable on the Closing Date, and thereafter on the first day of each calendar quarter during the term of the Revolving Loan Facility.  The Asset Monitoring Fee shall be increased in increments of Five Hundredand No/100 Dollars ($500.00) each time the Revolving Loan Commitment amount is increased pursuant to Section 2.1(b); provided that the Asset Monitoring Fee shall never exceed Two Thousand Five Hundred and No/100 Dollars (US$2,500.00).

(b)  Commitment Fee. Borrower agrees to pay to Lender a commitment fee equal to two percent (2%) of the Revolving Loan Commitment and two percent (2%) of the amount of any increase thereof pursuant to Section 2.1(b) which shall be due and payable on the Closing Date and on the date of any increase to the Revolving Loan Commitment pursuant to Section 2.1(b).

(c)  Due Diligence Fees.  Borrower agreesto pay a due diligence fee equal to Five Thousand and No/100United States Dollars (US$5,000.00), which shall be due and payable in full on the Closing Date, or any remaining portion thereof shall be due and payable on the Closing Date if a portion of such fee was paid upon the execution of any term sheet related to this Agreement.

(d)  DocumentReview and Legal Fees.  Borrower agreesto pay a document review and legal fee equal to Ten Thousand and No/100United States Dollars (US$10,000.00) which shall be due and payable in full on the Closing Date, or any remaining portion thereof shall be due and payable on the Closing Date if a portion of such fee was paid upon the execution of any term sheet related to this Agreement.

(e)  Other Feesand Expenses.  Borroweralso agrees to pay to the Lender (or any designee of the Lender), upon demand,or to otherwise be responsible for the payment of, any and all other costs, feesand expenses, including the reasonable fees, costs, expenses and disbursements of counsel for the Lenderand of any experts and agents, which the Lendermay incuror which may otherwise be due and payablein connection with: (i)the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver or other modification or termination of this Agreementor any other Loan Documents; (ii)any documentary stamp taxes, intangibles taxes, recording fees, filing fees, security interest confirmation fees, or other similar taxes, fees or charges imposed by or due to any Governmental Authority in connection with this Agreement or any other Loan Documents; (iii)the exercise or enforcement of any of the rights of the Lender under this Agreement or the Loan Documents; or (iv)the failure by any Credit Partyto perform or observe any of the provisions of this Agreement or any of the Loan Documents.  Included in the foregoing shall be the amount of all expenses paid or incurred by Lenderin consulting with counsel concerning any of its rights underthis Agreement or any other Loan Documentor under applicable law.  All such costs and expenses, if not so immediately paid when due or upon demand thereof, shall bear interest from the date of outlay until paid, at the Default Rate.  All of such costs and expenses shall be additional Obligations of the Credit Partiesto Lender secured under the Loan Documents.  The provisions of this Subsection shall survive the termination of this Agreement.

(f)  Minimum Monthly Fee.  It is the intention of the parties hereto that, prior to an Event of Default, the aggregate sum of allrecurring monthly fees and interest payable by Borrower hereunder to Lender for each calendar month during the term hereof shall not be less than one and one-halfpercent (1.5%) of the then applicable Revolving Loan Commitment (the “Minimum Fees”).  In the event during any calendar month during the term of this Agreement, the recurring monthly fees and interest payable by Borrower to Lender hereunder are less than the Minimum Fees, then in addition to all such recurring monthly fees and interest payable, the Borrower shall pay to Lender, on the next Payment Date, an amount determined by Lender such that when added to the recurring monthly fees and interest payable to Lender each calendar month hereunder, such amount shall never be less than the Minimum Fees.

(g)  Investment Banking Fee.

(i)  Share Issuance.  The Borrower shall pay to Lender a fee for investment banking and advisory services provided by the Lender to the Borrower prior to the Closing Date by issuing to Lender that number of shares of the Borrower’s Common Stock equal to Two (2) times the dollar amount of One Hundred Thousand and No/100 United States Dollars (US$100,000.00)(the “Share Value”).  For purposes of determining the number of shares issuable to Lender under this Section 2.2(g) (the “Facility Fee Shares”), the Borrower’s Common Stock shall be valued at price equal to eighty-five percent (85%) of the lowest volume weighted average price for the Common Stock for the five (5) Business Days immediately prior to the date the Borrower executes this Agreement (the “Valuation Date”), as reported by Bloomberg (the “VWAP”).  The Lender shall confirm to the Borrower in writing, the VWAP for the Common Stock as of the Valuation Date, and the Company shall issue to Rainco Industries, Inc., simultaneously with the execution of this Agreement, a number of Facility Fee Shares equal to Two (2) timesthe Share Value, based on such VWAP as of the Valuation Date.  The Borrower shall instruct its transfer agent to issue certificates representing the Facility Fee Shares issuable to the Lender immediately upon the Borrower’s execution of this Agreement, and shall cause its transfer agent (the “Transfer Agent”) to deliver such certificates to Lender within three (3) Business Days from the Closing Date.  In the event such certificates representing the Facility Fee Shares issuable hereunder shall not be delivered to the Lender within said three (3) Business Day period, same shall be an immediate default under this Agreement and the other Loan Documents.  The Facility Fee Shares, when issued, shall be deemed to be validly issued, fully paid, and non-assessable shares of the Borrower’s Common Stock.  The Facility Fee Shares shall be deemed fully earned as of the date the Borrower executes this Agreement, regardless of the amount or number of Revolving Loans made hereunder.

(ii)  Adjustments.  In the event that a mandatory redemption has not occurred pursuant to the immediately subsequentSection, it is the intention of the Borrower and Lender that by a date that is twelve (12) months after the Valuation Date (the “TwelveMonth Valuation Date”) the Lender shall have generated net proceeds from the sale of the Facility Fee Shares equal to the Share Value.  The Lender shall have the right to sell the Facility Fee Shares in the Principal Trading Market or otherwise, at any time in accordance with applicable securities laws, provided, however, that the Lender shall not sell Facility Fee Shares in any given calendar week wherein the number of Facility Fee Shares sold would equal more than twenty-five percent (25%) of the Borrower’s average weekly volume of shares of Common Stock sold, as reported by Bloomberg or any other news service used by Lender.  At any time the Lender may elect after the Twelve Month Valuation Date (or prior to such Twelve Month Valuation Date, if Lender has sold all Facility Fee Shares prior to such Twelve Month Valuation Date), the Lender may deliver to the Borrower a reconciliation statement showing the net proceeds actually received by the Lender from the sale of the Facility Fee Shares (the “Sale Reconciliation”).  If, as of the date of the delivery by Lender of the Sale Reconciliation, the Lender has not realized net proceeds from the sale of such Facility Fee Shares equal to at least the Share Value, as shown on the Sale Reconciliation, then the Borrower shall immediately take all required action necessary or required in order to cause the issuance of additional shares of Common Stock to the Lender in an amount sufficient such that, when sold and the net proceeds thereof are added to the net proceeds from the sale of any of the previously issued and sold Facility Fee Shares, the Lender shall have received total net funds equal to the Share Value.  If additional shares of Common Stock are issued pursuant to the immediately preceding sentence, and after the sale of such additional issued shares of Common Stock, the Lender still has not received net proceeds equal to at least the Share Value, then the Borrower shall again be required to immediately take all required action necessary or required in order to cause the issuance of additional shares of Common Stock to the Lender as contemplated above, and such additional issuances shall continue until the Lender has received net proceeds from the sale of such Common Stock equal to the Share Value.  In the event the Lender receives net proceeds from the sale of Facility Fee Shares equal to the Share Value, and the Lender still has Facility Fee Shares remaining to be sold, the Lender shall return all such remaining Facility Fee Shares to the Borrower.  In the event additional Common Stock is required to be issued as outlined above, the Borrower shall instruct its Transfer Agent to issue certificates representing such additional shares of Common Stock to the Lender immediately subsequent to the Lender’s notification to the Borrower that additional shares of Common Stock are issuable hereunder, and the Borrower shall in any event cause its Transfer Agent to deliver such certificates to Lender within three (3) Business Days following the date Lender notifies the Borrower that additional shares of Common Stock are to be issued hereunder.  In the event such certificates representing such additional shares of Common Stock issuable hereunder shall not be delivered to the Lender within said three (3) Business Day period, same shall be an immediate default under this Agreement and the Loan Documents.

(iii)  Mandatory Redemption.  Notwithstanding anything contained in this Agreement to the contrary, on that date which is twelve (12) months following the Closing Date, the Lender shall have the right, upon written notice to the Borrower, to require that the Borrower redeem all Facility Fee Shares then in Lender’s possession for cash equal to the Share Value, less any cash proceeds received by the Lender from any previous sales of Facility Fee Shares, if any.  In the event such redemption notice is given by the Lender, the Borrower shall redeem the then remaining Facility Fee Shares in Lender’s possession for an amount of Dollars equal to the Share Value, less any cash proceeds received by the Lender from any previous sales of Facility Fee Shares, if any, payable by wire transfer to an account designated by Lender within five (5) Business Days from the date the Lender delivers such redemption notice to the Borrower.  Uponrequest by the Company, the Lender, in its sole and absolute discretion, may agree to institute a payment plan for the redemption of the remaining Facility Fee Shares in Lender’s possession.

(iv)  Optional Redemption.  Notwithstanding anything contained in this Agreement to the contrary, at any time the Facility Fee Shares shall become unrestricted and remain unsold in the possession of the Lender, the Borrower may redeem any unsold Facility

Fee Shares, or any portion thereof, for a price equal to the Share Value or, if applicable, that fractional portion of the Share Value equal to the fraction of the Facility Fee Shares which become unrestricted and remains unsold in the possession of the Lenderas of the date of such request for redemption.  Upon Lender’s receipt of such cash payment in accordance with the immediately preceding sentence, the Lender shall return any then remaining Facility Fee Shares in its possession back to the Borrower and otherwise undertake any required actions reasonably requested by Borrower to have such then remaining redeemed Facility Fee Shares returned to Borrower.

(v)  Piggyback Registration Rights.  In the event that the Borrower files a registration statement with respect to its Common Stock with the SEC (other than a registration statement on Form S-4 or S-8 or any successor form thereto) after the Closing Date but before the Lender sells the Facility Fee Shares, the Facility Fee Shares shall be registered pursuant to such registration statement.

(h)  Matters with Respect to Common Stock.

(i)  Issuance of Conversion Shares.  The parties hereto acknowledge that pursuant to the terms of the Revolving Note, Lender has the right, at its discretion, to convert amounts due under the Revolving Noteinto Common Stock in accordance with the terms of the Revolving Note.  In the event, for any reason, the Borrower fails to issue, or cause the Transfer Agent to issue, any portion of theCommon Stock issuable upon conversion of the Revolving Note(the“Conversion Shares”) to Lenderin connection with the exercise by Lender of any of its conversion rights under the Revolving Note, then the parties hereto acknowledge that Lender shall irrevocably be entitled to deliver to the Transfer Agent,on behalf of itself and the Borrower,a “Conversion Notice” (as defined in the Revolving Note) requesting the issuance of the Conversion Shares then issuable in accordance with the terms of the Revolving Note, and the Transfer Agent, provided they are the acting transfer agent for the Borrowerat the time, shall, and the Borrower hereby irrevocably authorizes and directs the Transfer Agent to, without any further confirmation or instructions from the Borrower, issuethe Conversion Shares applicable to the Conversion Notice then being exercised,and surrender to a nationally recognized overnight courier for delivery to Lender at the address specified in the Conversion Notice, a certificateof the Common Stock of the Borrower, registered in the name of Lender or its designee, for the number of Conversion Shares to which Lender shall be then entitledunder the Revolving Note, as set forth in the Conversion Notice.

(ii)  Issuance of Additional Common Stock Under Section 2.2(g).  The parties hereto acknowledge that pursuant hereto, the Borrower has agreed to issue, simultaneously with the execution of this Agreement and in the future, certain shares of the Borrower’s Common Stock.  In the event, for any reason, the Borrower fails to issue, or cause its Transfer Agent to issue, any portion of theCommon Stock issuable to Lender hererunder, either now or in the future, then the parties hereto acknowledge that Lender shall irrevocably be entitled to deliver to the Transfer Agent,on behalf of itself and the Borrower,a written instruction requesting the issuance of the shares of Common Stock then issuable in accordance herewith, and the Transfer Agent, provided they are the acting transfer agent for the Borrowerat the time, shall,and the Borrower hereby irrevocably authorizes and directs the Transfer Agent to, without any further confirmation or instructions from the Borrower, issuesuch shares of the Borrower’s Common Stock as directed by Lender,and surrender to a nationally recognized overnight courier for delivery to Lender at the address specified in the Lender’s notice, a certificateof the Common Stock of the Borrower, registered in the name of Lender, for the number of shares of Common Stock issuable to Lender in accordance herewith.

(iii)  Removal of Restrictive Legends.  In the event that Lender has any shares of the Borrower’s Common Stock bearing any restrictive legends, and Lender, through its counsel or other representatives, submits to the Transfer Agent any such sharesfor the removal of the restrictive legends thereon, whether in connection with a sale of such shares pursuant to anyexemption to the registration requirements under the Securities Act, or otherwise, and the Borrowerand or its counsel refuses or fails for any reason to render an opinion of counsel or any other documents, certificates or instructions required for the removalof the restrictive legends, then: (A) to the extent such legends could be lawfully removed under applicable laws, Borrower’s failure to provide the required opinion of counsel or any other documents, certificates or instructions required for the removal of the restrictive legendsshall be an immediate Event of Default under this Agreement and all other Loan Documents; and (B) the Borrowerhereby agrees and acknowledges that Lenderis hereby irrevocably and expressly authorized to have counsel to Lenderrender any and all opinionsand other certificates or instrumentswhich may be required for purposes of removing such restrictive legends, and the Borrower hereby irrevocably authorizes and directs the Transfer Agent to, without any further confirmation or instructions from the Borrower,issue any such shareswithout restrictive legends as instructed by Lender, and surrender to a common carrier for overnight delivery to the address as specified by Lender, certificates, registered in the name of Lenderor its designees, representing the shares of Common Stock to which Lender is entitled, without any restrictive legends and otherwise freely transferable on the books and records of the Borrower.

(iv)  Authorized Agent of the Borrower.  The Borrowerhereby irrevocably appoints the Lender and its counsel and its representatives,each as the Borrower’s duly authorized agentand attorney-in-fact forthe Borrowerfor the purposes of authorizing and instructing the Transfer Agent to process issuances,transfersand legend removalsupon instructions from Lender, or any counsel or representatives of Lender, as specifically contemplated herein.  The authorization and power of attorney granted hereby is coupled with an interest and is irrevocable so long as any Obligations of theBorrower under this Agreement or any other Loan Documents remain outstanding, and so long as the Lender owns or has the right to receive, any shares of the Borrower’s Common Stock hereunder or under the Revolving Note.  In this regard, the Borrower herebyconfirms to the Transfer Agent and the Lenderthat it can NOT and will NOT give instructions, including stop orders or otherwise, inconsistent with the terms of this Agreement with regard to the matters contemplated herein, and that the Lender shall have the absolute right to provide a copy of this Agreement to the Transfer Agent as evidence of the Borrower’s irrevocable authority for Lender and Transfer Agent to process issuances, transfersand legend removalsupon instructions from Lender, or any counselor representatives of Lender, as specifically contemplated herein, without any further instructions, orders or confirmations from the Borrower.

(v)  Injunction and Specific Performance.  The Borrower specifically acknowledges and agrees that in the event of a breach or threatened breach by the Borrower of any provisionof this Section, the Lenderwill be irreparably damaged and that damages at law would be an inadequate remedy if this Agreement were not specifically enforced.Therefore, in the event of a breach or threatened breach of any provision of this Section by the Borrower,the Lendershall be entitledto obtain, in addition to all other rights or remediesLender may have, at law or in equity,an injunction restraining such breach, without being requiredto show any actual damage or to post any bond or other security, and/or to a decree for specific performance of the provisions of this Section.

2.3  Renewal of Revolving Loans; Non-Renewal of Revolving Loans; Fees.  On the Revolving Loan Maturity Date, so long as no Event of Default exists,and so long as no event has occurred that, with the passage of time, the giving of notice, or both, would constitute an Event of Default, Borrower shall have the option to request a renewal ofthe Revolving Loan Commitmentand extensionof the Revolving Loan Maturity Date for one(1)additional six(6) month period.  To make such request, Borrower shall give written notice to Lender of Borrower’srequestto renew the Revolving Loan Commitment and extend the Revolving Loan Maturity Date for an additional six(6)monthperiod on or before the Revolving Loan Maturity Date.  Lender may elect to accept or reject Borrower’srequest for a renewal of the Revolving Loan Commitment and extension of the Revolving Loan Maturity Date in its sole and absolute discretion.  In the event Lender shall accept Borrower’srequest for renewal and extension, Borrower shall, immediately upon demand from Lender and as a condition to the renewal and extension, deliver a renewal fee to Lender equal to two percent (2%) of the then outstanding Revolving LoanCommitment.

2.4  Interest and Fee Computation; Collection of Funds.  Interest accrued hereunder shall be payable as set forth in Section 2.1 hereof.  Except as otherwise set forth herein, all interest and fees shall be calculated on the basis of a year consisting of 360 days and shall be paid for the actual number of days elapsed.  Principal payments submitted in funds not immediately available shall continue to bear interest until collected.  If any payment to be made by Borrower hereunder or under the Revolving Note shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing any interest in respect of such payment.  Any Obligations which are not paid when due (subject to applicable grace periods) shall bear interest at the Default Rate.

2.5  Automatic Debit.  In order to effectuate the timely payment of any of the Obligations when due, Borrower hereby authorizes and directs Lender, at Lender’s option, to:(i) debit, or cause or instruct the debit of, the amount of the Obligations to any ordinary deposit account of Borrower;or (ii) make a Revolving Loan hereunder to pay the amount of the Obligations.

2.6  Discretionary Disbursements.  Lender, in its sole and absolute discretion, may immediately upon notice to Borrower, disburse any or all proceeds of the Revolving Loans made or available to Borrower pursuant to this Agreement to pay any fees, costs, expenses or other amounts required to be paid by Borrower hereunder and not so paid.  All monies so disbursed shall be a part of the Obligations, payable by Borrower on demand from Lender.

2.7  US Dollars; Currency Risk.  All Receipts will be in Dollars.  In the event Receipts are not in Dollars, Borrower shall bear the risk of Lender’s currency losses, and if Lender suffers a currency loss and the result is to increase the cost to Lender or to reduce the amount of any sum received or receivable by Lender under this Agreement or under the Revolving Note with respect thereto, then after demand by Lender (which demand shall be accompanied by a certificate setting forth reasonably detailed calculations of the basis of such demand), Borrower shall pay to Lender such additional amount or amounts as will compensate Lender for such increased cost or such reduction.  Borrower hereby authorizesLender to advance or cause an advance of Revolving Loans to pay for the increased costs or reductions associated with any such currency losses.

3.  CONDITIONS OF BORROWING.

Notwithstanding any other provision of this Agreement, the obligation of Lender to disburse or make all or any portion of any Loans is subject to satisfaction of all of the following conditions precedent (unless a condition is waived in writing by Lender) contained in this Article 3:

3.1  Loan Documents to be Executed by Borrower on the Closing Date.  As a condition precedent to Lender’s disbursal or making of the Revolving Loans pursuant to this Agreement on the Closing Date,the applicable Credit Party shall have executed or cause to be executed and delivered to Lender the following documents, each of which must be satisfactory to Lender and Lender’s counsel in form, substance and execution:

(a)  Credit Agreement.  Two originals of this Agreement duly executed by Borrower and consented and agreed to by the Guarantors;

(b)  Revolving Note.  An original Revolving Note duly executed by Borrowerand consented and agreed to by the Guarantors;

(c)  Security Agreement.  Two originals of the applicable Security Agreementsdated as of the date of this Agreement, duly executed by each Credit Party;

(d)  Guarantee Agreements.  Two originals of each of the Guaranty Agreementsdated as of the date of this Agreement, duly executed byeach ofthe Guarantors;

(e)

Pledge Agreement.  Two originalsof the Pledge Agreement, dated as of the date of this Agreement, duly executed by the Borrower;

(f)  Validity Guaranty.  Two originals of the Validity Guaranty dated as of the date of this Agreement, duly executed by the executiveofficers and directors of the Borrower as requested by the Lender.

(g)  Confession of Judgment.  An original of the Confession of Judgment duly executed by the Credit Parties;

(h)  Irrevocable Transfer Agent Instructions.  Two originals of the Irrevocable Transfer Agent Instructionsdated as of the date of this Agreement, duly executed by the Borrower and the Borrower’s transfer agent;

(i)  Lock Box Deposit Confirmation.  Two originals of the Lock Box Deposit Confirmation, dated as of the date of this Agreement, duly executed by the Borrower;

(j)  Closing Statement.  Two originals of the Closing Statement, dated as of the date of this Agreement, duly executed by the Borrower;

3.2  Organizational and Authorization Documents to be Delivered by the Credit Partieson the Closing Date.  As a condition precedent to Lender’s disbursal or making of the Loans pursuant to this Agreement on the Closing Date, the Credit Partiesshall have executed or cause to be executed and delivered a certificate of an officer of each of the Credit Parties certifying and attaching (i) copies of each Credit Parties’ respective articles of incorporation, certificate of organization, bylaws, operating agreement or similar documents; (ii) resolutionsof each Credit Parties’ respective board of directorsor managers, approving and authorizing the execution, delivery and performance of the Loan Documents to which it is party and the transactions contemplated thereby; (iii) resolution of the Guarantors’ shareholdersor members, approving and authorizing the execution, delivery and performance of the Loan Documents to which it is party and the transactions contemplated thereby; (iv) the signatures and incumbency of the officers of the Credit Partiesexecuting any of the Loan Documents, each of which the Credit Partieshereby certify to be true and complete, and in full force and effect without modification, it being understood that Lender may conclusively rely on each such document and certificate until formally advised by any Credit Partyof any changes therein; and (v) good standing certificate in the state of organization of each Credit Partyand in each other state requested by Lender.

3.3  Additional Documents to be Delivered by the Credit Parties on the Closing Date.  As a condition precedent to Lender’s disbursal or making of the Loans pursuant to this Agreement on the Closing Date, theCredit Parties shall have delivered or cause to be delivered to Lender all of the following documents, each of which must be satisfactory to Lender and Lender’s counsel in form, substance and execution:

(a)  Use of Proceeds.  A detailed summary of the Borrower’s use of the proceeds being funded hereunder;

(b)  Credit Card Payment Redirection.

(i)  Evidence that all Credit Parties have modified their respective agreements with all Payment Processing Companies with whom they have agreements or other payment processing relationships so as to authorize, direct and cause: (A) all credit/debit card payments from any Customers; and (B) any reserves or holdbacks withheld by any of the Payment Processing Companies, if, as an when distributed or paid to the Credit Parties, to be deposited directly into the Lock Box Account.

(ii)  An estoppel certificate, disbursement direction or other similar document confirming and agreeing: (I) payment directions to the Lock Box Account; (II) that such payment instructions and directions shall not be changed, amended or terminated, except upon written notice from Lender; and (III) that copies of all statements, notices and other communications sent by any Payment Processing Companies to the Credit Parties, also be delivered to Lender.

(c)  Income Statement / Profit and Loss Statement.  An Income Statement and a Profit and Loss Statement of the Borrower for the twelve (12) month period ending the Closing Date as well as a reasonable projection of income, profits and losses for the twelve (12) month period immediately following the Closing Date.

(d)  Insurance.  Within thirty (30) days of the Closing Date, evidence satisfactory to Lender of the existence of insurance required to be maintained pursuant to Section 9.4, together with evidence that Lender has been named as additional insured and lender’s loss payee, as applicable, on all related insurance policies;

(e)  Search Results.  Copies of UCC search reports,issued by the Secretary of State of the state of incorporationof each Credit Party, dated such a date as is reasonably acceptable to Lender, listing all effective financing statements which name the Credit Parties, under their present name and any previous names, as debtors, together with copies of such financing statements;

(f)  Certificates of Good Standing.  Copies of certificates of good standing with respect to each Credit Party, issued by the Secretary of State of the state of incorporation of each Credit Party,dated such a date as is reasonably acceptable to Lender, evidencing the good standing thereof;

(g)  Opinion of Counsel.  A customary opinion of Credit Parties’counsel, in form reasonably satisfactory to Lender;

(h)  Due Diligence.  Such due diligence documents and information as is requested by the Lender, including, but not limited to, historical performance and financial information, detailed description use of the proceeds, monthly income statement including the results of operations of the Borrower and its Subsidiariesfor the previous twelve (12) months and future twelve (12) month projections;

(i)  Perfection of Lienon Collateral.  Borrower shall have duly authorized, executed and delivered any other related documentation necessary or advisable to perfect the Lien on the Collateral in the jurisdiction of incorporation of the Borrower, including, but not limited to, such UCC-1 Financing Statementsfilingsand any and all documents necessary to complete any filings which Lender shall require in connection with this Agreement.

(j)  Press Release Authorization.  Evidence satisfactory to the Lender that the Borrower has authorized the Lender to publish such press releases with respect to this Agreement and the instant transaction, including, but not limited to, a copy of an email delivered to Marketwire.com by the Borrower whereby the Borrower authorizes the Lender to use its name and, if applicable, stock symbol, in connection with current or future press releases;

(k)  Additional Documents.  Such other agreements, documents, instruments, certificates, financial statements, schedules, resolutions, opinions of counsel, notes and other items which Lender shall require in connection with this Agreement.

3.4  Loan Documents to be Executed by any additional Subsidiary following the Closing Date.  Within ten (10) days of any entity becoming a Subsidiary of the Borrower, such Subsidiary shall have executed or cause to be executed and delivered to Lender all of the following documents, each of which must be satisfactory to Lender and Lender’s counsel in form, substance and execution:

(a)  Consent and Agreement.  Two originals of a Consent and Agreement duly executed by such Subsidiary,pursuant to which such Subsidiary consents and agrees to become a “Credit Party” hereunder and to be bound by the terms and conditions of this Agreement;

(b)  Revolving Note.  Two originals of a Consent and Agreement duly executed by such Subsidiary, pursuant to which such Subsidiary consents and agrees to be bound by the terms and conditions of the Revolving Note;

(c)  Security Agreement.  Two originals of a Security Agreement, duly executed by such Subsidiary;

(d)  Guarantee Agreement.  Two originals of a Guarantee Agreement, duly executed by such Subsidiary;

(e)  Confession of Judgment.  An original of the Confession of Judgment duly executed by such Subsidiary;

(f)  Organizational and Authorization Documents.  A  certificate of an officer of the Subsidiary certifying and attaching (i) copies of the Subsidiary’s respective articles of incorporation, bylaws, operating agreement, certificate of organization or similar documents; (ii) resolutions of its respective board of directors or managers, approving and authorizing the execution, delivery and performance of the Loan Documents to which it will become a party and the transactions contemplated thereby; and (iii) the signatures and incumbency of the officers of the Subsidiary executing any of the Loan Documents;

(g)  Search Results.  Copies of UCC search reports,issued by the Secretary of State of the state of incorporation of the Subsidiary, dated such a date as is reasonably acceptable to Lender, listing all effective financing statements which name the Subsidiary, under their present name and any previous names, as debtors, together with copies of such financing statements;

(h)  Certificates of Good Standing.  Copies of certificates of good standing with respect to the Subsidiary, issued by the Secretary of State of the state of incorporation of the Subsidiary, dated such a date as is reasonably acceptable to Lender, evidencing the good standing thereof; and

(i)  Due Diligence.  Such due diligence documents and information as is requested by the Lender.

(j)  Additional Documents.  Such other agreements, documents, instruments, certificates, financial statements, schedules, resolutions, opinions of counsel, notes and other items which Lender shallrequire in connection with this Agreement.

3.5  Loan Documents to be Executed by Each Credit Party Upon Each Subsequent Advance.  As a condition precedent to Lender’s disbursal or making of additional advances of principal pursuant to this Agreement following the Closing Date, the Credit Parties shall have executed or caused to be executed and delivered to Lender (i) all of the documents in Section 2.1(b), Section 3.1, Section 3.2,Section 3.3 and Section 3.4,applicable thereto,and such documents shall remainin full force and effect as of the date of the subsequent principal advance, and (ii) an additional original Revolving Note in the principal amount of the advance being then made, duly executed by each Credit Party, satisfactory to Lender and Lender’s counsel in form, substance and execution.

3.6  Payment of Fees.  Borrower shall have paid to Lender all fees, costs and expenses, including, but not limited to, due diligence expenses, attorney’s fees, search fees, title fees, documentation and filing fees (including documentary stamps and taxes payable on the face amount of the applicable Revolving Note).

3.7  Event of Default.  No Event of Default, or event which, with notice or lapse of time, or both,would constitute an Event of Default, shall have occurred and becontinuing.

3.8  Adverse Changes.  There shall not have occurred any Material Adverse Effect.

3.9  Litigation.  No pending claim, investigation, litigation or governmental proceeding shall have been instituted against any Credit Party orany of their respective officers or shareholders.

3.10  Representations and Warranties.  No representation or warranty of any Credit Partycontained herein or in any Loan Documents shall be untrue or incorrect in any material respect as of the date of any Loans as though made on such date, except to the extent such representation or warranty expressly relates to an earlier date.

3.11  Due Diligence.  The business, legal and collateral due diligence review performed by Lender, including, but not limited to, a review of the Credit Parties’ historical performance and financial information, must be acceptable to Lender in its sole discretion.  Lender reserves the right to increase any and all aspects of its due diligence in Lender’s sole discretion.

3.12  Key Personnel Investigations.  Lender shall be satisfied, in its sole discretion, with results from background investigations conducted on key members of the Credit Parties’ principals and management teams. 3.13Repayment of Outstanding Indebtedness.  The Credit Parties shall have repaid in full all outstanding indebtedness secured by Collateral, other than indebtedness giving rise to Permitted Liens.

4.  NOTES EVIDENCING LOANS.

The Revolving Loans shall be evidenced by the Revolving Note (together with any and all renewal, extension, modification or replacement notes executed by Borrower and delivered to Lender and given in substitution therefor) duly executed by Borrower, and consented and agreed to by the Guarantors,and payable to the order of Lender.  At the time of the initial disbursement of a Revolving Loan and at each time an additional Revolving Loan shall be requested hereunder or a repayment made in whole or in part thereon, an appropriate notation thereof shall be made on the books and records of Lender.  All amounts recorded shall be, absent demonstrable error, conclusive and binding evidence of:(i) the principal amount of the Revolving Loans advanced hereunder;(ii) any unpaid interest owing on the Revolving Loans;and (iii) all amounts repaid on the Revolving Loans.  The failure to record any such amount or any error in recording such amounts shall not, however, limit or otherwise affect the obligations of Borrower under the Revolving Note to repay the principal amount of the Revolving Loans, together with all interest accruing thereon.

5.  MANNER OF BORROWING.

5.1  Loan Requests.  Subject to Section 2.1(a)and Article 3hereof, the Loans shall be made available to Borrower upon Borrower’srequest, from any Person whose authority to so act has not been revoked by Borrower in writing previously received by Lender. Borrower may make requests for borrowing no more than one time every two weeksup to the then applicable Revolving Loan Commitment; provided, however, that, notwithstanding anything contained in this Agreement or any other Loan Documents to the contrary, each Revolving Loan requested by Borrower under this Agreement shall be subject to Lender’s approval, which approval may be given or withheld in Lender’s sole and absolute discretion.  A request for a Loan may only be made if no default or Event of Default shall have occurred or be continuing and shall be subject to: (i) borrowing availability under the Revolving Loan Commitment; and (ii) Receipts deposited into the Lock Box Account and other Collateral being acceptable to Lender.  In addition, a requestfor a Loan must be received by no later than 11:00 a.m. eastern time the day it is to be funded and be in a minimum amount equal to Fifty Thousand Dollars and No/100 ($50,000.00).

5.2  Communications. Lender is authorized to rely on any written, verbal, electronic, telephonic or telecopy loan requests which Lender believes in its good faith judgment to emanate from the President or Chief Executive Officer, or any other authorized representative of Borrower.  Borrower hereby irrevocably confirms, ratifies and approves all such advances by Lender and hereby indemnifies Lender against losses and expenses (including court costs, attorneys’ and paralegals’ fees) and shall hold Lender harmless with respect thereto.

6.  SECURITY FOR THE OBLIGATIONS.

To secure the payment and performance by Borrower of the Obligations hereunder, the Credit Partiesshallgrant, under and pursuant to the Security Agreementsexecuted by the Credit Parties dated as of the date hereof, to Lender, its successors and assigns, a continuing,first-priority security interest in, and assignment, transference, mortgage, conveyance, pledge, hypothecationand set over to Lender, its successors and assigns, all of the Credit Parties’ right, title and interestin and to the Collateral, whether now owned orhereafter acquired, and all proceeds (including, without limitation, all insurance proceeds) and products of any of the Collateral.  At any time upon Lender’s request, the Credit Partiesshall execute and deliver to Lender any other documents, instrumentsor certificates requested by Lender for the purpose of properly documenting and perfecting the security interests of Lender in and to the Collateral granted hereunder, including any additional security agreements, mortgages, control agreements, and financing statements.  The Security Agreements executed by the Credit Parties shall terminate following the full payment and performance of all of the Obligations hereunder and under any Loan Documentand upon Lender’s express written acknowledgement of such full payment and performance being received by the Credit Parties.

7.  REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES.

To induce Lender to make the Loans,the Credit Parties make the following representations and warranties to Lender, each of which shallbe true and correct in all material respects as of the date of the execution and delivery of this Agreement and as of the date of each Loan made hereunder,except to the extent such representation expressly relates to an earlier date, and which shall survive the execution and delivery of this Agreement:

7.1  Reserved for later use.

7.2  Borrower Organization and Name.  Each Credit Party is a corporation or limited liability company, asapplicable, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with full and adequate powers to carry on and conduct its business as presently conducted.  Each Credit Party isduly licensed or qualified in all foreign jurisdictions wherein the nature of its activities require such qualification or licensing or in which any Collateral is located, except for those foreign jurisdictions in which the failure to be so qualified or licensed would not cause a Material Adverse Effect.  The exact legal name of each Credit Partyis as set forth in the first paragraph of this Agreement, and each Credit Party does not currently conduct, nor hasany Credit Party, during the last five (5) years, conducted business under any other namesor trade names.

7.3  Authorization; Validity.  Each Credit Party hasfull right, power and authority to enter into this Agreement, to make the borrowings and execute and deliver the Loan Documents as provided herein and to perform all ofits duties and obligations under this Agreement and the Loan Documents and no other action or consent on the part of any Credit Party, its board of directors, stockholders, or any other Person is necessary or required by any Credit Party to execute this Agreement and the Loan Documents, consummate the transactions contemplated herein and therein, and perform all of its obligations hereunder and thereunder.  The execution and delivery of this Agreement and the Loan Documents will not, nor will the observance or performance of any of the matters and things herein or therein set forth, violate or contravene any provision of law or of any Credit Party’sArticles of Incorporation, Bylawsor other governing documents.  All necessary and appropriate corporate action has been taken on the part of each Credit Partyto authorize the execution and delivery of this Agreement and the Loan Documents and the issuance of the Revolving Note and the Facility Fee Shares.  This Agreement and the Loan Documents are valid and binding agreements and contracts of each Credit Party, enforceable against each Credit Partyin accordance with their respective terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws enacted for the relief of debtors generally and other similar laws affecting the enforcement of creditors’ rights generally or by equitable principles which may affect the availability of specific performance and other equitable remedies.  No CreditParty knowsof any reason why any Credit Partycannot perform any of its obligations under this Agreement, the Loan Documents or any related agreements.

7.4  Capitalization.  The authorized capital stock of Borrower consists of one billion (1,000,000,000) shares, of which one billion (1,000,000,000) shares are designated as common stock, par value$0.001 per share (“Common Stock”) and ten million (10,000,000) shares are designated as preferred stock, par value$0.001 per share.  As of the Closing Date, Borrower has ten million (575,000,000)shares of Common Stock issued and outstanding and ten million (10,000,000) shares of preferred stock issued and outstanding. All of the outstanding shares of capital stock of Borrower are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws and none of such outstanding shares were issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.   As of the date of this Agreement, no shares of Borrower’s capital stock are subject to preemptive rights or any other similar rights or any liens, claims or encumbrances suffered or permitted by Borrower. The Common Stock is currently quoted by the OTC Bulletin Board,under the trading symbol “UBRG”.The Borrowerhas received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for quotation on the Principal Trading Market, and the Borrowerhas maintained all requirements on its part for the continuation of such quotation.Except as set forth in Schedule 7.4 attached hereto and except for the securities to be issued pursuant to this Agreement, as of the date of this Agreement: (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stockof any Credit

Party, or contracts, commitments, understandings or arrangements by which any Credit Partyis or may become bound to issue additional shares of capital stockof any Credit Partyor options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stockof any Credit Party; (ii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other contracts or instruments evidencing indebtedness of the Borrower and its Subsidiaries,or by which the Borrower and its Subsidiariesis or may become bound; (iii) there are no financing statements filed with any Governmental Authority securing any obligations of the Borrower and its Subsidiaries, or filed in connection with any assets or properties of the Borrower and its Subsidiaries; (iii)there are no outstanding registration statements with respect to Borrower or any of its securities and there are no outstanding comment letters from the SEC, the Principal Trading Market, or any other Governmental Authority with respect to any securities of any Credit Party; (iv)there are no agreements or arrangements under which any Credit Party is obligated to register the sale of any of its securities under the Securities Act; (v) there are no financing statements filed with any Governmental Authority securing any obligations of any Credit Party, or filed in connection with any assets or properties of any Credit Party; (vi)there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement or any related agreement or the consummation of the transactions described herein or therein; and (vii) there are no outstanding securities or instruments of any Credit Partywhich contain any redemption or similar provisions, and there are no contractsor agreementsby which any Credit Partyis or may become bound to redeem a security of any Credit Party(except pursuant to this Agreement).  Each Credit Party hasfurnished to the Lendertrue, complete and correct copies of, as applicable: (I) if a Credit Party is a corporation, such Credit Party’s Certificate of Incorporation, as amended and as in effect on the date hereof and Credit Party’s Bylaws, as in effect on the date hereof, and any other governing or organizational documents, as applicable; (II) if a Credit Party is a limited liability company, such Credit Party’s Certificate of Organization and Operating Agreement, and any other governing or organizational documents, as applicable. Except for the documents delivered toLender in accordance with the immediately preceding sentence, there are no other shareholder agreements, voting agreements, operating agreements, or other contracts or agreements of any nature or kind that restrict, limit or in any manner impose obligations, restrictions or limitations on the governance of each Credit Party.

7.5  No Conflicts; Consents and Approvals.  The execution, delivery  and performance of this Agreement and the Loan Documents, and the consummation of the transactions contemplated hereby and thereby, including the issuance of the Facility Fee Shares, will not: (i) constitute a violation of or conflict withthe Articlesof Incorporation,

Certificate of Organization, Bylaws, Operating Agreementor any other organizational or governing documents of the Credit Parties; (ii)constitute a violation of,or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflicts with, or givesto any other Person any rights of termination, amendment, acceleration or cancellation of, any provision of any contractor agreementto which any Credit Partyis a party or by which any of itsor their assets or properties may be bound; (iii) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflicts with, any order, writ, injunction, decree, or any other judgment of any nature whatsoever; (iv)constitute a violation of, or conflict with,any law, rule, ordinance or other regulation(including United States federal and state securities laws and the rules and regulations of any market orexchange on which the Common Stock is quoted); or (v) result in the loss or adverse modification of, or the imposition of any fine, penalty or other Lien, claim or encumbrance with respect to, any Permit granted or issued to, or otherwise held by or for the use of, any Credit Partyor any of their respective assets.  No Credit Partyisinviolation of its Articlesof Incorporation, Certificate of Organization, Bylaws, Operating Agreementor other organizationalor governingdocuments, as applicable, and no Credit Partyisin default or breach (and no event has occurred which with notice or lapse of time or both could put any Credit Partyin defaultor breach) under, and no Credit Partyhas taken any action or failed to take any action that would give to any other Person any rights of termination, amendment, acceleration or cancellation of, any contract or agreement to which any Credit Partyis a party or by which any property or assets of any Credit Partyarebound or affected. No business of any Credit Partyisbeing conducted, and shall not be conducted, in violation of any law, rule, ordinance or other regulation. Except as specifically contemplated by this Agreement, no Credit Partyisrequired to obtain any consentor approvalof, from, or with any Governmental Authority, or any other Person,in order for it to execute, deliver or perform any of its obligations under this Agreementorthe Loan Documents in accordance with the terms hereof or thereof,or to issue the Facility Fee Shares in accordance with the terms hereof. All consentsand approvalswhich any Credit Partyis required to obtain pursuant to the immediately preceding sentence have been obtained or effected on or prior to the date hereof.

7.6  Issuance of Securities. The Facility Fee Shares are duly authorized and, upon issuance in accordance with the terms hereof, shall be duly issued, fully paid and non-assessable, and free from all liens, claims, charges, taxes, or other encumbrances with respect to the issue thereof, and will be issued in compliance with all applicable United States federal and state securities lawsand the laws of any foreign jurisdiction applicable to the issuance thereof.  Any shares issuable upon conversion of the Revolving Note, in accordance with the terms of the Revolving Note, are duly authorized and, upon issuance in accordance with the terms hereof, shall be duly issued, fully paid and non-assessable, and free from all liens, claims, charges, taxes, or other encumbrances with respect to the issue thereof, and will be issued in compliance with all applicable United States federal and state securities lawsand the laws of any foreign jurisdiction applicable to the issuance thereof.  The issuance of the Facility Fee Shares and any shares issuable upon conversion of the Revolving Noteisand will beexempt from:(i) the registration and prospectus delivery requirements of the Securities Act;(ii) the registration and/or qualification provisions of all applicable state and provincial securities and “blue sky” laws; and (iii) any similar registration or qualification requirements of any foreign jurisdiction or other Governmental Authority.

7.7  Compliance With Laws.  The nature and transaction of each Credit Party’s business and operationsand the use of its properties and assets, including, but not limited to, the Collateral or any real estate owned, leased, or occupied by each Credit Party, do not and during the term of the Loans shall not, violate or conflict with any applicable law, statute, ordinance, rule, regulation or order of any kind or nature, including, without limitation, the provisions of the Fair Labor Standards Act or any zoning, land use, building, noise abatement,occupational health and safety or other laws, any Permit or any condition, grant, easement, covenant, condition or restriction, whether recorded or not, except to the extent such violation or conflict would not result in a Material Adverse Effect.

7.8  Environmental Laws and Hazardous Substances.  Except to the extent that any of the following would not have a Material Adverse Effect (including financial reserves, insurance policies and cure periods relating to compliance with applicable laws and Permits) and are used in such amounts as are customary in the Ordinary Course of Business in compliance with all applicable Environmental Laws, each Credit Party represents and warrants to Lender that, to the knowledgeof each Credit Party’s officers and directors: (i) no Credit Party hasgenerated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off any of the premises of any Credit Party(whether or not owned by any Credit Party) in any manner which at any time violates any Environmental Law or any Permit, certificate, approval or similar authorization thereunder; (ii) the operations of each Credit Party comply in all material respects with all Environmental Laws and all Permits certificates, approvals and similar authorizations thereunder; (iii) there has been no investigation, Proceeding, complaint, order, directive, claim, citation or notice by any Governmental Authority or any other Person, nor is any pending or, to any Credit Party’s officers’and directors’knowledge, threatenedagainst any Credit Partyunder any Environmental Law; and (iv) no Credit Party has liability, contingent or otherwise, in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Material.

7.9  Collateral Representations.  No Person other than the Credit Parties, owns or has other rights in the Collateral, and the Collateral is free from any Lien of any kind, other than the Lien of Lender and Permitted Liens.

7.10  SECDocuments;Financial Statements. The Company has timely filed all reports, schedules, forms, statements and other documents requiredto be filed by it with the SECor any Governmental Authority (all of the foregoing filed within the two (2) years preceding the date hereof or amendedafter the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the “SECDocuments”). The Borrower is current with its filing obligations under the Exchange Act and all SEC Documents have been filed on a timely basis by the Borrower. The Borrower represents and warrants that true and complete copies of the SEC Documents are available on the SEC website (www.sec.gov) at no charge to Lender, and Lender acknowledges that it may retrieve all SEC Documents from such website and Lender’s access to such SEC Documents through such website shall constitute delivery of the SEC Documents to Lender; provided, however, that if Lender is unable to obtain any of such SEC Documents from such website at no charge, as result of such website not being available or any other reason beyond Lender’s control, then upon request from Lender, the Borrower shall deliver to Lender true and complete copies of such SEC Documents.  The Borrower shall make available to Lender true and complete copies of all draft filings, reports, schedules, statements and other documents required to be filed with the requirements of the Exchange Act that have been prepared but not filed with the SEC as of the date hereof. None of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  None of the statements made in any such SECDocuments is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior the date hereof, which amendments or updates are also part of the SEC Documents).  Asof their respective dates, the consolidated financial statements of the Borrower and its Subsidiaries included in the SEC Documents (the “Financial Statements”) complied in all material respects with applicable accounting requirements and any published rules and regulations of the SEC with respect thereto. All of the Financial Statements have been prepared in accordance with GAAP, consistently applied, during the periods involved (except: (i) as may be otherwise indicated in such Financial Statements or the notes thereto; or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements), and fairly present in all material respects the consolidated financial position of the Borrower and all of its Subsidiaries as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).  To the knowledge of Borrower and its officers, no other information provided by or on behalf of Borrower to the Lender which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

7.11  Absence of Certain Changes.  Since the date the last of the SEC Documents was filed with the SEC,none of the following have occurred:

(a)  There has been no event or circumstance of any nature whatsoever that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect; or

(b)  Any transaction, event, action, development, payment, or any other matter of any nature whatsoever entered into by any Credit Party other than in the Ordinary Course of Business.

7.12  Litigation and Taxes.  There is no Proceeding pending, or to any Credit Party’s officers’ and directors’knowledge, threatened, against any Credit Partyor their respective officers, managers, membersor shareholders, or against or affecting any of their respective assets.  In addition, there are no outstanding judgments, orders, writs, decrees or other similar matters or items against or affecting anyCredit Party, their respectivebusiness or assets.  No Credit Party has received any material complaint from any Customer, supplier, vendor or employee.  Each Credit Partyhas duly filed all applicable income or other tax returns and has paid all income or other taxes when due.  There is no Proceeding, controversy or objection pending or threatened in respect of any tax returns of any Credit Party.

7.13  Event of Default.  No Event of Default has occurred and is continuing, and no event has occurred and is continuing which, with the lapse of time, the giving of notice, or both, would constitute such an Event of Default under this Agreement or any of the other Loan Documents, and neither Borrowernor its Subsidiariesis in default (without regard to grace or cure periods) under any contract or agreement to whichit is a party or by which any of their respective assets are bound.

7.14  ERISA Obligations.  To each Credit Party’s officers’ and directors’ knowledge, all Employee Plans of each Credit Partymeet the minimum funding standards of Section 302 of ERISA, where applicable, and each such Employee Plan that is intended to be qualified within the meaning of Section 401 of the Internal Revenue Code of 1986 is qualified.  No withdrawal liability has been incurred under any such Employee Plans and no “Reportable Event” or “Prohibited Transaction” (as such terms are defined in ERISA), has occurred with respect to any such Employee Plans, unless approved by the appropriate governmental agencies.  To each Credit Party’s officers’ and directors’knowledge, each Credit Party haspromptly paid and discharged all obligations and liabilities arising under the ERISA of a character which if unpaid or unperformed might result in the imposition of a Lien against any of its properties or assets.

7.15  Adverse Circumstances.  No condition, circumstance, event, agreement, document, instrument, restriction, litigation or Proceeding (orto anyCredit Party’s officers’ and directors’knowledge,threatened litigation or Proceeding or basis therefor) exists which: (i) could adversely affect the validity or priority of the Liens granted to Lender under the Loan Documents; (ii) could adversely affect the ability of any Credit Partiesto perform its obligations under the Loan Documents; (iii) would constitute a default under any of the Loan Documents; (iv) would constitute such a default with the giving of notice or lapse of time or both; or (v) would constitute or give rise to a Material Adverse Effect.

7.16  Liabilities and Indebtedness of the Borrower.  NoCredit Partyhasany Funded Indebtedness or any liabilities or obligations of any nature whatsoever, except: (i) as disclosed in the financial statements delivered to the Lender as of the date hereof; or (ii) liabilities and obligations incurred in the Ordinary Course of Business of any Credit Partysince the date of the financial statements delivered to Lender as of the date hereof, which do not or would not, individually or in the aggregate, exceed Ten Thousand and No/100 United States Dollars ($10,000.00)or otherwise have a Material Adverse Effect.

7.17  Real Estate.

(a)  Real Property Ownership.  The Credit Partiesdo not own any Real Property.

(b)  Real Property Leases.  Except for ordinary office leases (the “Borrower Leases”), no Credit Partyleasesother Real Property.  With respect to the Borrower Leases: (i) each Credit Partyhasbeen in peaceful possession of the property leased thereunder and neither the Credit Partiesnor the landlord is in default thereunder; (ii) no waiver, indulgence or postponement of any of the obligations thereunder has been granted by any Credit Partyor landlord thereunder; and (iii) there exists no event, occurrence, condition or act known to any Credit Partywhich, upon notice or lapse of time or both, would be or could become a default thereunder or which could result in the termination of the Borrower Leases, or any of them, or have a Material Adverse Effect.  No Credit Party has violated nor breached any provision of any such Borrower Leases, and all obligations required to be performed by any Credit Party under any of such Borrower Leases have been fully, timely and properly performed.  Each Credit Party hasdelivered to the Lender true, correct and complete copies of all Borrower Leases,including all modifications and amendments thereto, whether in writing or otherwise.  No Credit Party has receivedany written or oral notice to the effect that any of the Borrower Leases will not be renewed at the termination of the term of such BorrowerLeases, or that the Borrower Leases will be renewed only at higher rents.

7.18  Material Contracts.  An accurate, current and complete copy of each of the Material Contractshas been furnished to Lender,and each of the Material Contracts constitutes the entireagreement of the respective parties thereto relating to the subject matter thereof.  There are no outstanding offers, bids, proposals or quotations made by any Credit Partywhich, if accepted, would create a Material Contract with such Credit Party.  Eachof the Material Contracts is in full force and effect and is a valid and binding obligation of the parties thereto in accordance with the terms and conditions thereof.  To the knowledge of each Credit Party and its officersand directors, all obligations required to be performed under the terms of each of the Material Contracts by any party thereto have been fully performed by all parties thereto, and no party to any MaterialContractsis in default with respect to any term or condition thereof, nor has any event occurred which, through the passage of time or the giving of notice, or both, would constitutea default thereunder or would cause the acceleration or modification of any obligation of any party thereto or the creation of any lien, claim, charge orother encumbrance upon any of the assets or properties of any Credit Party.  Further, no Credit Party’s officers and directors have received any notice, nor does any Credit Party’sofficers and directorshave any knowledge, of any pending or contemplatedtermination of any of the MaterialContracts and, no such termination is proposed or has been threatened, whether in writing or orally.

7.19  Title to Assets.  Each Credit Party hasgood and marketable title to, or a valid leasehold interest in, all of its assets and properties which are material to its business and operations as presently conducted, free and clear of all liens, claims, charges or other encumbrances or restrictions on the transfer or use of same.  Except as would not have a Material Adverse Effect, the assets and properties of each Credit Partyare in good operating condition and repair, ordinary wear and tear excepted, and are free of any latent or patent defects which might impair their usefulness, and are suitable for the purposes for which they are currently used and for the purposes for which they are proposed to be used.

7.20  Intellectual Property. Each Credit Partyownsor possessesadequate and legally enforceable  rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and all other intellectual property rights necessary to conduct its business as now conducted. No Credit Party’sofficers and directors have any knowledge of any infringement by any Credit Partyof trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other intellectual property rights of others, and, to the knowledge of each Credit Party’sofficers and directors, there is no claim, demand or Proceeding, or other demand of any nature being made or brought against, or to each Credit Party’sofficers and directorsknowledge, being threatened against, any Credit Partyregarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other intellectual property infringement; and no Credit Party is aware of any facts or circumstances which might give rise to any of the foregoing.

7.21  Labor and Employment Matters.  The Credit Partiesarenot involved in any labor dispute or, to the knowledge of the officers and directors of each Credit Party, is any such dispute threatened. To the knowledge of the Credit Parties and theirofficersand directors,none of the employees of the any Credit Partyis a member of a union and the Credit Partiesbelieve that its relations with its employees are good.  To the knowledge of the Credit Parties and their officersand directors,the Credit Partieshavecomplied in all material respects with all laws, rules, ordinances and regulations relating to employment matters, civil rights and equal employment opportunities.

7.22  Insurance.  The Credit Partiesarecovered by valid, outstanding and enforceable policies of insurance which were issued to it by reputable insurers of recognized financial responsibility, covering its properties, assets and business against losses and risks normally insured against by other corporations or entities in the same or similar lines of businesses as the Credit Partiesare engaged and in coverage amounts which are prudent and typically and reasonably carried by such other corporations or entities (the “Insurance Policies”).  Such Insurance Policies are in full force and effect, and all premiums due thereon have been paid.  None of the Insurance Policies will lapse or terminate as a result of the transactions contemplated by thisAgreement.  Credit Partieshavecomplied with the provisions of such Insurance Policies.  No Credit Party hasbeen refused any insurance coverage sought or applied for and no Credit Party has anyreason to believe that it will not be able to renew its existing Insurance Policiesas and when such Insurance Policies expire or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of any Credit Party.

7.23  Permits.  The Credit Partiespossess all Permits necessary to conduct its business, and no Credit Party hasreceived any notice of, or is otherwise involved in, any Proceedings relating to the revocation or modification of any such Permits.  All such Permits are valid and in full force and effect and each Credit Party isin full compliance with the respective requirements of all such Permits.

7.24  Lending Relationship.  Borrower acknowledges and agrees that the relationship hereby created with Lender is and has been conducted on an open and arm’s length basis in which no fiduciary relationship exists and that Borrower has not relied, nor is relying on, any such fiduciary relationship in executing this Agreement and in consummating the Loans. Lender represents that it will receive the Revolving Note payable to its order as evidence of the Loans.

7.25  Compliance with Regulation U.  No portion of the proceeds of the Loans shall be used by Borrower, or any Affiliates of Borrower, either directly or indirectly, for the purpose of purchasing or carrying any margin stock, within the meaning of Regulation U as adopted by the Board of Governors of the Federal Reserve System.

7.26  Governmental Regulation.  Borrower isnot, orafter giving effect to any Loan, will not be, subject to regulation under the Public Utility Holding Borrower Act of

1935, the Federal Power Act or the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money.

7.27  Bank Accounts.  Schedule 7.27 sets forth, with respect to each account of each Credit Party with any bank, broker, merchant processor, or other depository institution: (i) the name and account number of such account; (ii) the name and address of the institution where such account is held; (iii) the name of any Person(s) holding a power of attorney with respect to such account, if any; and (iv) the names of all authorized signatories and other Persons authorized to withdraw funds from each such account.

7.28  Places of Business.  The principal place of business of each Credit Partyis set forth on Schedule 7.28 and the Credit Partiesshall promptly notify Lender of any change in such location.  The Credit Partieswill not remove or permit the Collateral to be removed from such locations without the prior written consent of Lender, except for: (i) certain heavy equipment kept at third party sites when conducting business or maintenance; (ii) vehicles, containers and rolling stock; (iii) Inventory sold or leased in the Ordinary Course of Business; and (iv) temporary removal of Collateral to other locations for repair or maintenance as may be required from time to time in each instance in the Ordinary Course of Business of Borrower.

7.29  Illegal Payments.  NoCredit Party, nor any director, officer, member, manager,  agent, employee or other Person acting on behalf of any Credit Partyhas, in the course of his actions for, or on behalf of, any Credit Party: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

7.30  Related Party Transactions.  Except for arm’s length transactions pursuant to which Borrower makespayments in the Ordinary Course of Business upon terms no less favorable than Borrower could obtain from third parties, none of the officers, directors, managers, or employees of Borrower, nor any stockholders, members or partners who own, legally or beneficially, five percent (5%) or more of the ownership interests of Borrower (each a “Material Shareholder”), is presently a party to any transaction with Borrower (other than for services as employees, officers and directors), including any contract providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, any officer, director or such employee or Material Shareholder or, to the best knowledge of Borrower’s officers and directors, any other Person in which any officer, director, or any such employee or

 Material Shareholder has a substantial or material interest in or of which any officer, director or employee of Borrower or Material Shareholder is an officer, director, trustee or partner.  There are no claims, demands,disputesor Proceedingsof any nature or kind between Borrower and any officer, director or employee of Borrower or any Material Shareholder, or between any of them, relating to Borrower.

7.31  Internal Accounting Controls.  Borrower maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i)transactions are executed in accordance with management’s general or specific authorizations; (ii)transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii)access to assets is permitted only in accordance with management’s general or specific authorization; and (iv)the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriateaction is taken with respect to any differences.

7.32  Brokerage Fees.  Except as disclosed to the Lender in writing prior to the Closing Date, thereis no Person acting on behalf of Borrower who is entitled to or has any claim for any brokerage or finder’s feeor commission in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby.

7.33  No General Solicitation.  Neither Borrower, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or issuance of the Revolving Note, the Facility Fee Shares or the shares issuable upon conversion of theRevolving Note.

7.34  No Integrated Offering.  Neither Borrower, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Revolving Note, the Facility Fee Shares or any securities issuable upon conversion of the Revolving Noteunder the Securities Act or cause this offering of such securities to be integrated with prior offerings by Borrower for purposes of the Securities Act.

7.35  Private Placement.  No registration under the Securities Act or the laws, rules or regulation of any other Governmental Authority is required for the issuance of the Revolving Note, the Facility Fee Shares or the shares issuable upon conversion of the Revolving Noteas contemplated hereby.

7.36  Complete Information.  This Agreement and all financial statements, schedules, certificates, confirmations, agreements, contracts, and other materials submitted to Lender in connection with or in furtherance of this Agreement by or on behalf of Borrower fully and fairly states the matters with which they purport to deal, and do not misstate any material fact nor, separately or in the aggregate, fail to state any material fact necessary to make the statements made not misleading.

8.  NEGATIVE COVENANTS.

8.1  Indebtedness.  The Credit Partiesshallnot, either directly or indirectly, create, assume, incur or have outstanding any Funded Indebtedness (including purchase money indebtedness), or become liable, whether as endorser, guarantor, surety or otherwise, for any debt or obligation of any other Person, except:

(a)  the Obligations;

(b)  endorsementfor collection or deposit of any commercial paper secured in the Ordinary Course of Business;

(c)  obligationsfor taxes, assessments, municipal or other governmental charges; provided, the same are being contested in good faith by appropriate proceedings and are insured against or bonded over to the satisfaction of Lender;

(d)  obligationsfor accounts payable, other than for money borrowed, incurred in the Ordinary Course of Business; provided that, any management or similar fees payable by the Credit Partiesshall be fully subordinated in right of payment to the prior payment in full of the Loans made hereunder;

(e)  obligationsexisting on the date hereof which are disclosed on the financial statements referred to in Section 7.10;

(f)  unsecuredintercompany Funded Indebtedness incurred in the Ordinary Course of Business;

(g)  Funded Indebtednessexisting on the Closing Date and set forth inthe Financial Statements, including any extensions or refinancings of the foregoing, which do not increase the principal amount of such Funded Indebtedness as of the date of such extension or refinancing; provided such Funded Indebtedness is subordinated to the Obligations owed to Lender pursuant to a subordination agreement, in form and content acceptable to Lender in its sole discretion, which shall include an indefinite standstill on remedies and payment blockage rights during any default;

(h)  Funded Indebtednessconsisting of Capital Lease obligations or secured by Permitted Liens of the type described in clause (g) of the definition thereof not to exceed

Two Hundred Fifty Thousand and No/100 United States Dollars (US$250,000.00)in theaggregate at any time;

(i)  Contingent Liabilitiesarising with respect to customary indemnification obligations in favor of purchasers in connection with dispositions permitted hereunder;

(j)  Contingent Liabilitiesincurred in the Ordinary Course of Businesswith respect to surety and appeal bonds, performance bonds and other similar obligations; and

(k)  Contingent Liabilitiesarising under indemnity agreements to title insurers to cause such title insurers to issue to Lender title insurance policies.

8.2  Encumbrances.  The Credit Partiesshallnot, either directly or indirectly, create, assume, incur or suffer or permit to exist any Lien or charge of any kind or character upon any asset of the Credit Parties; whether owned at the Closing Dateor hereafter acquired, except Permitted Liens or as otherwise authorized by Lender in writing.

8.3  Investments.  The Credit Partiesshallnot, either directly or indirectly, make or have outstanding any new investments (whether through purchase of stocks, obligations or otherwise) in, or loans or advances to, any other Person, or acquire all or any substantial part of the assets, business, stock or other evidence of beneficial ownership of any other Person except following:

(a)  the stockor other ownership interests in a Subsidiary existing asof the Closing Date;

(b)  investments in direct obligationsof the United States or any state in the United States;

(c)  trade credit extendedby the Credit Partiesin the Ordinary Course of Business;

(d)  investments in securitiesof Customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such Customers;

(e)  investments existingon the Closing Date and set forth inthe Financial Statements;

(f)  Contingent Liabilitiespermitted pursuant to Section 8.1; or

(g)  Capital Expenditures permitted under Section 8.5.

8.4  Transfer; Merger.  The Credit Partiesshallnot, either directly or indirectly, permit a Change in Control, merge, consolidate, sell, transfer, license, lease, encumber or otherwise dispose of all or any part of its property or business or all or any substantial part of its assets, or sell or discount (with or without recourse) any of its Notes (as defined in the UCC), Chattel Paper, Payment Intangibles or Accounts; provided, however, that the Credit Partiesmay:

(a)  sell or lease Inventoryand Equipment in the Ordinary Course of Business;

(b)  upon not less than three (3) Business Days’ prior written notice to Lender, any Subsidiary of Borrower may merge with (so long as Borrower remains the surviving entity), or dissolve or liquidate into, or transfer its property to Borrower;

(c)  dispose of used, worn-out or surplus equipment in the Ordinary Course of Business;

(d)  discount or write-off overdue Accounts for collection in the Ordinary Course of Business;

(e)  sell or otherwisedispose (including cancellation of Funded Indebtedness) of any Investment permitted under Section 8.3 in the Ordinary Course of Business; and

(f)  grant PermittedLiens.

8.5  Capital Expenditures.  Without Lender’s prior consent, the Credit Partiesshall not make or incur obligations for any Capital Expenditures in any fiscal year.

8.6  Issuance of Stock.  The Credit Partiesshallnot,either directly or indirectly, issue or distribute any additional capital stock, membershipinterest or other securities of the Credit Partieswithout the prior written consent of Lender.

8.7  Distributions; Restricted Payments.  The Credit Partiesshallnot:(i) purchase or redeem any shares of its stock or membershipinterests or declare or pay any dividends or distributions, whether in cash or otherwise, set aside any funds for any such purpose or make any distribution to its shareholders, make any distribution of its property or assets or make any loans, advances or extensions of credit to, or investments in, any Persons, including, without limitation, suchBorrower’s Affiliates, officers, partners or employees,without the prior written consent of Lender;(ii) make any payments of any Funded Indebtedness other than as permitted hereunder; or (iii) increase the annual salary paid to any officers of the Credit Partiesas of the Closing Date.

8.8  Use of Proceeds.  Neitherthe Credit Partiesnor any of theirAffiliates,shall use any portion of the proceeds of the Loans, either directly or indirectly, for the purpose of (i) purchasing any securities underwritten by any Affiliate of Lender,(ii)paying or repaying any debtowed to any third party, not in the ordinary course of business, (iii) paying any taxes owed or to be owed by any Credit Party or (iv) paying or repaying any officer or director of any Credit Party.

8.9  Business Activities; Change of Legal Status and Organizational Documents.  The Credit Partiesshallnot:(i) engage in any line of business other than the businesses engaged in on the Closing Dateand business reasonably related thereto;(ii) change its name, Organizational Identification Number, its type of organization, its jurisdictions of organization or other legal structure;or (iii) permit their Articles of Incorporation, Certificate of Organization, Bylaws, Operating Agreement or other organizational documents to be amended or modified in any way which could reasonably be expected to adversely affect the interests of Lender.

8.10  Transactions with Affiliates.  The Credit Partiesshallnotenter into any transaction with any of their Affiliates, except inthe Ordinary Course of Businessand upon fair and reasonable terms that are no less favorable to the Credit Partiesthan it would obtain in a comparable arm’s length transaction with a Person not an Affiliate of the Credit Parties.

8.11  Bank Accounts. The Credit Partiesshallnotmaintain any bank,depositor credit card payment processingaccounts with any financial institution, Payment Processing Companies, or any other Person,for the Credit Partiesor any Affiliate of the Credit Parties, other than the Credit Parties’respectiveaccounts listed in the attached Schedule 7.27, and other than the Lock Box Accountestablished pursuant to this Agreement.  Specifically, no Credit Partymay change, modify, close or otherwise affect the Lock Box Accountor any of the other accounts listed in Schedule 7.27, without Lender’s prior written approval, which approval may be withheld or conditioned in Lender’s sole and absolute discretion.

9.  AFFIRMATIVE COVENANTS.

9.1  Compliance with Regulatory Requirements.  Upon demand by Lender, Borrower shall reimburse Lender for Lender’s additional costs and/or reductions in the amount of principal or interest received or receivable by Lender if at any time after the date of this Agreement any law, treaty or regulation or any change in any law, treaty or regulation or the interpretation thereof by any governmental authority charged with the administration thereof or any other authority having jurisdiction over Lender or the Loans, whether or not having the force of law, shall impose, modify or deem applicable any reserve and/or special deposit requirement against or in respect of assets held by or deposits in or for the account of the Loans by Lender or impose on Lender any other condition with respect to this Agreement or the Loans, the result of which is to either increase the cost to Lender of making or maintaining the Loans or to reduce the amount of principal or interest received or receivable by Lender with respect to such Loans.  Said additional costs and/or reductions will be those which directly result from the imposition of such requirement or condition on the making or maintaining of such Loans.

9.2  Corporate Existence.  Each Credit Partyshallat all times preserve and maintain its:(i) existence and good standing in the jurisdiction of its organization;and (ii) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary (other than such jurisdictions in which the failure to be qualified or in good standing could not reasonably be expected to have a Material Adverse Effect), and shallat all times continue as a going concern in the business which each Credit Partyare presently conducting.

9.3  Maintain Property.  The Credit Partiesshallat all times maintain, preserve and keep its plants, properties and equipment, including, but not limited to, any Collateral, in good repair, working order and condition, normal wear and tear excepted, and shall from time to time, as the Credit Partiesdeemappropriate in their reasonable judgment, make all needful and proper repairs, renewals, replacements, and additions thereto so that at all times the efficiency thereof shall be fully preserved and maintained.  The Credit Partiesshallpermit Lender to examine and inspect suchplant, properties and equipment, including, but not limited to, any Collateral, at all reasonable times upon reasonable notice during business hours.  During the continuance of any Event of Default, Lender shall, at Borrower’sexpense, have the right to make additional inspections without providing advance notice.

9.4  Maintain Insurance.  The Credit Partiesshallat all times insure and keep insured with insurance companies acceptable to Lender, all insurable property owned by the Credit Parties which is of a character usually insured by companies similarly situated and operating like properties, against loss or damage from environmental, fire and such other hazards or risks as are customarily insured against by companies similarly situated and operating like properties; and shall similarly insure employers’, public and professional liability risks.  Prior to the date of the funding of any Loans under this Agreement, each Credit Partyshall deliver to Lender a certificate setting forth in summary form the natureand extent of the insurance maintained pursuant to this Section.  All such policies of insurance must be satisfactory to Lender in relation to the amount and term of the Obligations and type and value of the Collateral and assets of the Credit Parties, shall identify Lender as sole/lender’s loss payee and as an additional insured.  In the event the Credit Parties fail to provide Lender with evidence of the insurance coverage required by this Section or at any time hereafter shall fail to obtain or maintainany of the policies of insurance required above, or to pay any premium in whole or in part relating thereto, then Lender, without waiving or releasing any obligation or default by the Credit Parties hereunder, may at any time (but shall be under no obligation to so act), obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto, which Lender deems advisable.  This insurance coverage:(i) may, but need not, protect the Borrower’s and its Subsidiaries’interest in such property, including, but not limited to,the Collateral;and (ii) may not pay any claim made by, or against, the Credit Parties in connection with such property, including, but not limited to,the Collateral.  The Credit Partiesmay latercancel any such insurance purchased by Lender, but only after providing Lender with evidence that the insurance coverage required by this Section is in force.  The costs of such insurance obtained by Lender, through and including the effective date such insurance coverage is canceled or expires, shall be payable on demand by the Credit Parties to Lender, together with interest at the Default Rate on such amounts until repaid and any other charges by Lender in connection with the placement of such insurance.  The costs of such insurance, which may be greater than the cost of insurance which Borrower may be able to obtain on their own, together with interest thereon at the Default Rate and any other charges by Lender in connection with the placement of such insurance may be added to the total Obligations due and owing to the extent not paid by the Credit Parties.

9.5  Tax Liabilities.

(a)  The Credit Parties shallat all times pay and discharge all property, income and other taxes, assessments and governmental charges upon, and all claims (including claims for labor, materials and supplies) againstthe Credit Parties or any of their properties, Equipment or Inventory, before the same shall become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP are being maintained.

(b)  The Credit Parties shall be solely responsible for the payment of any and all documentary stamps and other taxes in connection with the execution of the Loan Documents.

9.6  ERISA Liabilities; Employee Plans.  The Credit Partiesshall:(i) keep in full force and effect any and all Employee Plans which are presently in existence or may, from time to time, come intoexistence under ERISA, and not withdraw from any such Employee Plans, unless such withdrawal can be effected or such Employee Plans can be terminated without liability; (ii) make contributions to all of such Employee Plans in a timely manner and in a sufficient amount to comply with the standards of ERISA, including the minimum funding standards of ERISA; (iii) comply with all material requirements of ERISA which relate to such Employee Plans; (iv) notify Lender immediately upon receipt by the Credit Parties of any notice concerning the imposition of any withdrawal liability or of the institution of any proceeding or other action which may result in the termination of any such Employee Plans or the appointment of a trustee to administer such Employee Plans;(v) promptly advise Lender of the occurrence of any “Reportable Event” or “Prohibited Transaction” (as such terms are defined in ERISA), with respect to any such Employee Plans; and (vi) amend any Employee Plan that is intended to be qualified within the meaning of Section 401 of the Internal Revenue Code of 1986 to the extent necessary to keep the Employee Plan qualified, and to cause the Employee Plan to be administered and operated in a manner that does not cause the Employee Plan to lose its qualified status.

9.7  Financial Statements.  Borrower shall at all times maintain a system of accounting capable of producing its individual and consolidated financial statements in compliance with GAAP (provided that monthly financial statements shall not be required to have footnote disclosure, are subject to normal year-endadjustments and need not be consolidated), and shall furnish to Lender or its authorized representatives such information regarding the business affairs, operations and financial condition of the Credit Parties as Lender may from time to time request or require, including, but not limited to:

(a)  If the RevolvingLoan Maturity Date is extended beyond the original term, as soon as available, and in any event, within ninety (90) days after the close of each fiscal year, a copy of the annual audited financial statements of Borrower, including balance sheet, statement of income and retained earnings, statement of cash flows for the fiscal year then ended, in reasonable detail, prepared and reviewed by an independent certified public accountant reasonably acceptable to Lender, containing an unqualified opinion of such accountant;

(b)  as soon as available, and in any event, within sixty (60) days after the close of each fiscal quarter, a copy of the quarterly financial statements of Borrower, including balance sheet, statement of income and retained earnings, statement of cash flows for the fiscal year then ended, in reasonable detail, prepared and certified as accurate in all material respects by the President or Chief Financial Officer of Borrower;

(c)  as soon as available, and in any event, within thirty (30) days following the end of each calendar month, a copy of the financial statements of Borrower regarding such month, including balance sheet, statement of income and retained earnings, statement of cash flows for the month then ended, in reasonable detail, prepared and certified as accurate in all material respects by the President orChief Financial Officer of Borrower;

(d)  within three (3) days of receipt by any Credit Party, a copy of any and all bank statements of such Credit Party for the month then ended;

(e)  as soon as available, and in any event, within thirty (30) days following the end of each calendar month, a copy of a variance report which shall compare the intended use ofthe loanproceeds submitted at Closing pursuant to Section 3.3(e) with the actual use of the loan proceedsset forth on the report delivered to the Lender as of the date hereof,including explanations for variances over or under ten percent (10%), in reasonable detail,prepared and certified as accurate in all material respects by the President or Chief Financial Officer of Borrower.

No change with respect to such accounting principles shall be made by Borrower without giving prior notification to Lender. The Borrower represents and warrants to Lender that the financial statements delivered to Lender at or prior to the execution and delivery of this Agreement and to be delivered at all times thereafter accurately reflect and will accurately reflect the financial condition of the Credit Parties in all material respects. Lender shall have the right at all times (and on reasonable notice so long as there then does not exist any Event of Default) during business hours to inspect the books and records of Borrower and make extracts therefrom.  Borrower shall at all times comply with all reporting requirements of the SEC to the extent applicable.

The Borrower agrees to advise Lender immediately, in writing,of the occurrence of any Material AdverseEffect, or the occurrence of any event, circumstance or other happening that could be reasonably expected to lead to or become a Material Adverse Effect.

In addition to any remedies which may be available hereunder, upon each occurrenceof Borrower’s failure to timely comply with the reporting requirements contained in this Section, to the extent that the Facility Fee Shares have not yet been redeemed or sold by the Lender (including any additional Facility Fee Shares to be delivered hereunder) for an amount equal to the Share Value, Borrower agrees to redeemin cash a portion of theFacility Fee Shares equal to eight and thirty-three one hundredths of one percent (8.33%) of the Share Value remaining unpaid to Lender.

9.8  Supplemental Financial Statements. Borrower shall promptly upon receipt thereof, provide to Lender copies of interim and supplemental reports if any, submitted to Borrower by independent accountants in connection with any interim audit or review of the books of Borrower.

9.9  Aged Accounts/Payables Schedules.  The Credit Partiesshallwithin twenty (20) days after the end of each calendar month, deliver to Lender an aged schedule of the Accounts of the Credit Parties, listing the name and amount due from each Customerand showing the aggregate amounts due from:(i) 0-30 days;(ii) 31-60 days;(iii) 61-90 days;(iv) 91-120 days; and (v) more than 120 days, and certified as accurate by an officer of the Credit Parties. The Credit Partiesshallwithin twenty (20) days after the end of each calendar month, deliver to Lender an aged schedule of the accounts payable of the Credit Parties, listing the name and amount due to each creditor and showing the aggregate amounts due from:(v) 0-30 days;(w) 31-60 days;(x) 61-90 days;  (y) 91-120 days;and (z) morethan 120 days, and certified as accurate by an officer of the Credit Parties.

9.10Field Audits. The Credit Parties shallallow Lender, at Borrower’ssole expense (no more than four(4)times per yearat a cost of Five Hundredand No/100 United States Dollars (US$500.00)per visit or audit,so long as no Event of Default has occurred and is continuing), to conduct a field examination of the assets and records of the Borrower and its

Subsidiaries, the results of which must be satisfactory to Lender in Lender’s sole and absolute discretion.  The foregoing notwithstanding, (i) from and after the occurrence and during the continuation of an Event of Default or any event which with notice, lapse of time or both would become an Event of Default, or (ii) in the event that the Borrower’s cash flow indicates more than a fifteen percent (15%) reduction from the previous month pursuant to the monthly financial statements, Lender may conduct field examinations in its sole discretion and such costs shall be at the sole expense of Borrower.

9.11  Security Interest ConfirmationFee.  Provided that any amounts remain outstanding under the Agreement or the Revolving Note, onthe Closing Date andApril1 of each calendar year while such amounts remain outstanding, Borrower shall pay Lender a fee of One Thousand Two Hundred Fifty and No/100 United States Dollars (US$1,250.00) per year for Lender to conduct annual confirmations of its respective security interests in the Collateral.

9.12  Negative EBIDTA Notice and Other Reports. Borrower shallprovide prompt written notice to Lender if theBorrower fails to comply with Sections 10.1 and10.2herein.  In addition, Borrower shallwithin such period of time as Lender may reasonably specify, deliver to Lender such other schedules and reports as Lender may reasonably require.

9.13  Collateral Records. The Credit Parties shallkeep full and accurate books and records relating to the Collateral and shall mark such books and records to indicate Lender’s Lien in the Collateral including, without limitation, placing a legend, in form and content reasonably acceptable to Lender, on all Chattel Paper created by each Credit Parties indicating that Lender has a Lien in such Chattel Paper.

9.14  Notice of Proceedings. The Credit Parties shall, promptly, but not more than five (5) days after knowledge thereof shall have come to the attention of any officer or director of the Credit Parties, give written notice to Lender of all threatened or pending actions, suits, and proceedings before any court or governmental department, commission, board or other administrative agency which may have a Material Adverse Effect.

9.15  Notice of Default.  The Credit Parties shall, promptly, but not more than five (5) days after the commencement thereof, give notice to Lender in writing of the occurrence of an Event of Default or of any event which, with the lapse of time, the giving of notice or both, would constitute an Event of Default hereunder.

9.16  Environmental Matters.  If any release or threatened release or other disposal of Hazardous Substancesshall occur or shall have occurred on any real property or any other assets of the Credit Parties or Affiliate, the Credit Partiesshall causethe prompt containment and/or removal of such Hazardous Substances and the remediation and/or operation of such real property or other assets as necessary to comply with all Environmental

Laws and to preserve the value of such real property or other assets.  Without limiting the generality of the foregoing, Credit Partiesshallcomply with any Federal or state judicial or administrative order requiring the performance at any real property of the Credit Parties of activities in response to the release or threatened release of a Hazardous Substance.  To the extent that the transportation of Hazardous Substances is permitted by this Agreement, the Credit Parties shall dispose of such Hazardous Substances, or of any other wastes, only at licensed disposal facilities operating in compliance with Environmental Laws.

9.17  Subsidiaries.  Any Subsidiary which is formed or acquired or otherwise becomes a Subsidiary of the Credit Partiesfollowing the date hereof, within ten (10) Business Days of such event, shallbecome an additional Credit Partyhereto, and the Credit Partiesshall take any and all actions necessary or advisable to cause said Subsidiary to execute a counterpart to this Agreement and any and all other documents which the Lender shall require, including, but not limited to, causing such party to execute those documents contained in Section 3.4hereof.

9.18  Reporting Status; Listing.  So long as this Agreement remains in effect, and for so long as Lender owns, legally or beneficially, any of the Facility Fee Shares or other shares of Common Stock, the Borrowershall: (i)file in a timely manner all reports required to befiled under Principal Trading Market, and, to provide a copy thereof to the Lenderpromptly after such filing; (ii) if required by the rules and regulations of the Principal Trading Market, promptly securethe listing of the Facility Fee Sharesand any other shares of the Borrower’s Common Stock issuable to Lender under any Loan Documents upon the Principal Trading Market (subject to official notice of issuance) and, take all reasonable action under its control to maintain the continued listing, quotation and trading of its Common Stock on the Principal Trading Market, andthe Borrowershallcomply in all respects with the Borrower’s reporting, filing and other obligations under the bylaws or rules of the Principal Trading Marketand Governmental Authorities, as applicable. The Borrowershall promptly provide to Lendercopies of any notices it receives from the SEC or any Principal Trading Market, to the extent any such notices could in any way have or be reasonably expected to have a Material Adverse Effect.

9.19  Rule 144.  With a view to making available to Lender the benefits of Rule 144 under the Securities Act (“Rule 144”), or any similar rule or regulation of the SEC that may at any time permit Lender to sell the Facility Fee Shares or other shares of CommonStock issuable to Lender under any Loan Documents to the public without registration, the Borrower represents and warrants that: (i) Borrower is not an issuer defined as a “Shell Company” (as hereinafter defined); and (ii) if Borrower has, at any time, been an issuer defined as a “Shell Company,” Borrower has not been an issuer defined as a Shell Company for at least six (6) months prior to the Closing Date.  For the purposes hereof, the term “Shell Company” shall mean an issuer that meets the description defined under Rule 144.  In addition, so long as

Lender owns, legally or beneficially, any securities of Borrower, Borrower shall, at its sole expense:

(a)  Make, keep and ensure that adequate current public informationwith respect to Borrower, as required in accordance with Rule 144, is publicly available;

(b)  furnish to the Lender, promptly upon reasonable request:(A) a written statement by Borrowerthat it has complied with the reporting requirements of Rule 144;and (b) such other information as may be reasonably requested by Lenderto permit the Lenderto sell any of the Facility Fee Shares or other shares of Common Stock acquired hereunder or under the Revolving Notepursuant to Rule 144 without limitation or restriction; and

(c)  promptly at the request of Lender, give Borrower’s transfer agent (the “Transfer Agent”) instructions to the effect that, upon the Transfer Agent’s receipt from Lender of a certificate (a “Rule 144 Certificate”) certifying that Lender’s holding period (as determined in accordance with theprovisions of Rule 144) for any portion of the Facility Fee Shares or shares of Common Stock issuable upon conversion of the Revolving Notewhich Lender proposes to sell (or any portion of such shares which Lender is not presently selling, but for which Lender desires to remove any restrictive legends applicable thereto) (the “Securities Being Sold”) is not less than the required holding period pursuant to Rule 144, and receipt by the Transfer Agent of the “Rule 144 Opinion” (as hereinafter defined) from Borrower or its counsel (or from Lender and its counsel as permitted below), the Transfer Agent is to effect the transfer (or issuance of a new certificate without restrictive legends, if applicable) of the Securities Being Sold and issue to Lender or transferee(s) thereof one or more stock certificates representing the transferred (or re-issued) Securities Being Sold without any restrictive legend and without recording any restrictions on the transferability of such shares on the Transfer Agent’s books and records.  In this regard, upon Lender’s request, Borrower shall have an affirmative obligation to cause its counsel to promptly issue to the Transfer Agent a legal opinion providing that, based on the Rule 144 Certificate, the Securities Being Sold may be sold pursuant to the provisions of Rule 144, even in the absence of an effective registration statement, or re-issued without any restrictive legends pursuant to the provisions of Rule 144, even in the absence of an effective registration statement (the “Rule 144 Opinion”). If the Transfer Agent requires any additional documentation in connection with any proposed transfer (or re-issuance) by Lender of any Securities Being Sold, Borrower shall promptly deliver or cause to be delivered to the Transfer Agent or to any other Person, all such additional documentation as may be necessary to effectuate the transfer (or re-issuance) of the Securities Being Sold and the issuance of an unlegended certificate to any such Lender or any transferee thereof, all at Borrower’s expense.  Any and all fees, charges or expenses, including, without limitation, attorneys’ fees and costs, incurred by Lender in connection with issuance of any such shares, or the removal of any restrictive legends thereon, or the transfer of any such shares to any assignee of Lender, shall be paid by Borrower, and if not paid by Borrower, the Lender may, but shall not be required to, pay any such fees, charges or expenses, and the amount thereof, together with interest thereon at the highest non-usurious rate permitted by law, from the date of outlay, until paid in full, shall be due and payable by Borrower to Lender immediately upon demand therefor, and all such amounts advanced by the Lender shall be additional Obligations due under this Agreement and the Revolving Noteand secured under the Loan Documents.

10.  FINANCIAL COVENANTS.

10.1  Positive EBITDA.  Borrowershall at all times cause a positive EBITDA to be maintained.

10.2  Revenue Covenant.  For each calendar quarter while this Agreement remains in effect, Borrowershall have sales revenues that are not less than seventy-fivepercent (75%) of the sales revenues shown on the most recent of the Financial Statements.

10.3  Loan to Value Ratio.  At all times, the ratio of the Revolving Loan Commitment to the value of the Collateral, such value to be based on the financial information and documentation delivered by the Borrower to the Lender from time to time and to be determined by the Lender in its sole discretion, shall be no more than 1.00 to 2.00.

11.  EVENTS OF DEFAULT.

Borrower,shall be in default under this Agreement upon the occurrence of any of the following events (each an “Event of Default”):

11.1  Nonpayment of Obligations.  Any amount due and owing on the Revolving Note or any of the Obligations, whether by its termsor as otherwise provided herein, is not paid on the date such amount is due.

11.2  Misrepresentation.  Any written warranty, representation, certificate or statement of any Credit Party in this Agreement, the Loan Documents or any other agreement with Lender shall be false or misleading in any material respect when made or deemed made.

11.3  Nonperformance.  Any failure by a  Credit Party to perform or default in the performance of any covenant, condition or agreement contained in this Agreement (not otherwise addressed in this Article 11).

11.4  Default under Loan Documents.  Any failure to perform or default in the performanceby a Credit Party that continues after applicable grace and cure periods under any covenant, condition or agreement contained in any of the other Loan Documentsor any other agreement with Lender, all of which covenants, conditions and agreements are hereby incorporated in this Agreement by express reference.

11.5  Default under Other Obligations.  Any default by Borrower in the payment of principal, interest or any other sum for any other obligation beyond any period of grace provided with respect thereto or in the performance of any, other term, condition or covenant contained in any agreement (including, but not limited to,any capital or operating lease or any agreement in connection with the deferred purchase price of property), the effect of which default is to cause or permit the holder of such obligation (or the other party to such other agreement) to cause such obligationor agreementto become due prior to its stated maturity, toterminate such other agreement, or to otherwise modify or adversely affect such obligation or agreement in a manner that could have a Material Adverse Effect on Borrower.

11.6  Assignment for Creditors.  Any Credit Party makes an assignment for the benefit of creditors, fails to pay, or admits in writing its inability to pay its debts as they mature; or if a trustee of any substantial part of the assets of such Credit Partyis applied for or appointed, and in the case of such trustee being appointed in a proceeding brought against such Credit Party, such Credit Party, by any action or failure to act indicates its approval of, consent to, or acquiescence in such appointment and such appointment is not vacated, stayed on appeal or otherwise shall not have ceased to continue in effect within sixty (60) days after the date of such appointment.

11.7  Bankruptcy.  Any proceeding involving a Credit Party, is commenced by or against a Credit Partyunder any bankruptcy, reorganization, arrangement,insolvency, readjustment of debt, dissolution or liquidation law or statute of the federal government or any state government, and in the case of any such proceeding being instituted against a Credit Party:(i) the Credit Party, by any action or failure to act,indicates its approval of, consent to or acquiescence therein;or (ii) an order shall be entered approving the petition in such proceedings and such order is not vacated, stayed on appeal or otherwise shall not have ceased to continue in effect within sixty (60) days after the entry thereof.

11.8  Judgments.  The entry of any judgment, decree, levy, attachment, garnishment or other process, or the filing of any Lien against the property of a Credit Partyfor an amount in excess of Twenty Five Thousand and No/100 United States Dollars (US$25,000.00)and which is not fully covered by insurance and such judgment or other process would have a Material Adverse Effect on the ability of the Credit Partyto perform under this Agreement or under Loan Documents, as determined by Lender in its sole discretion, unlesssuch judgment or other process shall have been, within sixty (60) days from the entry thereof:(i) bonded over to the satisfaction of Lender and appealed;(ii) vacated;or (iii) discharged.

11.9  Material Adverse Effect.  A Material Adverse Effect shall occur.

11.10  Change in Control.  Except as permitted under this Agreement, any Change in Controlshall occur; provided, however, a Change in Control shall not constitute an Event of Default if: (i) it arises out of an event or circumstance beyond the reasonable control of Borrower (for example, but not by way of limitation, a transfer of ownership interest due to death or incapacity);and (ii) within sixty (60) days after such Change in Control, Borrower provides Lender with information concerning the identity and qualifications of the individual or individuals who will be in Control,and such individual or individuals shall be acceptableto Lender, in Lender’s sole discretion.

11.11  Collateral Impairment.  The entry of any judgment, decree, levy, attachment, garnishment or other process, or the filing of any Lien against, any of the Collateral or any collateral under a separate security agreement securing any of the Obligations,and such judgment or other process shall not have been, within thirty (30) days from the entry thereof:(i) bonded over to the satisfaction of Lender and appealed;(ii) vacated;or (iii) discharged, or the loss, theft, destruction, seizure or forfeiture, or the occurrence of any material deterioration or impairment of any of the Collateral or any of the Collateral under any security agreement securing any of the Obligations, or any material decline or depreciation in the value or market price thereof (whether actual or reasonably anticipated), which causes the Collateral, in the sole opinion of Lender acting in good faith, to become unsatisfactory as to value or character, or which causes Lender to reasonably believe that it is insecure and that the likelihood for repayment of the Obligations is or will soon be impaired, time being of the essence.  The cause of such deterioration, impairment, decline or depreciation shall include, but is not limited to, the failure by the Credit Parties to do any act deemed reasonably necessary by Lender to preserve and maintain the value and collectability of the Collateral.

11.12  Adverse Change in Financial Condition. The determination in good faith by the Lenderthat a material adverse change has occurred in the financial condition or operations of any Credit Party, or the Collateral, which change could have a Material Adverse Effect on the prospect for the Borrowerto fully and punctually realize the full benefits conferred on Lender by this Agreement, or the prospect of repayment of all Obligations.

11.13  Adverse Change in Value of Collateral. The determination in good faith by the Lenderthat the security for the Obligations is or has become inadequate.

11.14  Prospect of Payment or Performance. The determination in good faith byLender thatthe prospect for payment or performance of any of the Obligations is impaired for any reason.

12.  REMEDIES.

Upon the occurrence and during the continuance of an Event of Default, Lender shall have all rights, powers and remedies set forth in the Loan Documents, in any written agreement or instrument (other than this Agreement or the Loan Documents) relating to any of the Obligations or any security therefor, or as otherwise provided at law or in equity.  Without limiting the generality of the foregoing, Lender may, at its option,upon the occurrence and during the continuance of an Event of Default,declare its commitments to Borrower to be terminated and all Obligations to be immediately due and payable; provided, however, that upon the occurrence of an Event of Default under either Section 11.6, “Assignment for Creditors”, or Section 11.7, “Bankruptcy”, all commitments of Lender to Borrower shall immediately terminate and all Obligations shall be automatically due and payable, all without demand, notice or further action of any kind required on the part of Lender.  The Credit Parties hereby waive any and all presentment, demand, notice of dishonor, protest, and all other notices and demands in connection with the enforcement of Lender’s rights under the Loan Documents, and hereby consent to, and waive notice of release, with or without consideration, of the Credit Parties or of any Collateral, notwithstanding anything contained herein or in the Loan Documents to the contrary.

No Event of Default shall be waived by Lender,exceptand unless such waiver isin writingand signed by Lender.  No failure or delay on the part of Lender in exercising any right, power or remedy hereunder shall operate as a waiver of the exercise of the same or any other right at any other time; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.  There shall be no obligation on the part of Lender to exercise any remedy available to Lender in any order. The remedies provided for herein are cumulative and not exclusive of any remedies provided at law or in equity.  Each Credit Party agrees that in the event that a Credit Partyfails to perform, observe or discharge any of its Obligations or liabilities under this Agreement, the Revolving Note, and other Loan Documents,or any other agreements with Lender, no remedy of law will provide adequate relief to Lender, and further agrees that Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

Upon the occurrence of an Event of Default, in addition to any other rights or remedies the Lender may have under theLoanDocuments or applicable law, the Lender shall have the right, but not the obligation,to cause the Confession of Judgment to be entered into a court of competent jurisdiction.

13.  MISCELLANEOUS.

13.1  Obligations Absolute.  None of the following shall affect the Obligations of the Credit Parties to Lender under this Agreement or Lender’s rights with respect to the Collateral:

(a)  acceptanceor retention by Lender of other property or any interest in property as security for the Obligations;

(b)  releaseby Lender of all or any part of the Collateral or of any party liable with respect to theObligations (other than Borrower);

(c)  release, extension, renewal, modification or substitution by Lender of the Revolving Note, or any note evidencing any of the Obligations; or

(d)  failureof Lender to resort to any other security or to pursue the Credit Parties or any other obligor liable for any of the Obligations before resorting to remedies against the Collateral.

13.2  Entire Agreement.  This Agreementand the other Loan Documents:(i) arevalid, binding and enforceable against the Credit Partiesand Lender in accordance with its provisions and no conditions exist as to their legal effectiveness; (ii) constitute the entire agreement between the parties; and (iii) arethe final expression of the intentions of the Credit Parties and Lender.  No promises, either expressed or implied, exist between the Credit Parties and Lender, unless contained herein or in the Loan Documents.  This Agreement and the Loan Documents supersede all negotiations, representations, warranties, commitments, offers, contracts (of any kind ornature, whether oral or written) prior to or contemporaneous with the execution hereof.

13.3  Amendments; Waivers.  No amendment, modification, termination, discharge or waiver of any provision of this Agreement or of the Loan Documents, or consent to any departure by the Credit Parties therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only for the specific purpose for which given.

13.4  WAIVER OF DEFENSES. THE CREDITPARTIES WAIVE EVERY PRESENT AND FUTURE DEFENSE, CAUSE OF ACTION, COUNTERCLAIM OR SETOFF WHICH THE CREDIT PARTIES MAY HAVE AS OF THE DATE HEREOF TO ANY ACTION BY LENDER IN ENFORCING THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.  THE CREDIT PARTIES WAIVE ANYIMPLIED COVENANT OF GOOD FAITH AND RATIFY AND CONFIRM WHATEVER LENDER MAY DO PURSUANT TO THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AS OF THE DATE OF THIS AGREEMENT.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER GRANTING ANY FINANCIAL ACCOMMODATION TO BORROWER.

13.5  WAIVER OF JURY TRIAL. LENDER AND EACH OF THE CREDIT PARTIES, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES, IRREVOCABLY, THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE REVOLVING NOTES, ANY LOAN DOCUMENT OR ANY OF THE OBLIGATIONS, THE COLLATERAL, OR ANY OTHER AGREEMENT EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONJUNCTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH LENDER AND THE CREDIT PARTIESARE ADVERSE PARTIES.  THIS PROVISION IS A MATERIAL

INDUCEMENT FOR LENDER GRANTING ANY FINANCIAL ACCOMMODATION TO BORROWER.

13.6  MANDATORY FORUM SELECTION.  ANY DISPUTE ARISING UNDER, RELATING TO, OR IN CONNECTION WITH THE AGREEMENT OR RELATED TO ANY MATTER WHICH IS THE SUBJECT OF OR INCIDENTAL TO THE AGREEMENT (WHETHER OR NOT SUCHCLAIM IS BASED UPON BREACH OF CONTRACT OR TORT) SHALL BE SUBJECT TOTHE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE AND/OR FEDERALCOURTSLOCATED IN FULTON COUNTY, GEORGIA.THIS PROVISION IS INTENDED TO BE A “MANDATORY” FORUM SELECTION CLAUSE ANDGOVERNED BY AND INTERPRETED CONSISTENT WITH GEORGIA LAW.

13.7  Assignability. Lender may at any time assign Lender’s rights in this Agreement, the Revolving Note, any Loan Document, the Obligations, or any part thereof and transfer Lender’s rights in any or all of the Collateral, and Lender thereafter shall be relieved from all liability with respect to such Collateral.  In addition, Lender may at any time sell one or more participations in the Loans. The Credit Parties may not sell or assign this Agreement, any Loan Document or any other agreement with Lender,or any portion thereof, either voluntarily or by operation of law,nor delegate any of its duties of obligations hereunder or thereunder,without the prior written consent of Lender, which consent may be withheld in Lender’s sole and absolute discretion.  This Agreement shall be binding upon Lender and the Credit Parties and their respective legal representatives,successors and permitted assigns.  All references herein to Borrower, Guarantorsor Credit Party shall be deemed to include any successors, whether immediate or remote.  In the case of a joint venture or partnership, the term “Borrower”, “Guarantors” or “Credit Party” shall be deemed to include all joint venturers or partners thereof, who shall be jointly and severally liable hereunder.

13.8  Confidentiality.Each of the parties hereto shall keep confidential any information obtained from the other party (except information publicly available or in such party’s domain prior to disclosure of such information from the other party hereto, and except as required by applicable laws) and shall promptly return to the other party all schedules, documents, instruments, work papers and other written information without retaining copies thereof, previously furnished by it as a result of this Agreement or in connection herewith.

13.9  Publicity.  Lender shall have the right to approve, before issuance, any press release or any other public statement with respect to the transactions contemplated hereby; provided, however, that Borrower shall be entitled, without the prior approval of Lender, to issue any press release or other public disclosure with respect to such transactions required under applicable securities or other laws or regulations.  Notwithstanding the foregoing, Borrower shall use theirbest efforts to consult Lender in connection with any such press release or other public disclosure prior to its release and Lender shall be provided with a copy thereof upon release thereof.

13.10  Binding Effect.  This Agreement shall become effective upon execution by Borrower, the Guarantorsand Lender.

13.11  Governing Law.  Except in the case of the Mandatory Forum Selection clause set forth in Section 13.6hereof, this Agreement, the Loan Documents and the Noteshall be shall be construed and interpreted in accordance with the laws of the State of Georgia without regard to the principles of conflicts of laws.

13.12  Enforceability.  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by, unenforceable or invalid under any jurisdiction, such provision shall as to such jurisdiction, be severable and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

13.13  Survival of Borrower’s Representations.   All covenants, agreements, representations and warranties made by the Credit Parties herein shall, notwithstanding any investigation by Lender, be deemed material and relied upon by Lender and shall survive the making and execution of this Agreement and the Loan Documents and the issuance of the Revolving Note and the Facility Fee Shares, and shall be deemed to be continuing representations and warranties until such time as the Credit Parties havefulfilled all of its Obligations to Lender, and Lender has been paid in full. Lender, in extending financial accommodations to Borrower, is expressly acting and relying on the aforesaid representations and warranties.

13.14  Extensions of Lender’s Commitment and the Revolving Note.  This Agreement shall secure and govern the terms of any extensions or renewals of Lender’s commitment hereunder and the Revolving Note pursuant to the execution of any modification, extension or renewal note executed by Borrower and accepted by Lender in its sole and absolute discretion in substitution for the Revolving Note.

13.15  Time of Essence.  Time is of the essence in making payments of all amounts due Lender under this Agreement and in the performance and observance by the Credit Parties of each covenant, agreement, provision and term of this Agreement.

13.16  Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separatecounterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

13.17  ElectronicSignatures. Lender is hereby authorized to rely upon and accept as an original any Loan Documents or other communication which is sent to Lender by facsimile, telegraphic or other electronic transmission (each, a “Communication”) which Lender in good faith believes has been signed by the Credit Parties and has been delivered toLender by a properly authorized representative of the Credit Parties, whether or not that is in fact the case.  Notwithstanding the foregoing, Lender shall not be obligated to accept any such Communication as an original and may in any instance require that an original document be submitted to Lender in lieu of, or in addition to, any such Communication.

13.18  Notices.  Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and in each case properly addressed to the party to receive the same in accordance with the information below, and will be deemed to have been delivered: (i) if mailed by certified mail, return receipt requested, postage prepaid and properly addressed to the address below, then three (3) business days after deposit of same in a regularly maintained U.S. Mail receptacle; or (ii) if mailed by Federal Express, UPS or other nationally recognized overnight courier service, next business morning delivery, then one(1) business day after deposit of same in a regularly maintained receptacle of such overnight courier; or (iii) if hand delivered, then upon hand delivery thereof to the address indicated on or prior to 5:00 p.m., EST, on a Business Day.  Any notice hand delivered after 5:00 p.m., EST, shall be deemed delivered on the following Business Day.  Notwithstanding the foregoing, notice, consents, waivers or other communications referred to in this Agreement may be sent by facsimile, e-mail, or other method of delivery, but shall be deemed to have been delivered only when the sending party has confirmed (by reply e-mail or some other form of written confirmation) that the notice has been received by the other party.The addresses and facsimile numbers for such communications shall be as set forth below, unless such address or information is changed by a notice conforming to the requirements hereof.  No notice to or demand on the Credit Parties in any case shall entitle the Credit Parties to any other or further notice or demand in similar or other circumstances:

If totheCredit Parties:

GREENWOOD FINANCE GROUP, LLC.

P.O. Box 480183

Charlotte, NC 28269

Attention:  Nicole Singletary

With a copy to:Revolutionary Concepts, Inc.

(which shall not constitute notice)1914 JN Pease Place

Charlotte, NC  28262

Attention:  Ronald Carter

If to Lender:Rainco Industries Inc.

PO Box 480744

Charlotte, NC 28269

Attention: Raymond Swann, III

Facsimile: (704) 973-9776

With a copy to

DeLong, Caldwell, Bridgers & Fitzpatrick, LLC

(which shall not constitute notice)      3100 Centennial Tower, 101 Marietta St

Atlanta, GA, 30303

Attention: Earnest H. DeLong

Facsimile: (404) 835-0650

13.19  Indemnification.  Each Credit Party agrees to defend, protect, indemnify and hold harmless Lender and all of its officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (each, a “Lender Indemnitee” and collectively, the “Lender Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and distributions of any kind or nature (including, without limitation, the disbursements and the reasonable fees of counsel for each Lender Indemnitee thereto), which may be imposed on, incurred by, or asserted against, any Lender Indemnitee (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations, including, without limitation, securities, Environmental Laws and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement or any of the Loan Documents, or any act, event or transaction related or attendant thereto, the preparation, execution and delivery of this Agreement and the Loan Documents, including, but not limited to, the making or issuance and management of the Loans, the use or intended use of the proceeds of the Loans, the enforcement of Lender’s rights and remedies under this Agreement, the Loan Documents, the Revolving Note, any other instruments and documents delivered hereunder, or under any other agreement between any Credit Partyand Lender; provided, however,that the Credit Parties shall not have any obligations hereunder to any Lender Indemnitee with respect to matters caused by or resulting from the willful misconduct or gross negligence of such Lender Indemnitee.  To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it violates any law or public policy, the Credit Parties shall satisfy such undertaking to the maximum extent permitted by applicable law.  Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Lender Indemnitee on demand, and, failing prompt payment, shall, together with interest thereon at the Default Rate from the date incurred by each Lender Indemnitee until paid by Borrower, be added to the Obligations of the Credit Partiesand be secured by the Collateral.  The provisions of this Section shall survive the satisfaction and payment of the other Obligations and the termination of this Agreement.

13.20  Release.  In consideration of the mutual promises and covenants made herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Credit Partieshereby agree to fully, finally and forever release and forever discharge and covenant not to sue Lender, and/or and its parent companies, subsidiaries, affiliates, divisions, and their respective attorneys, officers, directors, agents, shareholders, members, employees,predecessors, successors, assigns, personal representatives, partners, heirs and executors from any and all debts, fees, attorneys’ fees, liens, costs, expenses, damages, sums of money, accounts, bonds, bills, covenants, promises, judgments, charges, demands, claims, causes of action, suits, liabilities, expenses, obligations or contracts of any kind whatsoever, whether in law or in equity, whether asserted or unasserted,  known or unknown, fixed or contingent, under statute or otherwise, from the beginning of time through the Closing Date,including, withoutlimiting the generality of the foregoing, any and all claims relating to or arising out of any financing transactions, credit facilities, debentures, security agreements, and other agreements including, without limitation, each of the Loan Documents, entered into bythe Credit Partieswith Lenderand any and all claims that the Credit Partiesdoes not know or suspect to exist, whether through ignorance, oversight, error, negligence, or otherwise, and which, if known, would materially affect their decision to enter into this Agreement or the related Loan Documents.

13.21  Interpretation.  If any provision in this Agreement requires judicial or similar interpretation, the judicial or other such body interpreting or construing such provision shall not apply the assumption that the terms hereof shall be more strictly construed against one party because of the rule that an instrument must be construed more strictly against the party which itself or through its agents prepared the same.  The parties hereby agree that all parties and their agents have participated in the preparation hereof equally.

13.22  Compliance with Federal Law.  The Credit Parties shall:(i) ensure that no Person who owns a controlling interest in or otherwise controls a Credit Party is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury,included in any Executive Ordersor any other similar lists from any government, foreign or national;(ii) not use or permit the use of the proceeds of the Loans to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, or any other similar national or foreign governmental regulations;and (iii) comply, and cause each of such Credit Party’s Subsidiaries to comply, with all applicable Lender Secrecy Act (“BSA”) laws and regulations, as amended.  As required by federal law and Lender’s policies and practices, Lender may need to obtain, verify and record certain customer identification information and documentation in connection with opening or maintaining accounts or establishing or continuing to provide services.

13.23  U.S. Status. THE LENDER IS A U.S. PERSON AS THAT TERM IS DEFINED IN THE UNITED STATES INTERNAL REVENUE CODE. IT IS HEREBY AGREED AND UNDERSTOOD THAT THE OBLIGATIONS HEREUNDER MAY BE SOLD OR RESOLD ONLY TO NON-U.S. PERSONS. THE INTEREST PAYABLE HEREUNDER IS PAYABLE ONLY OUTSIDE THE UNITED STATES. ANY U.S. PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAW.

[-Signature Page Follows-]

IN WITNESS WHEREOF, the Borrower and the Lender have executed this Credit

Agreement as of the date first above written.

BORROWER:

GREENWOOD FINANCE GROUP, LLC.

By:       /s/ Nicole Singletary_________________

Name:  Nicole Singletary

Title:     Managing Director

REVOLUTIONARY CONCEPTS, INC.

By:       /s/ Ronald Carter____________________

Name:  Ronald Carter

Title:    Chief Executive Officer

LENDER:
Rainco Industries, Inc.

By        /s/ Raymond Swann, III_______________

Name:  Raymond Swann, III

Title:     Executive Vice President

[ Signature Page 1 of 2 ]

CONSENT AND AGREEMENT

The undersigned, referred to in the foregoing senior secured revolving credit facility agreement as a guarantor, hereby consents and agrees to said senior secured revolving credit facility agreement and to the payment of the amounts contemplated therein, documents contemplated thereby and to the provisions contained therein relating to conditions to be fulfilled and obligations to be performed by it pursuant to or in connection with said senior secured revolving credit facility agreement to the same extent as if the undersigned were a party to said senior secured revolving credit facility agreement.

GUARANTOR:
GREENWOOD FINANCE GROUP, LLC.

By:       /s/ Nicole Singletary_______

Name:  Nicole Singletary

Title:     Managing Director

REVOLUTIONARY CONCEPTS, INC.

By:       /s/ Ronald Carter__________

Name:  Ronald Carter

Title:    Chief Executive Officer

INDEX OF EXHIBITS

Exhibit AForm of Confession of Judgment

Exhibit BForm of Guaranty

Exhibit CForm of Irrevocable Transfer Agent Instructions

Exhibit DForm of Pledge Agreement

Exhibit EForm of Revolving Note

Exhibit F-1Form of Security Agreement (Borrower)

Exhibit F-2Form of Security Agreement (Subsidiary/Guarantor)

Exhibit GFormof Validity Guaranty

INDEX OF SCHEDULES

Schedule 7.1Subsidiaries

Schedule 7.4Outstanding Securities

Schedule 7.10Financial Statements

Schedule 7.17Real Property

Schedule 7.27 Bank Accounts and Deposit Accounts

Schedule 7.28Places of Business

Exhibit A

Form of Confession of Judgment

Exhibit B

Form of Guarantee

Exhibit C

Form of Irrevocable Transfer Agent Instructions

Exhibit D

Form of Pledge Agreement

Exhibit E

Form of Revolving Note

Exhibit F-1

Form of Security Agreement (Borrower)

Exhibit F-2

Form of Security Agreement (Subsidiary)

Exhibit G

Form of Validity Guarantee

Schedule 7.1

Subsidiaries

Schedule 7.4

Outstanding Securities

Schedule 7.10

Financial Statements

(see attached)

Schedule 7.17

Real Property

Schedule 7.27

Bank Accounts and Deposit Accounts

Bank:

Account Name:

Routing Number:

Account Number:

Schedule 7.28

Places of Business

4814-3364-3284, v.  2

CLOSING CHECKLIST

SENIOR SECURED REVOLVING CREDIT FACILITY AGREEMENT

IN THE AMOUNT OF US$10,000,000

BY AND AMONG

GREENWOOD FINANCE GROUP, LLC.,

as Borrower,

Guarantors,

AND

RAINCO INDUSTRIES, INC.,

as Lender

June 26, 2014

GREENWOOD FINANCE GROUP, LLC.

OFFICER’S CERTIFICATE

I, __________, President of GREENWOOD FINANCE GROUP, LLC., a limited liability company organized and existing under the laws of Georgia and REVOLUTIONARY CONCEPTS, INC., a corporation organized and existing under the laws of Nevada (the “Companies”) DO HEREBY CERTIFY THAT:

1.Attached hereto as Exhibit A is a true and complete copy of the Articles of Incorporation, Certificate of Incorporation or Certificate of Formation of the Company and all amendments thereto to the date hereof.

2.Attached hereto as Exhibit B is a true and complete copy of the By-laws, Operating Agreement or Limited Liability Company Agreement of the Company as in effect on the date hereof.

3.Attached hereto as Exhibit C are resolutions dated June 26, 2014 duly adopted by Unanimous Written Consent of the Board of Directors, Members, or Management Committee of the Company, which resolutions have not been amended, modified or rescinded and remain on this date in full force and effect.

4.Attached hereto as Exhibit Dare resolutions dated June 26, 2014 duly adopted by Unanimous Written Consent of the shareholders or members of the Company, which resolutions have not been amended, modified or rescinded and remain on this date in full force and effect.

5.The following is a current true and complete list of, on the date hereof, the duly elected officers and directors or managers of the Company together with their titles and a specimen of each of their respective signatures:

NameTitleSignature

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

6.The Company legally and beneficially owns, directly or indirectly, [all] of the issued and outstanding equity interests of the following entities:

7.No consents, authorizations, licenses or approvals are necessary for the Company execute, deliver and perform it obligations under the Loan Documents.

8.No Event of Default, or event which, with notice or lapse of time, or both would constitute an Event of Default, shall have occurred and be continuing.

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9.No representation or warranty of Borrower contained herein or in any Loan Documents shall be untrue or incorrect in any material respect as of the date of any Loans as though made on such date, except to the extent such representation or warranty expressly relates to an earlier date.

[-Signature Page Follows-]

2

IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed this ___ day of June 2014.

 GREENWOOD FINANCE GROUP, LLC.

By:      /s/ Nicole Singletary_____________

Name: Nicole Singletary

Title:    Managing Director

REVOLUTIONARY CONCEPTS, INC.

 By:     /s/ Ronald Carter________________

 Name: Ronald Carter

 Title:    Chief Executive Officer

3

GREENWOOD FINANCE GROUP, LLC.

UNANIMOUS WRITTEN CONSENT

OF THE BOARD OF DIRECTORS

IN LIEU OF SPECIAL MEETING

June 26, 2014

The undersigned, constituting all of the members of the Board of Directors (the "Board") of REVOLUTIONARY CONCEPTE, INC. a Nevada corporation and GREENWOOD FINANCE GROUP, LLC. a Georgia limited liability companies (the "Companies"), do hereby consent to the corporate actions specified below and adopt, approve and ratify the following resolutions by unanimous written consent pursuant to the provisions of the State of Georgia in lieu of a special meeting:

WHEREAS, Greenwood Finance Group. LLC. is a wholly-owned subsidiary of REVOLUTIONARY CONCEPTS, INC., (the "Borrower");

WHEREAS, the Companies wish to enter into that certain Senior Secured Revolving Credit Facility Agreement, (in the form attached hereto as Exhibit A, the "Credit Agreement"), by and amongst the Companies and certain other subsidiaries of the Borrower, and RAINCO INDUSTRIES, INC., (the "Lender"), whereby the Lender agrees to make loans to the Borrower in the aggregate principal amount of up to Ten Million and No/100 United States Dollars (US$10,000,000);

WHEREAS, pursuant to the Credit Agreement, the Borrower has agreed to issue that certain Revolving Convertible Promissory Note in favor of the Lender (in the form attached hereto as Exhibit B, the "Note") and the Companies wish to consent and agree to the terms and conditions of the Note;

WHEREAS, the Companies have agreed to guarantee the Borrower's obligations under the Credit Agreement by entering into that certain Guaranty Agreement by the Companies in favor of the Lender (in the form attached hereto as Exhibit C, the "Guaranty Agreement");

WHEREAS, to secure the Companies' guarantee, the Companies have agreed to grant to the Lender a first priority security interest in all of its assets by entering into that certain Security Agreement in favor of the Lender (in the form attached hereto as Exhibit D, the "Security Agreement");

WHEREAS, the Companies have agreed to enter into that certain Confession of Judgment in favor of the Lender (in the form attached hereto as Exhibit E, the "Confession of Judgment");

WHEREAS, the Board has determined that it is in the best interests of the Companies to execute and deliver the Credit Agreement, the Note, the Guaranty Agreement, the Security Agreement and the Confession of Judgment, and such other documents as may be necessary or advisable in connection therewith (collectively, the “Transaction Documents”); and

WHEREAS, the proposed transaction will further the purposes and interests of the Companies, is not ultra vires as to the Companies, and is for adequate consideration.

1

NOW, THEREFORE, BE IT RESOLVED, that the Companies are hereby authorized and directed to execute and deliver the Transaction Documents; and be it

RESOLVED FURTHER, that any officer of the Companies be, and each of them hereby is, authorized and directed to execute and deliver, in the name of and on behalf of the Companies, the Transaction Documents and any and all other instruments, documents, notes, pledge agreements, security agreements, financing statements, guarantees, certificates, releases, agreements, applications, and settlement statements contemplated by the Transaction Documents, or otherwise required by the Lender, and any amendments thereto, from time to time, and to pay such fees in connection therewith, and to take any and all other actions as they may, in their sole and exclusive discretion, determine to be appropriate or desirable to carry out, perform and effectuate all of the terms and provisions of the Transaction Documents and to consummate the transactions contemplated therein and thereby, with such changes, modifications and additions to the forms of such Transaction Documents as such officers, in their sole and absolute discretion, deem necessary or advisable, their signature on such Transaction Documents to be evidence of their intent in that regard; and be it

RESOLVED FURTHER, that the execution by any of said officer of the Companies of any document or documents executed in the accomplishment of any action or actions so authorized, is (or shall become upon delivery) the enforceable and binding act and obligation of the Companies without the necessity of the signature or attestation of any other officer of the Companies or the affixing of the corporate seal; and be it

RESOLVEDFURTHER, that the various members of the Board and the shareholders may execute this Unanimous Action in one or more counterparts, all of which counterparts, when taken together, shall constitute one document; and be it

RESOLVED FURTHER, that all acts, transactions or agreements undertaken by any of the officer of the Companies, in the name of and on behalf of the Companies, in connection with the foregoing matters and in connection with the Transaction Documents prior to the adoption of these resolutions are hereby ratified, confirmed and adopted by the Companies; and be it

RESOVLED FURTHER, that any director or officer of the Companies or any agent or attorney-in-fact of the Companies authorized and appointed by any of the foregoing, be, and each hereby is, authorized, empowered and directed to take, or cause to be taken, such further action, and to execute and deliver, or cause to be executed and delivered, for and in the name and on behalf of the Companies, such other agreements, instruments and documents, as such person may deem appropriate in order to effect the purpose and intent of the foregoing resolutions (as conclusively evidenced by the taking of such action, or the execution and delivery of such agreements, instruments and documents, as the case may be); and be it

RESOLVED FURTHER, that any of the foregoing officers be, and each of them hereby is, authorized and empowered to certify these resolutions.

[Signatures on Following Pages]

2

The undersigned, by affixing their signatures hereto, do hereby consent to, authorize and approve the foregoing actions in their capacity as directors of REVOLUTIONARY CONCEPTS, INC., as of the date first written above.

NameTitleSignature

Ronald CarterCEO/Chairman/s/ Ronald Carter

Solomon RC AliSVP/Director/s/Solomon RC Ali

Garry StevensonDirector/s/ Garry Stevenson

Bethiel TesfasillasieDirector             /s/ Bethiel Tesfasillasie

3

EXHIBIT A

FORM OF CREDIT AGREEMENT

4

EXHIBIT B

FORM OF REVOLVING CONVERTIBLE PROMISSORY NOTE

5

EXHIBIT C

FORM OF GUARANTY AGREEMENT

6

EXHIBIT D

FORM OF SECURITY AGREEMENT

7

EXHIBIT E

FORM OF CONFESSION OF JUDGMENT

8

REVOLUTIONARY CONCEPTS, INC.

UNANIMOUS WRITTEN CONSENT

OF THE BOARD OF DIRECTORS

IN LIEU OF SPECIAL MEETING

June 26, 2014

The undersigned, constituting all of the members of GREENWOOD FINANCE GROUP, LLC., a Georgia limited liability company and REVOLUTIONARY CONCEPTS, INC., a Nevada corporation (the "Companies"), do hereby consent to the corporate actions specified below and adopt, approve and ratify the following resolutions by unanimous written consent pursuant to the provisions of the State of Georgia in lieu of a special meeting:

WHEREAS, Greenwood Finance Group, LLC. is a wholly-owned subsidiary of REVOLUTIONARY CONCEPTS INC., a corporation organized under the laws of the State of Nevada, (the “Borrower”);

WHEREAS, the companies wish to enter into that certain Senior Secured Revolving Credit Facility Agreement, (in the form attached hereto as Exhibit A, the "Credit Agreement"), by and among the companies, certain other subsidiaries of the companies, and RAINCO INDUSTRIES, INC., (the "Lender"), whereby the Lender agrees to make revolving loans to the companies in the aggregate principal amount of up to Ten Million and No/100 United States Dollars (US$10,000,000);

WHEREAS, pursuant to the Credit Agreement, the companies have agreed to issue that certain Revolving Convertible Promissory Note in favor of the Lender (in the form attached hereto as Exhibit B, the "Note");

WHEREAS, to secure the obligation of the companies pursuant to the Credit Agreement, the companies have agreed to grant to the Lender a first priority security interest in all of its assets by entering into that certain Security Agreement in favor of the Lender (in the form attached hereto as Exhibit C, the "Security Agreement");

WHEREAS, the companies have agreed to enter into that certain Confession of Judgment in favor of the Lender (in the form attached hereto as Exhibit D, the "Confession of Judgment");

WHEREAS, the Board has determined that it is in the best interest of the companies to execute and deliver the Credit Agreement, the Note, the Security Agreement and the Confession of Judgment, and such other documents as may be necessary or advisable in connection therewith (collectively, the “Transaction Documents”); and

WHEREAS, the proposed transaction will further the purposes and interest of the companies, is not ultra vires as to the companies, and is for adequate consideration.

NOW, THEREFORE, BE IT RESOLVED, that the companies are hereby authorized and directed to execute and deliver the Transaction Documents; and be it

1

RESOLVED FURTHER, that any officer of the companies be, and each of them hereby is, authorized and directed to execute and deliver, in the name of and on behalf of the companies, the Transaction Documents and any and all other instruments, documents, notes, pledge agreements, security agreements, financing statements, guarantees, certificates, releases, agreements, applications, and settlement statements contemplated by the Transaction Documents, or otherwise required by the Lender, and any amendments thereto, from time to time, and to pay such fees in connection therewith, and to take any and all other actions as they may, in their sole and exclusive discretion, determine to be appropriate or desirable to carry out, perform and effectuate all of the terms and provisions of the Transaction Documents and to consummate the transactions contemplated therein and thereby, with such changes, modifications and additions to the forms of such Transaction Documents as such officers, in their sole and absolute discretion, deem necessary or advisable, their signature on such Transaction Documents to be evidence of their intent in that regard; and be it

RESOLVED FURTHER, that the execution by any of said officer of the Companies of any document or documents executed in the accomplishment of any action or actions so authorized, is (or shall become upon delivery) the enforceable and binding act and obligation of the Companies without the necessity of the signature or attestation of any other officer of the Companies or the affixing of the corporate seal; and be it

RESOLVEDFURTHER, that the various members of the Board or members and the shareholders or members may execute this Unanimous Action in one or more counterparts, all of which counterparts, when taken together, shall constitute one document; and be it

RESOLVED FURTHER, that all acts, transactions or agreements undertaken by any of the officer of the companies, in the name of and on behalf of the companies, in connection with the foregoing matters and in connection with the Transaction Documents prior to the adoption of these resolutions are hereby ratified, confirmed and adopted by the companies; and be it

RESOVLED FURTHER, that any director or officer of the companies or any agent or attorney-in-fact of the companies authorized and appointed by any of the foregoing, be, and each hereby is, authorized, empowered and directed to take, or cause to be taken, such further action, and to execute and deliver, or cause to be executed and delivered, for and in the name and on behalf of the companies, such other agreements, instruments and documents, as such person may deem appropriate in order to effect the purpose and intent of the foregoing resolutions (as conclusively evidenced by the taking of such action, or the execution and delivery of such agreements, instruments and documents, as the case may be); and be it

RESOLVED FURTHER, that any of the foregoing officers be, and each of them hereby is, authorized and empowered to certify these resolutions.

[-Signature Page Follows-]

2

The undersigned, by affixing their signatures hereto, do hereby consent to, authorize and approve the foregoing actions in their capacity as directors of REVOLUTIONARY CONCEPTS, INC. as of the date first written above.

NameTitleSignature

Ronald CarterCEO/Chairman/s/ Ronald Carter

Solomon RC AliSVP/Director/s/Solomon RC Ali

Garry StevensonDirector/s/ Garry Stevenson

Bethiel TesfasillasieDirector             /s/ Bethiel Tesfasillasie

3

EXHIBIT A

FORM OF CREDIT AGREEMENT

4

EXHIBIT B

FORM OF REVOLVING CONVERTIBLE PROMISSORY NOTE

5

EXHIBIT C

FORM OF SECURITY AGREEMENT

6

EXHIBIT D

FORM OF CONFESSION OF JUDGMENT

7

UNANIMOUSWRITTEN CONSENT

IN LIEU OF A SPECIALMEETING

OF THE STOCKHOLDERS/MEMBERS OF

GREENWOOD FINANCE GROUP, LLC.,

June 26, 2014

In conformity with the laws of the State of Georgia, the undersigned, being the holder[s] of all shares/membership interests of GREENWOOD FINANCE GROUP, LLC., a Georgia limited liability company and REVOLUTIONARY CONCEPTS, INC.,  a Nevada corporation (the “Companies”), hereby execute[s] this unanimous written consent in lieu of a [stockholder/member]meeting pursuant to the laws of the State of Georgia with the same force and effect as if such actions had been duly taken at a meeting of the stockholders of the Company duly called and convened for such purpose on the date first set forth above with a full quorum present and acting throughout.

WHEREAS, the Board of Directors or members of the Company has adopted on June 26, 2014 certain resolutions (the “Directors’ Resolutions”, copies of which are annexed hereto as Exhibit A) in respect of certain corporate actions to be undertaken by the Company;

WHEREAS, the undersigned desires to confirm, ratify and approve the Directors’ Resolutions and the actions authorized thereby in all respects;

NOW THEREFORE, IT IS HEREBY:

RESOLVED that:

(a)The undersigned approve, ratify and confirm, and do hereby approve, ratify and confirm, the Directors’ Resolutions and the actions authorized thereby in all respects;

(b)The undersigned furthermore approve, ratify and confirm, and do hereby approve, Ratify and confirm, the authorities and powers granted by the Directors’ Resolutions and the assumption by the Company of the obligations assumed by the Directors’ Resolutions and those which are to be assumed in the future by the Company pursuant to the authorities and powers granted in the Directors’ Resolutions; and

(c)Any officer or duly appointed attorney-in-fact of the Company may certify a copy of all or any of the resolutions of this written consent and such certified copy shall be full and complete evidence of the powers and authorities given by the foregoing resolutions and shall be fully binding on the Company without any more formal proof or documentation.

[-Signature Pages Follows-]

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The undersigned, by affixing its signature[s] hereto, does hereby consent to, authorize and approve the foregoing actions in its capacity as the sole stockholders or members of REVOLUTIONARY CONCEPTS, INC. as of the date first written above.

NameTitleSignature

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

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EXHIBIT A

UNANIMOUS WRITTEN CONSENT OF THE BOARD OF DIRECTORS OR MEMBERS OF

GREENWOOD FINANCE GROUP, LLC.

June 26, 2014

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FORM OPINIONS FOR SECURED LENDING TRANSACTIONS

1.The Security Parties are corporations validly existing and in good standing under the laws of the State of Georgia and each possesses the capacity to sue and be sued in its own name;

2.The Security Parties have the requisite corporate power and authority to enter into and perform their obligations under the Loan Documents to which each is a party;

3.The execution and delivery of the Loan Documents by the Security Parties and the consummation of them and the transactions contemplated thereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Security Parties or its Board of Directors, stockholders or members is required;

4.The Loan Documents executed by the Security Parties have each been executed and delivered by a duly authorized signatory of the relevant Security Parties, are duly executed and delivered and each constitutes valid and binding obligations of the Security Parties, enforceable against the Security Parties in accordance with their respective terms, except as may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies;

5.It is not necessary under the laws of the State of Georgia in order to ensure the legality, validity, effectiveness, enforceability or admissibility into evidence of any of the Loan Documents that any of the Loan Documents be filed, registered or recorded in any public office or elsewhere in the State of Georgia;

6.No consents, licenses, permits, approvals, notarizations, exemptions of or authorizations by any governmental authority or regulatory or public body of the State Georgia, including exchange control approvals, are necessary to enable the Security Parties to execute, deliver and perform its obligations under the Loan Documents to which it is a party or to enable the Security Parties to execute, deliver and perform its obligations to ensure the legality, validity, performance, enforceability or admissibility into evidence of any of the Loan Documents, to which it is a party;

7.Each of the Loan Documents is in proper form for enforcement in the State of Georgia;

8.Assuming such is the case under the law otherwise governing the enforceability of the Loan Documents, as a matter of Georgia law the obligations of the Security Parties under the Loan Documents to which it is a party are direct, general and unconditional obligations of the Security Parties and rank at least pari passu with all other present or future unsecured and unsubordinated indebtedness of the Security Parties, except such as are mandatorily preferred by law;

9.Assuming none of the Loan Documents were executed in Georgia there are no stamp or registration duties or similar taxes or charges payable in respect of the execution, delivery, performance, enforcement or admissibility into evidence of the Loan Documents other than (a)

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nominal documentary stamp taxes which must be paid if any of the Loan Documents are submitted to a Georgia court and (b) court fees consequent upon litigation in the Georgia

10.The choice of Georgia law to govern the Loan Documents should be recognized by the court of the State of Georgia as a valid choice of law and the submissions by the Security Parties in the Loan Documents to the non-exclusive jurisdiction of the Courts of Georgia, are valid and binding and do not contravene Georgia law; and

11.Provided that the defendant appeared in the action or proceeding in person or by duly authorized representative, a judgment for a definite sum obtained in a court in the State of Georgia against the Security Parties would, when duly authenticated, be admissible as evidence in a proceeding brought to enforce the same in the courts of the State of Georgia;

12.The execution, delivery and performance of the Loan Documents by the Security Parties will not: (a) result in a violation of the Security Parties’ Articles of Incorporation or By-laws; or (b) result in a violation of any foreign, federal, state or local law, rule or regulation, order, judgment or decree applicable to the Security Parties;

13.The Lender will not be deemed to be resident, domiciled, carrying on business or subject to taxation in Georgia solely by reason of the negotiation, preparation, execution, performance or enforcement of, and/or receipt of any payment due from the Security Parties under, any of the Loan Documents; and

14.Upon the execution of the Security Agreements by the Lender and the applicable Credit Parties and upon the filing of the applicable UCC-1 Financing Statements with the Secretary of State of the State of Georgia, the Lender will have a properly perfected first priority security interest in and to all of the Collateral (as defined in the Security Agreements).

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GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT is dated as of June 26, 2014 (as amended, restated or modified from time to time, the “Guaranty”), and is made by GREENWOOD FINANCE GROUP, LLC., limited liability company organized and existing under the laws of the State of Georgia (the “Guarantor”), in favor of Rainco Industries Inc., a corporation organized and existing under the laws of the Fulton, Georgia (the “Lender”).

WHEREAS, GREENWOOD FINANCE GROUP, LLC, a limited liability company organized under the laws of the State of Georgia (“Borrower”),has entered into a senior secured revolving credit facility agreement, dated as of the date hereof (as may be amended, restated or modified from time to time, the “Credit Agreement”),by and among the Borrower, as borrower, the Guarantor and certain other subsidiaries of the Borrower, as joint and several guarantors, and the Lender, as lender, pursuant to which the Lender has agreed to advance an aggregate principal amount of up to Ten Million and No/100 United States Dollar (US$10,000,000) the “Loan”)to the Borrower, which Loan shall be further evidenced by a revolving convertible promissory note given by the Borrower in favor of Lender(as may be amended, restated or modified from time to time, the “Note”); and

WHEREAS, in order to induce Lender to make the Loan, and with full knowledge that Lender would not make the Loan without this Guaranty, Guarantor has agreed to execute and deliver this Guaranty to Lender, for the benefit of Lender, as security for the Liabilitiesand Obligations; and

WHEREAS, Guarantor is a wholly-owned subsidiary of Borrower and will substantially benefit from Lender’s Loan to Borrower;

NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties each intending to be legally bound, hereby do agree as follows:

1. LIABILITIES GUARANTEED

Guarantor hereby guarantees and becomes surety to Lender for the full, prompt and unconditional payment of the Liabilities and payment and performance of the Obligations, when and as the same shall become due, whether at the stated maturity date, by acceleration or otherwise, and the full, prompt and unconditional performance of each term and condition to be performed by Borrower under the Note and the other Loan Documents.  The Guaranty is a primary obligation of Guarantor and shall be a continuing inexhaustible Guaranty.  This is a guaranty of payment and not of collection.  Lender may require Guarantor to pay and perform its liabilities and obligations under this Guaranty and may proceed immediately against Guarantor without being required to bring any proceeding or take any action against Borrower or any other Person prior thereto; the liability of Guarantor hereunder being independent of and separate from the liability of Borrower, any other guarantor, any other Person, and the availability of other collateral security for the Note and the other Loan Documents.

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2. DEFINITIONS

All capitalized terms used in this Guaranty that are defined in the Credit Agreement shall have the meanings assigned to them in the Credit Agreement, unless the context of this Guaranty requires otherwise.

3. REPRESENTATIONS AND WARRANTIES.  Guarantor represents and warrants to Lender as follows:

3.1. Organization, Powers.  Guarantor: (i) is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Georgia; (ii) has the power and authority to own its properties and assets and to carry on its business as now being conducted and as now contemplated; and (iii) has the power and authority to execute, deliver and perform(and the officer or manager executing this Guaranty on behalf of Guarantor has been duly authorized to so act and execute this Guaranty on behalf of the Guarantor), and by all necessary action has authorized the execution, delivery and performance of, all of its obligations under this Guaranty and any other Loan Documents to which it is a party.

3.2. Execution of Guaranty.  This Guaranty, and each other Loan Document to which Guarantor is a party, have been duly executed and delivered by Guarantor. Execution, delivery and performance of this Guaranty and each other Loan Document to which Guarantor is a party will not: (i) violate any provision of any law, rule or regulation, any judgment, order, writ, decree or other instrument of any governmental authority, or any provision of any contract or other instrument to which Guarantor is a party or by which Guarantor or any of its properties or assets are bound; (ii) result in the creation or imposition of any lien, claim or encumbrance of any nature, other than the liens created by the Loan Documents; and (iii) require any consent from, exemption of, or filing or registration with, any governmental authority or any other Person, other than any filings in connection with the liens created by the Loan Documents.

3.3. Obligations of Guarantor.  This Guaranty and each other Loan Document to which Guarantor is a party are the legal, valid and binding obligations of Guarantor, enforceable against Guarantor in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights generally or by equitable principles which may affect the availability of specific performance and other equitable remedies. The making of the Loan by Lender to Borrower and the assumption by Guarantor of its obligations hereunder and under any other Loan Document to which Guarantor is a party will result in material benefits to Guarantor.  This Guaranty was entered into by Guarantor for commercial purposes.

3.4. Litigation.  There is no demand, claim, suit, action, litigation, investigation, audit, study, arbitration, administrative hearing, or any other proceeding of any nature whatsoever at law or in equity or by or before any governmental authority now pending or, to the knowledge of Guarantor, threatened, against or affecting Guarantor or any of its properties, assets or rights which, if adversely determined, would materially impair or affect: (i) the value of any collateral securing the Liabilities; (ii) Guarantor’s right to carry on its business substantially as now conducted (and as now contemplated); (iii) Guarantor’s financial condition; or (iv) Guarantor’s capacity to consummate and perform its obligations under this Guaranty or any other Loan Document to which Guarantor is a party.

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3.5. No Defaults.  Guarantor is not in default beyond the expiration of any applicable grace or cure periods, in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained herein or in any contract or other instrument to which Guarantor is a party or by which Guarantor or any of its properties or assets are bound.

3.6. No Untrue Statements. To the knowledge of Guarantor, no Loan Document or other document, certificate or statement furnished to Lender by or on behalf of Borrower or Guarantor contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading.  Guarantor acknowledges that all such statements, representations and warranties shall be deemed to have been relied upon by Lender as an inducement to make the Loan.

4. NO LIMITATION OF LIABILITY

4.1. Guarantor acknowledges that the obligations undertaken herein involve the guaranty of obligations of a Person other than Guarantor and, in full recognition of that fact, Guarantor consents and agrees that Lender may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness of this Guaranty: (i) change the manner, place or terms of payment of (including, without limitation, any increase or decrease in the principal amount of the Liabilities or the interest rate), and/or change or extend the time for payment of, or renew, supplement or modify, any of the Liabilities, any security therefor, or any of the Loan Documents evidencing same, and the Guaranty herein made shall apply to the Liabilities and the Loan Documents as so changed, extended, renewed, supplemented or modified; (ii)sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order, any property securing the Liabilities; (iii) supplement, modify, amend or waive, or enter into or give any agreement, approval, waiver or consent with respect to, any of the Liabilities, or any part thereof, or any of the Loan Documents, or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder; (iv)exercise or refrain from exercising any rights against Borrower or other Persons (including Guarantor) or against any security for the Liabilities; (v)accept new or additional instruments, documents or agreements in exchange for or relative to any of the Loan Documents or the Liabilities, or any part thereof; (vi)accept partial payments on the Liabilities; (vii)receive and hold additional security or guaranties for the Liabilities, or any part thereof; (viii) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer and/or enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof as Lender, in its sole and absolute discretion, may determine; (ix) add, release, settle, modify or discharge the obligation of any maker, endorser, guarantor, surety, obligor or any other Person who is in any way obligated for any of the Liabilities, or any part thereof; (x) settle or compromise any Liabilities, whether in a Proceeding or not, and whether voluntarily or involuntarily, dispose of any security therefor (with or without consideration and in whatever manner Lender deems appropriate), and subordinate the payment of any of the Liabilities, whether or not due, to the payment of

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liabilities owing to creditors of Borrower other than Lender and Guarantor; (xi) consent to the merger, change or any other restructuring or termination of the corporate existence of Borrower or any other Person, and correspondingly restructure the Liabilities, and any such merger, change, restructuring or termination shall not affect the liability of Guarantor or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the Liabilities; (xii) apply any sums it receives, by whomever paid or however realized, to any of the Liabilities and/or (xiii) take any other action which might constitute a defense available to, or a discharge of, Borrower or any other Person (including Guarantor) in respect of the Liabilities.

4.2. The invalidity, irregularity or unenforceability of all or any part of the Liabilities or any Loan Document, or the impairment or loss of any security therefor, whether caused by any action or inaction of Lender, or otherwise, shall not affect, impair or be a defense to Guarantor’s obligations under this Guaranty.

4.3. Upon the occurrence and during the continuance of any Event of Default, Lender may enforce this Guaranty independently of any other remedy, guaranty or security Lender at any time may have or hold in connection with the Liabilities, and it shall not be necessary for Lender to marshal assets in favor of Borrower, any other guarantor of the Liabilities or any other Person or to proceed upon or against and/or exhaust any security or remedy before proceeding to enforce this Guaranty.  Guarantor expressly waives any right to require Lender to marshal assets in favor of Borrower or any other Person, or to proceed against Borrower or any other guarantor of the Liabilities or any collateral provided by any Person, and agrees that Lender may proceed against any obligor (including Guarantor) and/or the collateral in such order as Lender shall determine in its sole and absolute discretion.  Lender may file a separate action or actions against Guarantor, whether action is brought or prosecuted with respect to any security or against any other Person, or whether any other Person is joined in any such action or actions.  Guarantor agrees that Lender and Borrower may deal with each other in connection with the Liabilities or otherwise, or alter any contracts or agreements now or hereafter existing between them, in any manner whatsoever, all without in any way altering or affecting the security of this Guaranty.

4.4. Guarantor expressly waives, to the fullest extent permitted by applicable law, any and all defenses which Guarantor shall or may have as of the date hereof arising or asserted by reason of: (i) any disability or other defense of Borrower, or any other guarantor for the Liabilities, with respect to the Liabilities; (ii) the unenforceability or invalidity of any security for or guaranty of the Liabilities or the lack of perfection or continuing perfection or failure of priority of any security for the Liabilities; (iii)the cessation for any cause whatsoever of the liability of Borrower, or any other guarantor of the Liabilities(other than by reason of the full payment and performance of all Liabilities(other than contingent indemnification obligations)); (iv) any failure of Lender to marshal assets in favor of Borrower or any other Person; (v) any failure of Lender to give notice of sale or other disposition of collateral to Borrower or any other Person or any defect in any notice that may be given in connection with any sale or disposition of collateral; (vi) any failure of Lender to comply with applicable laws in connection with the sale or other disposition of any collateral or other security for any

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Liabilities, including, without limitation, any failure of Lender to conduct a commercially reasonable sale or other disposition of any collateral or other security for any Liabilities; (vii) any act or omission of Lender or others that directly or indirectly results in or aids the discharge or release of Borrower or any other guarantor of the Liabilities, or of any security or guaranty therefor by operation of law or otherwise; (viii) any law which provides that the obligation of a surety or guarantor must neither be larger in amount or in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation; (ix) any failure of Lender to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person; (x) the election by Lender, in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code; (xi) any extension of credit or the grant of any lien under Section 364 of the United States Bankruptcy Code; (xii) any use of collateral under Section 363 of the United States Bankruptcy Code; (xiii) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person; (xiv) the avoidance of any lien or security interest in favor of Lender for any reason; (xv) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including without limitation any discharge of, or bar or stay against collecting, all or any of the Liabilities(or any interest thereon) in or as a result of any such proceeding; or (xvi) any action taken by Lender that is authorized by this Section or any other provision of any Loan Document.  Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Liabilities, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Liabilities.

4.5. This is a continuing guaranty and shall remain in full force and effect as to all of the Liabilities until such date as all amounts owing by Borrower to Lender shall have been paid in full in cash and all obligations of Borrower with respect to any of the Liabilities shall have terminated or expired (other than contingent indemnification obligations) (such date is referred to herein as the “Termination Date”).

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5. LIMITATION ON SUBROGATION

Until the Termination Date, Guarantor waives any present or future right to which Guarantor is or may become entitled to be subrogated to Lender’s rights against Borrower or to seek contribution, reimbursement, indemnification, payment or the like, or participation in any claim, right or remedy of Lender against Borrower or any security which Lender now has or hereafter acquires, whether or not such claim, right or remedy arises under contract, in equity, by statute, under common law or otherwise.  If, notwithstanding such waiver, any funds or property shall be paid or transferred to Guarantor on account of such subrogation, contribution, reimbursement, or indemnification at any time when all of the Liabilities have not been paid in full, Guarantor shall hold such funds or property in trust for Lender and shall forthwith pay over to Lender such funds and/or property to be applied by Lender to the Liabilities.

6. COVENANTS

6.1. Financial Statements; Compliance Certificate.  No later than forty-five (45) days after the month ends, forty-five (45) days after the quarter ends and seventy-two (72) days after the year ends, Guarantor shall deliver to Lender: (a) audited financial statements disclosing all of Guarantor’s assets, liabilities, net worth, income and contingent liabilities, all in reasonable detail and in form acceptable to Lender, signed by Guarantor, and certified by Guarantor to Lender to be true, correct and complete in all material respects; (b) complete copies of federal tax returns, including all schedules, each of which shall be signed and certified by Guarantor to be true and complete copies of such returns; and (c) such other information respecting the Guarantor as Lender may from time to time reasonably request.

6.2. Subordination of Other Debts.  Guarantor hereby: (a) subordinates the obligations now or hereafter owed by Borrower to Guarantor (“Subordinated Debt”) to any and all obligations of Borrower to Lender now or hereafter existing while this Guaranty is in effect, and hereby agrees that Guarantor will not request or accept payment of or any security for any part of the Subordinated Debt, and any proceeds of the Subordinated Debt paid to Guarantor, through error or otherwise, shall immediately be forwarded to Lender by Guarantor, properly endorsed to the order of Lender, to apply to the Liabilities.

6.3. Security for Guaranty. All of Guarantor’s obligations and liability evidenced by this Guaranty is also secured by all of the Collateral of the Guarantor pursuant to that certain Security Agreement by and between the Guarantor and Lender made of even date herewith (the “Security Agreement”). All of the agreements, conditions, covenants, provisions, representations, warranties and stipulations contained in the Security Agreement or any other Loan Documents to which Guarantor is a party which are to be kept and performed by the Guarantor are hereby made a part of this Guaranty to the same extent and with the same force and effect as if they were fully set forth herein, and the Guarantor covenants and agrees to keep and perform them, or cause them to be kept or performed, strictly in accordance with their terms.

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7. EVENTS OF DEFAULT

Each of the Events of Default in the Credit Agreement shall constitute an Event of Default hereunder.

8. REMEDIES.

8.1. Upon an Event of Default, as provided in the Credit Agreement, all liabilities and obligations of Guarantor hereunder shall become immediately due and payable without demand or notice and, in addition to any other remedies provided by law or in equity, Lender may:

8.1.1. Enforce the obligations of Guarantor under this Guaranty.

8.1.2. To the extent not prohibited by and in addition to any other remedy provided by law or equity, setoff against any of the Liabilities any sum owed by Lender in any capacity to Guarantor whether due or not.

8.1.3. Perform any covenant or agreement of Guarantor in default hereunder (but without obligation to do so) and in that regard pay such money as may be required or as Lender may reasonably deem expedient.  Any costs, expenses or fees, including reasonable attorneys’ fees and costs, incurred by Lender in connection with the foregoing shall be included in the Liabilities guaranteed hereby, and shall be due and payable on demand, together with interest at the highest non-usurious rate permitted by applicable law, such interest to be calculated from the date of such advance to the date of repayment thereof.  Any such action by Lender shall not be deemed to be a waiver or release of Guarantor hereunder and shall be without prejudice to any other right or remedy of Lender.

8.2. Settlement of any claim by Lender against Borrower, whether in any Proceeding or not, and whether voluntary or involuntary, shall not reduce the amount due under the terms of this Guaranty, except to the extent of the amount actually paid by Borrower or any other obligated Person and legally retained by Lender in connection with the settlement (unless otherwise provided for herein).

9. MISCELLANEOUS.

9.1. Disclosure of Financial Information.  Lender is hereby authorized to disclose any financial or other information about Guarantor to any governmental authority having jurisdiction over Lender or to any present, future or prospective participant or successor in interest in the Note.  The information provided may include, without limitation, amounts, terms, balances, payment history, return item history and any financial or other information about Guarantor.

9.2. Remedies Cumulative.  The rights and remedies of Lender, as provided herein and in any other Loan Document, shall be cumulative and concurrent, may be pursued separately, successively or together, may be exercised as often as occasion therefor shall arise, and shall be in addition to any other rights or remedies conferred upon Lender at law or in equity.  The failure, at any one or more times, of Lender to exercise any such right or remedy shall in

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no event be construed as a waiver or release thereof.  Lender shall have the right to take any action it deems appropriate without the necessity of resorting to any collateral securing this Guaranty.

9.3. Integration.   This Guaranty and the other Loan Documents constitute the sole agreement of the parties with respect to the transactions contemplated hereby and thereby and supersede all oral negotiations and prior writings with respect thereto.

9.4. Attorneys’ Fees and Expenses.  If Lender retains the services of counsel by reason of a claim of an Event of Default hereunder or under any of the other Loan Documents, or on account of any matter involving this Guaranty, or for examination of matters subject to Lender’s approval under the Loan Documents, all costs of suit and all reasonable attorneys’ fees and such other reasonable expenses so incurred by Lender shall forthwith, on demand, become due and payable and shall be secured hereby.

9.5. No Implied Waiver.  Lender shall not be deemed to have modified or waived any of its rights or remedies hereunder unless such modification or waiver is in writing and signed by Lender, and then only to the extent specifically set forth therein.  A waiver in one event shall not be construed as continuing or as a waiver of or bar to such right or remedy on a subsequent event.

9.6. Waiver.  Except as otherwise provided herein or in any of the Loan Documents, Guarantor waives notice of acceptance of this Guaranty and notice of the Liabilities and waives notice of default, non-payment, partial payment, presentment, demand, protest, notice of protest or dishonor, and all other notices to which Guarantor might otherwise be entitled or which might be required by law to be given by Lender.  Guarantor waives the right to any stay of execution and the benefit of all exemption laws, to the extent permitted by law, and any other protection granted by law to guarantors, now or hereafter in effect with respect to any action or proceeding brought by Lender against it. Guarantor irrevocably waives all claims of waiver, release, surrender, alteration or compromise and the right to assert against Lender any defenses, set-offs, counterclaims, or claims that Guarantor may have at any time against Borrower or any other party liable to Lender.

9.7. No Third Party Beneficiary.  Except as otherwise provided herein, Guarantor and Lender do not intend the benefits of this Guaranty to inure to any third party and no third party (including Borrower) shall have any status, right or entitlement under this Guaranty.

9.8. Partial Invalidity.  The invalidity or unenforceability of any one or more provisions of this Guaranty shall not render any other provision invalid or unenforceable.  In lieu of any invalid or unenforceable provision, there shall be added automatically a valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible.

9.9. Binding Effect.  The covenants, conditions, waivers, releases and agreements contained in this Guaranty shall bind, and the benefits thereof shall inure to, the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns; provided, however, that this Guaranty cannot be assigned by Guarantor without the prior written consent of

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Lender, and any such assignment or attempted assignment by Guarantor shall be void and of no effect with respect to the Lender.

9.10. Modifications.  This Guaranty may not be supplemented, extended, modified or terminated except by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought; which must be approved by Lender.

9.11. Sales or Participations.  Lender may from time to time sell or assign the Note, in collateral in its sole discretion, whole or in part, or grant participations in the Note and/or the obligations evidenced thereby without the consent of Borrower or Guarantor (other than as provided in the Credit Agreement), provided, however, Lender shall provide written notice to Borrower and Guarantor of any such assignment or grant of participations.  The holder of any such sale, assignment or participation, if the applicable agreement between Lender and such holder so provides, shall be: (a) entitled to all of the rights, obligations and benefits of Lender (to the extent of such holder’s interest or participation); and (b) deemed to hold and may exercise the rights of setoff or banker’s lien with respect to any and all obligations of such holder to Guarantor (to the extent of such holder’s interest or participation), in each case as fully as though Guarantor was directly indebted to such holder.  Lender may in its discretion give notice to Guarantor of such sale, assignment or participation; however, the failure to give such notice shall not affect any of Lender’s or such holder’s rights hereunder.

9.12. MANDATORY FORUM SELECTION.  ANY DISPUTE ARISING UNDER, RELATING TO, OR IN CONNECTION WITH THE AGREEMENT OR RELATED TO ANY MATTER WHICH IS THE SUBJECT OF OR INCIDENTAL TO THE AGREEMENT (WHETHER OR NOT SUCHCLAIM IS BASED UPON BREACH OF CONTRACT OR TORT) SHALL BE SUBJECT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE AND/OR FEDERALCOURTSLOCATED IN GEORGIA.THIS PROVISION IS INTENDED TO BE A “MANDATORY” FORUM SELECTION CLAUSE ANDGOVERNED BY AND INTERPRETED CONSISTENT WITH GEORGIA LAW.

9.13. Notices.  Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Guaranty must be in writing and in each case properly addressed to the party to receive the same in accordance with the information below, and will be deemed to have been delivered: (i) if mailed by certified mail, return receipt requested, postage prepaid and properly addressed to the address below, then three (3) business days after deposit of same in a regularly maintained U.S. Mail receptacle; or (ii) if mailed by Federal Express, UPS or other nationally recognized overnight courier service, next business morning delivery, then one (1) business day after deposit of same in a regularly maintained receptacle of such overnight courier; or (iii) if hand delivered, then upon hand delivery thereof to the address indicated on or prior to 5:00 p.m., EST, on a Business Day.  Any notice hand delivered after 5:00 p.m., EST, shall be deemed delivered on the following Business Day.  Notwithstanding the foregoing, notice, consents, waivers or other communications referred to in this Guaranty may be sent by facsimile, e-mail, or other method of delivery, but shall be deemed to have been delivered only when the sending party has confirmed (by reply e-mail or some other form of written confirmation) that the

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notice has been received by the other party. The addresses and facsimile numbers for such communications shall be as set forth below, unless such address or information is changed by a notice conforming to the requirements hereof.  No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in similar or other circumstances:

If to the Guarantor:Greenwood Finance Group, LLC.

 P.O. Box 480183

 Charlotte, NC 28269

Attention:  Nicole Singletary

With a copy to:Revolutionary Concepts Inc,.

(which shall not constitute notice)1914 JN Pease Place

Charlotte, NC 28262

Attention: Ronald Carter

If to Lender:Rainco Industries Inc.

P.O. Box 480744

Charlotte, NC 28269

Attention: Raymond Swann, III

Facsimile: (704) 973-0579

With a copy to:DeLong, Caldwell, Bridgers & Fitzpatrick LLC

(which shall not constitute             notice)2800 Centennial Tower

101 Marietta Street

Atlanta, GA 30303

Attention: Earnest H. DeLong

Facsimile: (404) 835-0650

9.14. Governing Law.  Except in the case of the Mandatory Forum Selection clause set forth in Section 9.12hereof, this Guaranty shall be governed by and construed in accordance with the substantive laws of the State of Georgia without reference to conflict of laws principles.

9.15. Joint and Several Liability.  The word “Guarantor” or “Guarantors” shall mean all of the undersigned persons, if more than one, and their liability shall be joint and several.  The liability of Guarantor shall also be joint and several with the liability of any other guarantor under any other guaranty.

9.16. Continuing Enforcement.  If, after receipt of any payment of all or any part of the Liabilities, Lender is compelled or reasonably agrees, for settlement purposes, to surrender such payment to any person or entity for any reason (including, without limitation, a determination that such payment is void or voidable as a preference or fraudulent conveyance, an impermissible setoff, or a diversion of trust funds), then this Guaranty shall continue in full force and effect or be

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reinstated, as the case may be, and Guarantor shall be liable for, and shall indemnify, defend and hold harmless Lender with respect to the full amount so surrendered.  The provisions of this Section shall survive the termination of this Guaranty and shall remain effective notwithstanding the payment of the Liabilities, the cancellation, conversion or redemption of the Note, this Guaranty or any other Loan Document, the release of any security interest, lien or encumbrance securing the Liabilities or any other action which Lender may have taken in reliance upon its receipt of such payment.  Any cancellation, release or other such action shall be deemed to have been conditioned upon any payment of the Liabilities having become final and irrevocable.

9.17. WAIVER OF JURY TRIAL.  GUARANTOR AGREES THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTER CLAIM, BROUGHT BY LENDEROR GUARANTOR ON OR WITH RESPECT TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE DEALINGS OF THE PARTIES WITH RESPECT HERETO OR THERETO, SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY.  LENDER AND GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND INTELLIGENTLY, AND WITH THE ADVICE OF THEIR RESPECTIVE COUNSEL, WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING.  FURTHER, LENDER AND GUARANTOR WAIVE ANY RIGHT THEY MAY HAVE TO CLAIM OR RECOVER, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE, CONSEQUENTIAL OR OTHER DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. GUARANTOR ACKNOWLEDGES AND AGREES THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS GUARANTY AND THAT LENDERWOULD NOT PURCHASE THE NOTESIF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS GUARANTY.

[-Signature Page Follows-]

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IN WITNESS WHEREOF, Guarantor, intending to be legally bound, hasduly executed and delivered this Guaranty Agreement as of the day and year first above written.

GREENWOOD FINANCE GROUP, LLC.

By:       /s/ Nicole Singletary__________

Name: Nicole Singletary

Title:    Managing Director

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IRREVOCABLE TRANSFER AGENT INSTRUCTIONAND TRANSFER AGENT ACKNOWLEDGEMENT AND AGREEMENT

THIS IRREVOCABLE TRANSFER AGENT INSTRUCTION AND TRANSFER AGENT ACKNOWLEDGEMENT AND AGREEMENT (as amended, restated and modified from time to time, the “Agreement”) is made and entered into as of June 26, 2014, by and among GREENWOOD FINANCE GROUP, LLC., a limited liability company organized under the laws of the State of Georgia and REVOLUTIONARY CONCEPTS, INC., a corporation organized under the laws of the State of Nevada (the “Companies”), ISLAND STOCK TRANSFER (the “Transfer Agent”), and RAINCO INDUSTRIES, INC., a Georgia corporation (the “Lender” or “Rainco”).

GREENWOOD FINANCE GROUP, LLC., a Georgia corporation and REVOLUTIONARY CONCEPTS, INC., a Nevada corporation (the "Companies") and RAINCO INDUSTRIES, INC. (the "Investor") have entered into several Securities Purchase Agreements dated June 26, 2014 (the "Agreements") providing for the issuance of the Secured Convertible Note (the "Notes").

You are hereby irrevocably authorized and instructed to reserve a sufficient number of shares of common stock (“Common Stock”) of the Companies for issuance upon full conversion of the Notes in accordance with the terms thereof. The amount of Common Stock so reserved may be increased, from time to time, by written instructions of the Companies and the Investor. You are hereby further irrevocably authorized and directed to issue the shares of Common Stock so reserved upon your receipt from the Investor of a notice of conversion ("Notice of Conversion") executed by the Investor in accordance with the terms of the Notice of Conversion.

The ability to convert the Notes in a timely manner is a material obligation of the Companies pursuant to the Note. Your firm is hereby irrevocably authorized and instructed to issue shares of Common Stock of the Companies (without any restrictive legend) to the Investor (from the reserve, but in the event there are insufficient reserve shares of Common Stock to accommodate a Conversion Notice (defined below) your firm and the Companies agree that the Conversion Notice should be completed using authorized but unissued shares of Common Stock that the Companies have in its treasury) without any further action or confirmation by the Companies by either (i) electronically by crediting the account of a Prime Broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission system, provided that the Companies have been made FAST/DRS eligible by DTCC (DWAC), or (ii) in certificated form without any legend which would restrict the transfer of the shares, and you should remove all stop-transfer instructions relating to such shares: (A) upon your receipt from the Investor, all dated within 90 days from the date of the issuance or transfer request, of: (i) a notice of conversion ("Conversion Notice") executed by the Investor; and (ii) an opinion of counsel of the Investor, in form, substance and scope customary for opinions of counsel in comparable transactions (and satisfactory to the transfer agent), to the effect that the shares of Common Stock of the Companies

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issued to the Investor pursuant to the Conversion Notice are not "restricted securities" as defined in Rule 144 and should be issued to the Investor without any restrictive legend; and (B) the number of shares to be issued is less than 4.99% of the total issued common stock of the Companies.

 The Companies hereby requests that your firm act immediately, without delay and without the need for any action or confirmation by the Companies with respect to the issuance of Common Stock pursuant to any Conversion Notices received from the Investor.

 The Investor and the Companies understands that Island Stock Transfer shall not be required to perform any issuances or transfers of shares if (a) the Companies or request violates, or be in violation of, any terms of the Transfer Agent Agreement, (b) such an issuance or transfer of shares be in violation of any state or federal securities laws or regulation or (c) the issuance or transfer of shares be prohibited or stopped as required or directed by a court order.

 The Companies shall indemnify you and your officers, directors, principals, partners, agents and representatives, and hold each of them harmless from and against any and all loss, liability, damage, claim or expense (including the reasonable fees and disbursements of its attorneys) incurred by or asserted against you or any of them arising out of or in connection the instructions set forth herein, the performance of your duties hereunder and otherwise in respect hereof, including the costs and expenses of defending yourself or themselves against any claim or liability hereunder, except that the Companies shall not be liable hereunder as to matters in respect of which it is determined that you have acted with gross negligence or in bad faith. You shall have no liability to the Companies in respect to any action taken or any failure to act in respect of this if such action was taken or omitted to be taken in good faith, and you shall be entitled to rely in this regard on the advice of counsel.

The Board of Directors of the Companies has approved the foregoing (irrevocable instructions) and does hereby extend the Companies’ irrevocable agreement to indemnify your firm for all loss, liability or expense in carrying out the authority and direction herein contained on the terms herein set forth.

The Companies agree that in the event that the Transfer Agent resigns as the Companies’ transfer agent, the Companies shall engage a suitable replacement transfer agent that will agree to serve as transfer agent for the Companies and be bound by the terms and conditions of these Irrevocable Instructions within three (3) business days. The Investor and the Companies agree that the Transfer Agent shall not be required to perform any issuances or transfers of shares as of the date of the termination of the transfer agreement.

 The Investor is intended to be and are third party beneficiaries hereof, and no amendment or modification to the instructions set forth herein may be made without the consent of the Investor.

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W I T N E S S E T H:

WHEREAS, the Companies have entered into that certain Senior Secured Revolving Credit Facility Agreement, dated June 26, 2014 (the “Credit Agreement”), by and among the Companies, as borrower, certain subsidiaries of the Companies, as joint and several guarantors, and the Lender, as lender, pursuant to which the Companies shall issue to the Lender at the election of the Lender in its sole discretion, certain shares of the Companies’ common stock (the “Common Stock”), in accordance with the terms and conditions of the Credit Agreement and the Revolving Note (as defined in the Credit Agreement).

WHEREAS, (i) the Companies have agreed to issue, on the date hereof, certain shares of the Public Parent or Subsidiary Companies’ Common Stock in the amount of 25,000,000 shares (the “Facility Fee Shares”) and (ii) the Companies have agreed to issue, in the future, certain shares of the Companies’ Common Stock to Lender pursuant to the terms and conditions contained in the Credit Agreement and the Revolving Note(collectively, the Common Stock to be issued presently or in the future, the “Shares”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Recitals.  The recitations set forth in the preamble of this Agreement are true and correct and incorporated herein by this reference.

2. Common Stock Issued Under the Credit Agreement.

(a)Issuance of Shares.  In the event, for any reason, (i) the Companies fail to deliver any portion of the Shares to Lender when such Shares are to be issued and delivered to Lender in accordance with the Credit Agreement or (ii) otherwise fails to act to permit the Transfer Agent to remove the restrictive legend from the certificate evidencing the Shares when such shares are available to be issued without restriction pursuant to applicable law, then the parties hereto acknowledge that the Lender shall irrevocably be entitled to deliver to the Transfer Agent, on behalf of the Companies, a notice requesting the issuance of the Shares then issuable and/or removal of the restrictive legend in accordance with the terms of the Credit Agreement (the “Notice”).Upon the Transfer Agent’s receipt of a Notice from the Lender, the Transfer Agent, provided they are the acting transfer agent for the Companies at the time, shall, without any further confirmation or instructions from the Companies, and within three (3)business days from Transfer Agent’s receipt of the Notice, issue and surrender to a nationally recognized overnight courier for delivery to Lender at the address specified in the Notice, a certificate of the Common Stock of the Companies, in the name of the Lender, for the number of Shares to which the Lender shall be then entitled under the Credit Agreement, as set forth in the Notice.

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(b)Removal of Restrictive Legends.  In the event that the Lender, through its counsel or other representatives, submits to the Transfer Agent any Shares for the removal of the restrictive legends thereon, whether in connection with a sale of such shares pursuant to any exemption to the registration requirements under the Securities Act, or otherwise, and the Companies and or its counsel refuses or fails for any reason to render an opinion of counsel required for the removal of the restrictive legends, then the Companies hereby agree and acknowledge that the Lenders hereby irrevocably and expressly authorized to have counsel to the Lender render any and all opinions which may be required for purposes of removing such restrictive legends, and in the event the Lender submits an opinion of counsel from its own counsel as hereby contemplated, the Transfer Agent hereby acknowledges and agrees that it will rely on and accept such opinion of counsel and all documentation submitted in connection therewith, and without any confirmation or instructions from the Companies, issue such Shares without restrictive legends as instructed by the Lender and within three (3) business days of receipt of the required request and opinions from the Lender, its agent or counsel, issue and surrender to a common carrier for overnight delivery to the address as specified by the Lender, certificates, registered in the name of the Lender or its designees, representing the Shares to which the Lender is entitled, without any restrictive legends and otherwise freely transferable on the books and records of the Companies.

3. Authorized Agent of the Companies.  The Companies hereby irrevocably appoint the Lender and its counsel and its representatives, each as the Companies’ duly authorized agent and attorney-in-fact for the Companies for the purpose of authorizing and instructing the Transfer Agent to process issuances and transfers upon instructions from Lender, or any counsel or representatives of Lender, as specifically contemplated herein.  The authorization and power of attorney granted hereby is coupled with an interest and is irrevocable so long as any obligations of the Companies under the Credit Agreement remain outstanding, and so long as the Lender owns or has the right to receive, any Shares thereunder. In this regard, the Transfer Agent agrees as follows:

(a) The Transfer Agent shall accept and rely exclusively on any Notice submitted by the Lender and shall not seek confirmation and/or instructions from the Companies to process any Notice, or any other instruction or order from the Lender that, pursuant to the terms hereof, does not require confirmation or instruction from the Companies.

(b) The Transfer Agent shall accept and rely exclusively on the opinions of counsel and other documentation submitted by the Lender for the removal of any restrictive legends as contemplated by this Agreement, and Transfer Agent shall not seek confirmation and/or instructions from the Companies to process such submissions by the Lender.

(c) The Transfer Agent shall have no liability to the Companies hereunder for relying or acting on instructions from the Lender as hereby contemplated. Any Notice or other instruction or request made by Lender hereunder, for removal of restrictive legends

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or otherwise, together with any supporting documentation delivered hereunder, shall constitute an irrevocable instruction to the Transfer Agent to process such notice or instruction in accordance with the terms thereof, and the Companies hereby indemnify and hold the Transfer Agent forever harmless of and from any action taken by the Transfer Agent in reliance upon instructions of the Lender as hereby provided. Any notices, instructions, opinions or other documents required hereunder may be transmitted by the Lender to the Transfer Agent by facsimile, e-mail or any other commercially reasonable method.

(d) The Companies hereby confirm to the Transfer Agent and the Lender that it can NOT and will NOT give instructions, including stop orders or otherwise, inconsistent with the terms of this Agreement with regard to the matters contemplated herein, and Transfer Agent agrees and acknowledges that, even if the Companies give any such inconsistent instructions or orders, Transfer Agent shall disregard such instructions or orders and will not abide by any such instructions or orders, and Transfer Agent will act in accordance with the Lender’s instructions as hereby contemplated and permitted once the Companies, as a client of the Transfer Agent, has executed this Agreement.

(e) The Companies shall not be entitled to, nor will the Transfer Agent grant a suspension or delay in undertaking of its obligations hereunder for any time period in order for the Companies to review any matters contemplated herein with its counsel, to obtain a court order or its equivalent in order to prevent the Transfer Agent from acting hereunder, or to otherwise allow the Companies, through any tactic, maneuver, or strategy, to impair, hinder, delay or prevent Transfer Agent from acting in accordance with the Lender’s instructions as hereby contemplated and permitted within the time periods herein provided once the Companies has executed this Agreement.

(f) The Companies and the Transfer Agent hereby acknowledge and confirm that Transfer Agent’s compliance with the terms of this Agreement does not and will not in any way prohibit the Transfer Agent from satisfying any and all responsibilities and duties it may owe to the Companies.

(g) The Transfer Agent, within one (1) business day after request of the Lender, and without instruction or confirmation by the Companies, will provide to the Lender the total number of authorized shares of the Companies’ Common Stock as well as the current outstanding shares of the Companies’ Common Stock as of the date of the request.

4. Replacement of Transfer Agent.  The Companies hereby agrees that it shall not replace the Transfer Agent as the Companies’ transfer agent without the prior written consent of the Lender.  The Companies agree that, in the event the Transfer Agent resigns as the Companies’ transfer agent, the Companies will engage a suitable replacement transfer agent that has agreed to serve as transfer agent and to be bound by the terms and conditions of this Agreement within ten (10) business days of the resignation of the Transfer Agent. The Companies’ obligation

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to obtain a suitable replacement transfer agent shall not affect the current Transfer Agent’s ability to resign.

5. Miscellaneous.

(a) Material Inducement.  The Companies acknowledge that the Lender is relying on the representations and covenants made by the Companies and the Transfer Agent hereunder and such representations and covenants are a material inducement to the Lender entering into the Credit Agreement. The Companies further acknowledge that without such representations and covenants of the Companies and Transfer Agent made hereunder, the Lender would not enter into the Credit Agreement.

(b) Injunction and Specific Performance. The Companies and Transfer Agent each specifically acknowledges and agrees that in the event of a breach or threatened breach by either the Companies or the Transfer Agent of any provision hereof, the Lender will be irreparably damaged and that damages at law would be an inadequate remedy if this Agreement were not specifically enforced. Therefore, in the event of a breach or threatened breach of any provision of this Agreement by the Companies or the Transfer Agent, including, without limitation, the attempted termination of the agency relationship created by this instrument, the Lender shall be entitled to obtain, in addition to all other rights or remedies Lender may have, at law or in equity, an injunction restraining such breach, without being required to show any actual damage or to post any bond or other security, and/or to a decree for specific performance of the provisions of this Agreement.

(c) Notices.  All notices of request, demand and other communications hereunder shall be addressed to the parties as follows:

If to the CompaniesGREENWOOD FINANCE GROUP, LLC.

P.O. Box 480183

Charlotte, NC 28269

Attention: Nicole Singletary

REVOLUTIONARY CONCEPTS, INC.

1914 J.N. Pease Place

Charlotte, NC 28262

Attention: Ronald Carter

With a copy toDeLong, Calwell, Bridgers & Fitzpatrick, LLC.

(which shall not constitute notice3100 Centennial Tower, 101 Marietta St

Atlanta, GA, 30303

Attention: Earnest H. DeLong

Facsimile: (404) 835-0650

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If to the LenderRainco Industries Inc.

PO Box 480744

Charlotte, NC 28269

Attention: Raymond Swann, III

Facsimile: (704) 973-9776

With a copy to:DeLong, Caldwell, Bridgers & Fitzpatrick, LLC

(which shall not constitute notice)   3100 Centennial Tower, 101 Marietta St

Atlanta, GA, 30303

Attention: Earnest H. DeLong

Facsimile: (404) 835-0650

If to the Transfer Agent:Island Stock Transfer

15500 Roosevelt Blvd.

Suite 301

Clearwater, FL 33760

Attention: Jinlong Liu

 Facsimile: (813) 298-9243

unless the address is changed by the party by like notice given to the other parties.  Notice shall be in writing and shall be deemed received: (i) if mailed by certified mail, return receipt requested, postage prepaid and properly addressed to the address above, then three (3) business days after deposit of same in a regularly maintained U.S. Mail receptacle; or (ii) if mailed by Federal Express, UPS or other nationally recognized overnight courier service, next business morning delivery, then one (1) business day after deposit of same in a regularly maintained receptacle of such overnight courier; or (iii) if hand delivered, then upon hand delivery thereof to the address indicated on or prior to 5:00 p.m., EST, on a business day.  Any notice hand delivered after 5:00 p.m., EST, shall be deemed delivered on the following business day.  Notwithstanding the foregoing, notice, requests or demands or other communications referred to in this Agreement may be sent by facsimile, by e-mail or other method of delivery, but shall be deemed to have been given only when the sending party has confirmed that the receiving party has received such notice.

(d) MANDATORY FORUM SELECTION.  ANY DISPUTE ARISING UNDER, RELATING TO, OR IN CONNECTION WITH THE AGREEMENT OR RELATED TO ANY MATTER WHICH IS THE SUBJECT OF ORINCIDENTALTO THE AGREEMENT (WHETHER OR NOT SUCH CLAIM IS BASED UPON BREACH OF CONTRACT OR TORT) SHALL BE SUBJECT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTSLOCATED IN FULTON COUNTY, GEORGIA.THIS PROVISION IS INTENDED TO BE A “MANDATORY” FORUM SELECTION CLAUSE AND GOVERNED BY AND INTERPRETED CONSISTENT WITH GEORGIA LAW.

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(e) Governing Law.  Except for the Mandatory Forum Selection clause described above, this Agreement shall be governed by and construed in accordance with the substantive laws of the State of Georgia without reference to conflict of laws principles

(f) Severability.  If any term, provision or condition, or any part thereof, of this Agreement shall for any reason be found or held invalid or unenforceable by any court or governmental authority of competent jurisdiction, such invalidity or unenforceability shall not affect the remainder of such term, provision or condition nor any other term, provision or condition, and this Agreement shall survive and be construed as if such invalid or unenforceable term, provision or condition had not been contained therein.

(g) Execution.  This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Agreement, and same shall become effective when counterparts have been signed by each party and each party has delivered its signed counterpart to the other party.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or “.pdf” signature page was an original thereof.

(h) Headings.  The headings and sub-headings contained in the titling of this Agreement are intended to be used for convenience only and shall not be used or deemed to limit or diminish any of the provisions hereof.

(i) Gender and Use of Singular and Plural.  All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the party or parties or their personal representatives, successors and assigns may require.

(j) Prevailing Party.  If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover from the non-prevailing party, reasonable attorneys’ fees, court costs and all expenses, even if not taxable as court costs (including, without limitation, all such fees, costs and expenses incident to appeals), incurred in that action or proceeding, in addition to any other relief to which such party or parties may be entitled.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

COMPANIES:

GREENWOOD FINANCE GROUP,LLC.

By:      /s/ Nicole C. Singletary, MGR

Name: Nicole Singletary

Title:    Managing Director

REVOLUTIONARY CONCEPTS, INC.

By:      /s/ Ronald Carter, CEO

Name: Ronald Carter

Title:    Chief Executive Officer

LENDER:

RAINCO INDUSTRIES, INC.

By:       /s/ Raymond S Swann, III, EVP

Name:  Raymond Swann

Title:     Executive Vice President

TRANSFER AGENT:

ISLAND STOCK TRANSFER

By:       /s/ Jinlong Liu

Name: Jinlong Liu

Title:    _____________________

Rainco Irrevocable Transfer Instruction and Transfer Agent Acknowledgement Agreement

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PLEDGE AGREEMENT

BETWEEN

GREENWOOD FINANCE GROUP, LLC.

as Pledgor

and

RAINCO INDUSTRIES, INC.

as Pledgee

June 26, 2014

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PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (as may be amended, restated or modified from time to time, this “Pledge Agreement”), dated as of June 26, 2014, is made by and between GREENWOOD FINANCE GROUP, LLC., a limited liability company organized under the laws of the State of Georgia and REVOLUTIONARY CONCEPTS, INC., a corporation organized under the laws of the State of Nevada, as pledgor (the “Pledgor”), and RAINCO INDUSTRIES, INC., a corporation organized and existing under the laws of the Fulton, Georgia, as pledgee (the “Pledgee”).

WITNESSETH:

WHEREAS, pursuant to that certain senior secured revolving credit facility agreement, dated as of the date hereof (the “Credit Agreement”), by and among the Pledgor, as borrower, certain subsidiaries of the Pledgor, as joint and several guarantors, and the Pledgee, as lender, the Pledgee has agreed to advance an aggregate principal amount of up to Ten Million and No/100 United States Dollars (US$10,000,000) (the “Loan”)to the Pledgor, which Loan is further evidenced by revolving convertible promissory notes issued by the Pledgor in favor of the Pledgee(the “Notes”);

WHEREAS, as of the date hereof, the Pledgor is the registered and beneficial owner of 25,000,000 issued and outstanding common shares;

WHEREAS, it is a condition precedent to the Pledgee making the Loan available to the Pledgor under the Credit Agreement that the Pledgor execute and deliver to the Pledgee, as security for the obligations of the Pledgorto the Pledgee, a pledge of all of the Pledgor’s right, title and interest in and to the Pledged Shares; and

NOW, THEREFORE, in consideration of the premises set forth above, the covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Pledgor and the Pledgee agree as set forth below:

SECTION 1.  Defined Terms.  Except as otherwise defined herein, terms defined in the Credit Agreement shall have the same meaning when used herein.

SECTION 2.  Grant of Security.  As security for (a)the full and prompt payment, when due, whether by acceleration or otherwise, of all amounts owing by the Pledgor to the Pledgee under the Loan Documents and (b)the punctual and full performance and compliance by the Pledgorof each and every duty, covenant, agreement and obligation thereof under the Loan Documents (all obligations referred to in clauses (a) and (b) above are herein referred to as the “Obligations”), the Pledgor hereby pledges, assigns, transfers and delivers

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to the Pledgee the Pledged Shares and hereby grants to the Pledgee a first priority lien on and a first priority security interest in the following (collectively, the “Pledged Collateral”):

(i) the Pledged Shares and all capital, revenue, profit, income, gain or other property or proceeds, return on contribution or otherwise with respect to the Pledged Shares;

(ii) all securities, moneys or property representing dividends or interest on any of the Pledged Shares, or representing a distribution in respect of the Pledged Shares, or resulting from a split-up, revision, reclassification or other like change of the Pledged Shares or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Shares(exclusive of any equity holder loan);

(iii) all right, title and interest of Pledgor in, to and under any policy of insurance payable by reason of loss or damage to the Pledged Shares and any other Pledged Collateral;

(iv) all other payments due or to become due to the Pledgor in respect of the Pledged Shares whether under any organizational document or otherwise, whether as contractual obligations, damages or otherwise;

(v) all “accounts”, “general intangibles”, “instruments” and “investment property”(in each case as defined in the UCCconstituting or relating to the foregoing;

(vi) all Proceeds of any of the foregoing property of Pledgor (including, without limitation, any proceeds of insurance thereon, all “accounts”, “general intangibles”, “instruments” and “investment property”, in each case as defined in the UCC, constituting or relating to the foregoing); and

(vii) all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof.

SECTION 3.  Pledge Documents. Intenionally left blank for this transaction.

SECTION 4.  Representations and Warranties.  The Pledgor represents and warrants that:

(a) it is the legal and beneficial owner of, and has good and marketable title to, the Pledged Collateral, subject to no pledge, lien, mortgage, hypothecation, security interest, charge, option or other encumbrance whatsoever, except the lien and security interest created and contemplated by this Pledge Agreement;

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(b) it has full power, authority a  nd legal right to execute, deliver and perform its obligations under this Pledge Agreement and to create the lien and security interest contemplated by this Pledge Agreement;

(c) the Pledged Shares of the Pledged Company (i) have been duly and validly created pursuant to the relevant organizational documents of the Pledged Company, (ii) constitute 0.043% of the total issued and outstanding capital stock of the Pledged Company;

(d) as of the date hereof, no Person has entered into any options, warrants or other agreements to acquire additional capital stock in the Pledged Company and there are no voting trusts or other member agreements or arrangements relating to any Pledged Collateral;

(e) this Pledge Agreement constitutes a valid obligation of the Pledgor, legally binding upon it and enforceable in accordance with its terms;

(f) the pledge, hypothecation, assignment of the Pledged Collateral and the delivery of the Pledged Shares(together with the Instrument of Transfers) pursuant to and/or described in this Pledge Agreement create a valid and perfected first priority security interest in the Pledged Collateral;

(g) no consent of any other party (including equity interest holders of the Pledgor) is required in connection with the execution, delivery, performance, validity, enforceability or enforcement of this Pledge Agreement, and no consent, license, approval or authorization of, or registration or declaration with, any governmental authority, bureau or agency is required in connection with the execution, delivery, performance, validity, enforceability or enforcement of this Pledge Agreement;

(h) the execution, delivery and performance of this Pledge Agreement will not violate or contravene any provision of any existing law or regulation or decree of any court, governmental authority, bureau or agency having jurisdiction in the premises or of the organizational documents of the Pledgor or of any mortgage, indenture, security agreement, contract, undertaking or other agreement to which the Pledgor is a party or which purports to be binding upon it or any of its properties or assets and will not result in the creation or imposition of any lien, charge or encumbrance on, or security interest in, any of its properties or assets pursuant to the provisions of any such mortgage, indenture, security agreement, contract, undertaking or other agreement;

(i) its chief executive office is located at 1914 JN Pease Place, Charlotte  NC, 28262.

(j) the representations and warranties set forth in the Credit Agreement insofar as they relate to the Pledgor are true and complete and the Pledgor shall comply with each of the covenants set forth in the Credit Agreement which are applicable thereto.

SECTION 5.  Covenants.  The Pledgor hereby covenants that during the continuance of this Pledge Agreement:

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(a) it shall warrant and defend the right and title of the Pledgee conferred by this Pledge Agreement in and to the Pledged Collateral at the cost of the Pledgor against the claims and demands of all persons whomsoever;

(b) it shall not sell, assign, transfer, charge, pledge or encumber in any manner any part of the Pledged Collateral or suffer to exist any encumbrance on the Pledged Collateral;

(c) it shall not amend or modify any organizational documents of the Pledged Company;

(d) it shall not vote the Pledged Shares of the Pledged Company in favor of the consolidation, merger, dissolution, liquidation or any other corporate reorganization of the Pledged Company;

(e) it shall not take from the Pledged Company any undertaking or security in respect of its liability hereunder or in respect of any other liability of the Pledged Company to the Pledgor and the Pledgor shall not prove nor have the right of proof, in competition with the Pledgee, for any monies whatsoever owing from the Pledged Company to the Pledgor, in any insolvency or liquidation, or analogous proceedings under any applicable law, of the Pledgor;

(f) subject to the terms and conditions contained in the Credit Agreement, there shall not be issued any additional shares of capital stock in the Pledged Company nor any options, warrants or other agreements to do so issued or entered into;

(g) it shall not release, transfer or otherwise dispose of any shares of capital stock held by the Pledged Company as treasury stock or otherwise;

(h) it shall furnish to Pledgee from time to time statements and schedules further identifying and describing the Pledged Collateral as Pledgee reasonably requests, all in reasonable detail;

(i) it shall give at least ninety (90) days’ prior written notice to Pledgee of any (i) change of the location of Pledgor’s chief executive office from that specified in Section 4(j) hereof, (ii)change of Pledgor’s name, identity or structure or (iii) reorganization or reincorporation of Pledgor under the laws of another jurisdiction; and

(j) it shall indemnify the Pledgee from, and hold it harmless against, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Pledged Collateral or in connection with the transaction contemplated by this Pledge Agreement.

SECTION 6.  Delivery of Additional Collateral.  If the Pledgor shall become entitled to receive or shall receive any equity interests, option or rights, whether as an addition to, in substitution of, or in exchange for any of the Pledged Shares, the Pledgor agrees to accept the same as the agent of the Pledgee and to hold the same in trust for the benefit of the Pledgee and to deliver the same forthwith to the Pledgee in the exact form received, with the endorsement of the Pledgor when necessary and/or appropriate undated Instruments of Transfer duly executed

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in blank, and Irrevocable Proxies for any shares of capital stock so received, in substantially the forms attached hereto to be held by the Pledgee, subject to the terms hereof, as additional collateral security for the Obligations.

SECTION 7.  General Authority.  The Pledgor hereby consents that, without the necessity of any reservation of rights against the Pledgor, and without notice to or further assent by the Pledgor, any demand for payment of any of the Obligations made by the Pledgee may be rescinded by the Pledgee and any of the Obligations continued, and the Obligations, or the liability of the Pledgor and/or the Pledged Company upon or for any part thereof, or any other collateral security (including, without limitation, any collateral security held pursuant to any of the other Loan Documents) or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived, surrendered, or released by the Pledgee, and the Loan Documents, any guarantees and any other collateral security documents executed and delivered by the Pledgor and/or the Pledged Company or any other obligors in respect of the Obligations may be amended, modified, supplemented or terminated, in whole or in part, as the Pledgee may deem advisable, from time to time, and any other collateral security at any time held by the Pledgee for the payment of the Obligations (including, without limitation, any collateral security held pursuant to any other collateral security documents executed and delivered pursuant to the Loan Documents) may be sold, exchanged, waived, surrendered or released, all without notice to or further assent by the Pledgor or the Pledged Company, which shall remain bound hereunder, notwithstanding any such renewal, extension, modification, acceleration, compromise, amendment, supplement, termination, sale, exchange, waiver, surrender or release.  The Pledgor waives any and all notices of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Pledgee upon this Pledge Agreement, and the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Pledge Agreement, and all dealings between the Pledged Company and the Pledgee shall likewise be conclusively presumed to have been had or consummated in reliance upon this Pledge Agreement.  The Pledgor waives diligence, presentment, protest, demand for payment and notice of default or non-payment to or upon the Pledgor or the Pledged Company with respect to the Obligations.

SECTION 8.  Voting Rights.  The Pledgee shall receive notice and have the right (but not the obligation) to vote the Pledged Shares at its own discretion at, any annual or special meeting, as the case may be, of the shareholders of the Pledged Company, provided, however, that the Pledgee shall not be entitled to receive notice, or to exercise such right to vote until the occurrence of an Event of Default or any of the security created by or pursuant to this Pledge Agreement shall be deemed imperiled or jeopardized in a manner by the Pledgee in its sole discretion.

SECTION 9.  UCC Filings.  The Pledgor does hereby authorize the Pledgee to do all things the Pledgee may deem to be necessary or advisable in order to perfect or maintain the security interest granted by this Pledge Agreement including, but not limited to, filing any and all Uniform Commercial Code financing statements or renewals thereof.

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SECTION 10.  Remedies. At any time after the occurrence of an Event of Default or in the event any of the security created by or pursuant to this Pledge Agreement shall be imperiled or jeopardized in a manner deemed material by the Pledgee in its sole discretion, the Pledgee shall be entitled, without further notice to the Pledgor:

(a) subject to the limitations of Sections 9-610 and 9-615 of the UCC(to the extent applicable), to sell, assign, transfer and deliver at any time the whole, or from time to time any part, of the Pledged Collateral or any rights or interests therein, at public or private sale or in any other manner, at such price or prices and on such terms as the Pledgee may deem appropriate, and either for cash, on credit, for other property or for future delivery, at the option of the Pledgee, upon not less than 10 days’ written notice (which 10 day notice is hereby acknowledged by the Pledgor to be reasonable) addressed to the Pledgor at its last address provided to the Pledgee pursuant to this Pledge Agreement, but without demand, advertisement or other notice of any kind (all of which are hereby expressly waived by the Pledgor).  If any of the Pledged Collateral or any rights or interests thereon are to be disposed of at a public sale, the Pledgee may, without notice or publication, adjourn any such sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, occur at the time and place identified in such announcement.  If any of the Pledged Collateral or any rights or interests therein shall be disposed of at a private sale, the Pledgee shall be relieved from all liability or claim for inadequacy of price.  At any such public sale the Pledgee may purchase the whole or any part of the Pledged Collateral or any rights or interests therein so sold.  Each purchaser, including the Pledgee should it acquire the Pledged Collateral, at any public or private sale, shall hold the property sold free from any claim or right of redemption, stay, appraisal or reclamation on the part of the Pledgor which are hereby expressly waived and released to the extent permitted by applicable law.  If any of the Pledged Collateral or any rights or interests therein shall be sold on credit or for future delivery, the Pledged Collateral or rights or interests so sold may be retained by the Pledgee until the selling price thereof shall be paid by the purchaser, but the Pledgee shall not incur any liability in case of failure of the purchaser to take up and pay for the Pledged Collateral or rights or interests therein so sold.  In case of any such failure, the Pledged Collateral or rights or interests therein may again be sold on not less than ten (10) days’ written notice as aforesaid; and

(b) to exercise all voting and other equity interest rights at any meeting of any Pledged Company and exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to the Pledged Shares of the Pledged Company as if it was the absolute owner thereof, including, without limitation, the right to exchange at its discretion, such Pledged Shares upon the merger, consolidation, reorganization, recapitalization or other readjustment of the Pledged Company or, upon the exercise by the Pledged Company or the Pledgee of any right, privilege or option pertaining to such Pledged Share, and in connection therewith, to deposit and deliver such Pledged Shares with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it.

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SECTION 11.  No Duty on Pledgee.  The Pledgee shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

SECTION 12.  Application of Proceeds.  All moneys collected or received by the Pledgee pursuant to this Pledge Agreement shall be applied as provided in the Credit Agreement.

SECTION 13.  Miscellaneous.

13.1  Further Assurances.  The Pledgor agrees that if this Pledge Agreement shall, in the reasonable opinion of the Pledgee, at any time be deemed by the Pledgee, for any reason, insufficient in whole or in part to carry out the true intent and spirit hereof, it shall execute or cause to be executed such other documents or deliver or cause to be delivered such further assurances as in the opinion of the Pledgee may be required in order to more effectively accomplish the purposes of this Pledge Agreement including, without limitation, an alternative pledge or such other alternative security as the Pledgee shall require.

13.2  Remedies Cumulative and Not Exclusive; No Waiver.  Each and every right, power and remedy herein given to the Pledgee shall be cumulative and shall be in addition to every other right, power and remedy of the Pledgee now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy, whether herein given or otherwise existing, may be exercised from time to time, in whole or in part, and as often and in such order as may be deemed expedient by the Pledgee, and the exercise or the beginning of the exercise of any right, power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy.  No failure, delay or omission by the Pledgee in the exercise of any right or power or in the pursuance of any remedy accruing upon any breach or default by the Pledgor or any Credit Party shall impair any such right, power or remedy or be construed to be a waiver of any such right, power or remedy or to be an acquiescence therein; nor shall the acceptance by the Pledgee of any security or of any payment of or on account of any of the amounts due from the Pledgor or any Credit Party to the Pledgee and maturing after any breach or default or of any payment on account of any past breach or default be construed to be a waiver of any right with respect to any future breach or default or of any past breach or default not completely cured thereby.  In addition to the rights and remedies granted to it in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to any of the Obligations, the Pledgee shall have rights and remedies of a secured party under the UCC.

13.3  Successors and Assigns. This Pledge Agreement and all obligations of the Pledgor hereunder shall be binding upon the successors and assigns of the Pledgor and shall, together with the rights and remedies of the Pledgee hereunder, inure to the benefit of the Pledgee, its respective successors and assigns.

13.4  Waiver; Amendment. None of the terms and conditions of this Pledge Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Pledgor and the Pledgee.

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13.5  Invalidity.  If any provision of this Pledge Agreement shall at any time, for any reason, be declared invalid, void or otherwise inoperative by a court of competent jurisdiction, such declaration or decision shall not affect the validity of any other provision or provisions of this Pledge Agreement, or the validity of this Pledge Agreement as a whole and, to the fullest extent permitted by law, the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Pledgee in order to carry out the intentions of the parties hereto as nearly as may be possible.  The invalidity and unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

13.6  Notices.  Any notice, request or other communication to be given or made under this Pledge Agreement to the Pledgor or the Pledgee shall be in writing.  Such notice, request or other communication shall be deemed to have been duly given or made when it shall be delivered by hand, international courier (confirmed by facsimile), or facsimile (with a hard copy delivered within two (2) Business Days) to the Pledgor or the Pledgee to which it is required or permitted to be given or made at such party’s address specified below or at such other address as such party shall have designated by notice to the party given or making such notice, request or other communication, it being understood that the failure to deliver a copy of any notice, request or other communication to a party to whom copies are to be sent shall not affect the validity of any such notice, request or other communication or constitute a breach of this Pledge Agreement.

If to the Pledgor:           GREENWOOD FINANCE GROUP, LLC.

P.O. Box 480183

Charlotte, NC 26269

Attention:  Nicole Singletary

with a copy (which shall not constitute notice) to:

Revolutionary Concepts, Inc.

1914 JN Pease Pl

Charlotte, NC  28262

Attn: Ronald Carter

If to the Pledgee:Rainco Industries, Inc.

PO Box 480744

Charlotte, NC 28269

Attention: Raymond Swann, III

Facsimile: (704) 973-9776

with a copy (which shall not constitute notice) to:

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DeLong, Caldwell, Bridgers & Fitzpatrick, LLC

3100 Centennial Tower, 101 Marietta St

Atlanta, GA, 30303

Attention: Earnest H. DeLong

Facsimile: (404) 835-0650

13.7  Counterparts; Electronic Delivery.  This Pledge Agreement maybe executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute one and the same instrument. Delivery of an executed counterpart of this Pledge Agreement by facsimile or electronic transmission shall be deemed as effective as delivery of an originally executed counterpart.  In the event that the Pledgor delivers an executed counterpart of this Pledge Agreement by facsimile or electronic transmission, the Pledgor shall also deliver an originally executed counterpart as soon as practicable, but the failure of the Pledgor to deliver an originally executed counterpart of this Pledge Agreement shall not affect the validity or effectiveness of this Pledge Agreement.

13.8  References.  References herein to Sections, Exhibits and Schedules are to be construed as references to sections of, exhibits to, and schedules to, this Pledge Agreement, unless the context otherwise requires.

13.9  Headings.  In this Pledge Agreement, Section headings are inserted for convenience of reference only and shall not be taken into account in the interpretation of this Pledge Agreement.

13.10  Termination.  When all of the Obligations shall have been fully satisfied, the Pledgee agrees that it shall forthwith release the Pledgor from its Obligations hereunder and the Pledgee, at the request and expense of the Pledgor, shall promptly execute and deliver to the Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Pledge Agreement, and the Irrevocable Proxies shall terminate forthwith and be delivered to the Pledgor forthwith together with the other items furnished to the Pledgee pursuant to this Pledge Agreement.

SECTION 14.  Applicable Law, Jurisdiction and Waivers.

14.1  Governing Law. Except in the case of the Mandatory Forum Selection clause set forth in Section 14.2 hereof, this Pledge Agreement shall be governed by and construed in accordance with the laws of the Georgia, without regard to principles of conflicts of laws thereof.

14.2  MANDATORY FORUM SELECTION.  ANY DISPUTE ARISING UNDER, RELATING TO, OR IN CONNECTION WITH THE AGREEMENT OR RELATED TO ANY MATTER WHICH IS THE SUBJECT OF ORINCIDENTAL TO THE AGREEMENT (WHETHER OR NOT SUCH CLAIM IS BASED UPON BREACH

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OFCONTRACT OR TORT) SHALL BE SUBJECTTO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTSLOCATED IN FULTON COUNTY, GEORGIA. THIS PROVISION IS INTENDED TO BE A “MANDATORY” FORUM SELECTION CLAUSE AND GOVERNED BY AND INTERPRETED CONSISTENT WITH GEORGIA LAW.

14.3  WAIVER OF IMMUNITY. TO THE EXTENT THAT THE PLEDGORHAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM SUIT, JURISDICTION OF ANY COURT OR ANY LEGAL PROCESS (WHETHER THROUGH ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OF A JUDGMENT, OR FROM ANYOTHER LEGAL PROCESS OR REMEDY) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE PLEDGORHEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS PLEDGE AGREEMENT.

14.4  WAIVER OF JURY TRIAL.  EACH OF THE PLEDGOR AND THE PLEDGEEHEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO OR ANY BENEFICIARY HEREOF ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS PLEDGE AGREEMENT.

[-Signature Page Follows-]

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IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed the day and year first above written.

PLEDGOR:

REVOLUTIONARY CONCEPTS, INC.

By:/s/ Ronald Carter, CEO

Name:   Ronald Carter

Title:      Chief Executive Officer

GREENWOOD FINANCE GROUP, LLC.

By:      /s/ Nicole C Singletary, MGR

Name: Nicole Singletary

Title:    Managing Director

PLEDGEE

RAINCO INDUSTRIES, INC.

By:       /s/ Raymond Swann, EVP

Name:  Raymond Swann

Title: Executive Vice President

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EXHIBIT A

IRREVOCABLE PROXY

The undersigned, the registered and beneficial owner of the below described capital stock of GREENWOOD FINANCE GROUP, LLC., a limited liability company organized and existing under the laws of the State of Georgia, hereby makes, constitutes and appoints, RAINCO INDUSTRIES, INC., a Georgia corporation (the “Pledgee”), with full power to appoint a nominee or nominees to act hereunder from time to time, the true and lawful attorney and proxy of the undersigned to vote one hundred percent (100%)of the capital stock of GREENWOOD FINANCE GROUP, LLC.,at all annual and special meetings of GREENWOOD FINANCE GROUP, LLC., or take any action by written consent with the same force and effect as the undersigned might or could do, hereby ratifying and confirming all that the said attorney or its nominee or nominees shall do or cause to be done by virtue hereof. The said capital stock has been pledged (the “Pledge”) to the Pledgee pursuant and subject to a Pledge Agreement, dated as of June 26, 2014, by and between the undersigned and the Pledgee. This power and proxy is coupled with an interest and is irrevocable and shall remain irrevocable so long as the Pledge is outstanding and is in full force and effect. IN WITNESS WHEREOF, the undersigned has caused this instrument to be duly executed on June 26, 2014.

GREENWOOD FINANCE GROUP, LLC.

By:      /s/ Nicole Singletary, MGR

Name: Nicole Singletary

Title:    Managing Director

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EXHIBIT B

IRREVOCABLE PROXY

The undersigned, the registered and beneficial owner of the below described capital stock of REVOLUTIONARY CONCEPTS, INC., a corporation organized and existing under the laws of the State of Nevada, hereby makes, constitutes and appoints, RAINCO INDUSTRIES, INC., a Georgia corporation (the “Pledgee”), with full power to appoint a nominee or nominees to act hereunder from time to time, the true and lawful attorney and proxy of the undersigned to vote one hundred percent (100%)of the capital stock of REVOLUTIONARY CONCEPTS, INC.,at all annual and special meetings of REVOLUTIONARY CONCEPTS, INC., or take any action by written consent with the same force and effect as the undersigned might or could do, hereby ratifying and confirming all that the said attorney or its nominee or nominees shall do or cause to be done by virtue hereof. The said capital stock has been pledged (the “Pledge”) to the Pledgee pursuant and subject to a Pledge Agreement, dated as of June 26, 2014, by and between the undersigned and the Pledgee. This power and proxy is coupled with an interest and is irrevocable and shall remain irrevocable so long as the Pledge is outstanding and is in full force and effect. IN WITNESS WHEREOF, the undersigned has caused this instrument to be duly executed on June 26, 2014.

REVOLUTIONARY CONCEPTS, INC.

By:      /s/ Ronald Carter, CEO

Name: Ronald Carter

Title:    Chief Executive Officer

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NEITHER THIS NOTE NOR THE SECURITIES THAT ARE ISSUABLE TO THE HOLDER UPON CONVERSION HERE OF (COLLECTIVELY, THE "SECURITIES") HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THE SECURITIES NOR ANY INTEREST OR PARTICIPATION THEREIN MAY BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED: (I) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE 1933 ACT OR APPLICABLE STATE SECURITIES LAWS; OR (II) IN THE ABSENCE OF AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE ISSUER, THAT REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT OR; (Ill) UNLESS SOLD, TRANSFERRED OR ASSIGNED PURSUANT TO RULE 144 UNDER THE 1933 ACT.

BY ACCEPTING THIS OBLIGATION, THE HOLDER REPRESENTS AND WARRANTS THAT IT IS NOT A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SEC. 6049(B)(4) OF THE INTERNAL REVENUE CODE AND REGULATIONS THEREUNDER) AND THAT IT IS NOT ACTING FOR OR ON BEHALF OF A UNITES STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SEC. 6049(B )(4) OF THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER).

REVOLVING CONVERTIBLE PROMISSORY NOTE

Issuance Date:  June 26, 2014                                                                             US$10,000,000

Effective Date:  June 26, 2014

FOR VALUE RECEIVED, GREENWOOD FINANCE GROUP, LLC., a limited liability company orgainized under the laws of the State of Georgia, whose address is P.O. Box 480183, Charlotte, NC 26269 (the “Borrower”), promises to pay to the order of Rainco Industries Inc. (hereinafter, together with any holder hereof, “Lender”), whose address is 3100 Centennial Tower, 101 Marietta St, Atlanta, GA, 30303 ,on or before the six (6) month anniversary of the Effective Date or such later date as agreed upon after the date hereof in a signed writing by the Lender (the “Revolving Loan Maturity Date”), the lesser of: (i) 10,000,000 United States Dollars (US$10,000,000)); or (ii) the aggregate principal amount outstanding under and pursuant to that certain senior secured revolving credit facility agreement, dated as of June 26, 2014, executed by and among the Borrower, as borrower, certain subsidiaries of the Borrower, as joint and several guarantors, and the Lender, as lender (as amended, restated, supplemented or modified from time to time, the “Credit Agreement”), together with interest (computed on the actual number of days elapsed on the basis of a 360 day year) on the aggregate principal amount of all Revolving Loans

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outstanding from time to time, as provided in the Credit Agreement. Capitalized words and phrases not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

This Revolving Convertible Promissory Note (the “Note”) evidences a portion of the aggregate Revolving Loans incurred by Borrower under and pursuant to the Credit Agreement, to which reference is hereby made for a statement of the terms and conditions under which the Revolving Loan Maturity Date or any payment hereon may be accelerated. The holder of this Note is entitled to all of the benefits and security provided for in the Loan Documents. All Revolving Loans shall be repaid by Borrower, or any person liable for the payment of this Note, on the Revolving Loan Maturity Date, unless payable sooner pursuant to the provisions of the Credit Agreement.

Principal and interest shall be paid to Lender as set forth in the Credit Agreement, or at such other place as the holder of this Note shall designate in writing to Borrower. Each Revolving Loan made by Lender, and all payments on account of the principal and interest thereof shall be recorded on the books and records of Lender and the principal balance as shown on such books and records, or any copy thereof certified by an officer of Lender, shall be rebuttable presumptive evidence of the principal amount owing hereunder.

Except for such notices as may be required under the terms of the Credit Agreement, the Borrower, or any person liable for the payment of this Note, waives presentment, demand, notice, protest, and all other demands, or notices, in connection with the delivery, acceptance, performance, default, or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence.

Borrower shall be solely responsible for the payment of any and all documentary stamps and other taxes applicable to the full face amount of this Note.

The Revolving Loan evidenced hereby has been made and/or issued and this Note has been delivered at Lender's main office set forth above. This Note shall be governed and construed in accordance with the laws of the State of Georgia, in which state it shall be performed, and shall be binding upon Borrower, or any person liable for the payment of this Note, and its legal representatives, successors, and assigns. Wherever possible, each provision of the Credit Agreement and this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Credit Agreement or this Note shall be prohibited by or be invalid under such law, such provision shall be severable, and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of the Credit Agreement or this Note.

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Nothing herein contained, nor in any instrument or transaction relating hereto, shall be construed or so operate as to require the Borrower, or any person liable for the payment of this Note, to pay interest in an amount or at a rate greater than the highest rate permissible under applicable law. By acceptance hereof, Lender hereby warrants and represents to Borrower that Lender has no intention of charging a usurious rate of interest. Should any interest or other charges paid by Borrower, or any parties liable for the payments made pursuant to this Note result in the computation or earning of interest in excess of the highest rate permissible under applicable law, any and all such excess shall be and the same is hereby waived by the holder hereof. Lender shall make adjustments in the Note or Credit Agreement, as applicable, as necessary to ensure that Borrower will not be required to pay further interest in excess of the amount permitted by applicable law. All such excess shall be automatically credited against and in reduction of the outstanding principal balance. Any portion of such excess which exceeds the outstanding principal balance shall be paid by the holder hereof to the Lender and any parties liable for the payment of this Note, it being the intent of the parties hereto that under no circumstances shall Borrower, or any party liable for the payments hereunder, be required to pay interest in excess of the highest rate permissible under applicable law.

THE HOLDER IS A NON-U.S. PERSON AS THAT TERM IS DEFINED IN THE UNITED STATES INTERNAL REVENUE CODE. IT IS HEREBY AGREED AND UNDERSTOOD THAT THE OBLIGATIONS HEREUNDER MAY BE SOLD OR RESOLD ONLY TO NON-U.S. PERSONS. THE INTEREST PAYABLE HEREUNDER IS PAYABLE ONLY OUTSIDE THE UNITED STATES. ANY U.S. PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAW.

Following an Event of Default, this Note may be, at the sole option of the Lender, convertible into shares of the common stock, par value $0.001 per share (the “Common Stock”) of Borrower, in accordance with the terms and conditions set forth below.

(a)Voluntary Conversion.  At any time while this Note is outstanding, the Lender may, upon the occurrence of an Event of Default or if mutually agreed upon by the parties, convert all or any portion of the outstanding principal, accrued and unpaid interest, and any other sums due and payable hereunder or under the Credit Agreement (such total amount, the “Conversion Amount”) into shares of Common Stock of the Borrower (the “Conversion Shares”) at a price equal to: (i) the Conversion Amount (the numerator); divided by (ii) forty-eight percent (48%) of the lowest daily volume weighted average price of the Borrower's Common Stock during the three (3) Business Days immediately prior to the Conversion Date, which price shall be  indicated in the conversion notice (in the form attached hereto as Exhibit A, the “Conversion Notice”) (the denominator) (the “Conversion Price”). The Lender shall submit a Conversion Notice indicating the Conversion Amount, the number of Conversion Shares issuable upon such conversion, and where the Conversion Shares should be delivered.

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(b) The Lender's Conversion Limitations. The Borrower shall not affect any conversion of this Note, and the Lender shall not have the right to convert any portion of this Note, to the extent that after giving effect to the conversion set forth on the Conversion Notice submitted by the Lender, the Lender (together with the Lender's Affiliates and any Persons acting as a group together with the Lender or any of the Lender's Affiliates) would beneficially own shares of Common Stock in excess of the Beneficial Ownership Limitation (as defined herein). To ensure compliance with this restriction, prior to delivery of any Conversion Notice, the Lender shall have the right to request that the Borrower provide to the Lender a written statement of the percentage ownership of the Borrower's Common Stock that would be beneficially owned by the Lender and its Affiliates in the Borrower if the Lender converted such portion of this Note then intended to be converted by Lender. The Borrower shall, within two (2) Business Days of such request, provide Lender with the requested information in a written statement, and the Lender shall be entitled to rely on such written statement from the Borrower in issuing its Conversion Notice and ensuring that its ownership of the Borrower's Common Stock is not in excess of the Beneficial Ownership Limitation. The restriction described in this Section may be waived by Lender, in whole or in part, upon notice from the Lender to the Borrower to increase such percentage.

For purposes of this Note, the “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note. The limitations contained in this Section shall apply to a successor holder of this Note. For purposes of this Note, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof.

(c)Mechanics of Conversion. The conversion of this Note shall be conducted in the following manner:

(1)  To convert this Note into shares of Common Stock on any date set forth in the Conversion Notice by the Lender (the “Conversion Date”), the Lender shall transmit by facsimile or electronic mail (or otherwise deliver) a copy of the fully executed Conversion Notice to the Borrower (or, under certain circumstances as set forth below, by delivery of the Conversion Notice to the Borrower's transfer agent).

(2)  Upon receipt by the Borrower of a copy of a Conversion Notice, the Borrower shall as soon as practicable, but in no event later than two (2) Business Days after receipt of such Conversion Notice, send, via facsimile or electronic mail (or otherwise deliver) a confirmation of receipt of such Conversion Notice (the “Conversion Confirmation”) to the Lender indicating that the Borrower will process such Conversion Notice in accordance with the terms herein. In the event the Borrower fails to issue its Conversion Confirmation within said two (2) Business Day time period, the Lender shall have the absolute and irrevocable right and

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authority to deliver the fully executed Conversion Notice to the Borrower's transfer agent, and pursuant to the terms of the Credit Agreement, the Borrower's transfer agent shall issue the applicable Conversion Shares to Lender as hereby provided. Within five (5) Business  Days after the date of the Conversion Confirmation (or the date of the Conversion Notice, if the Borrower tails to issue the Conversion Confirmation), provided that the Borrower's transfer agent is participating in the Depository Trust Company’s(“DTC”) Fast Automated Securities Transfer (“FAST”) program, the Borrower shall cause the transfer agent to (or, if for any reason the Borrower fails to instruct or cause its transfer agent to so act, then pursuant to the Credit Agreement, the Lender may request and require the Borrower's transfer agent to) electronically transmit the applicable Conversion Shares to which the Lender shall be entitled by crediting the account of the Lender's prime broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system, and provide proof satisfactory to the Lender of such delivery. In the event that the Borrower's transfer agent is not participating in the DTC FAST program and is not otherwise DWAC eligible, within five (5) Business Days after the date of the Conversion Confirmation (or the date of the Conversion Notice, if the Borrower fails to issue the Conversion Confirmation), the Borrower shall instruct and cause its transfer agent to (or, if for any reason the Borrower fails to instruct or cause its transfer agent to so act, then pursuant to the Credit Agreement, the Lender may request and require the Borrower's transfer agent to) issue and surrender to a nationally recognized overnight courier for delivery to the address specified in the Conversion Notice, a certificate, registered in the name of the Lender, or its designees, for the number of Conversion Shares to which the Lender shall be entitled. To effect conversions hereunder, the Lender shall not be required to physically surrender this Note to the Borrower unless the entire principal amount of this Note, plus all accrued and unpaid interest thereon, has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable conversion. The Lender and the Borrower shall maintain records showing the principal amount(s) converted and the date of such conversion(s). The Lender, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.

(3)  The Person(s) entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of the Conversion Date.

(4)  If in the case of any Conversion Notice, the certificate or certificates are not delivered to or as directed by the Lender by the date required hereby, the Lender shall be entitled to elect by written notice to the Borrower at any time on or before its receipt of such certificate or certificates, to rescind such Conversion Notice, in which event the Borrower shall promptly return to the Lender any original  Note delivered to the Borrower and the Lender shall promptly return to the Borrower the Common Stock certificates

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representing the principal amount of this Note unsuccessfully tendered  for conversion to the Borrower.

(5)  The Borrower's obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Lender to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or entity or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or  any breach or alleged breach by the Lender or any other person or entity of any obligation to  the Borrower or any violation or alleged violation of law by the Lender or any other person or entity, and irrespective of any other circumstance which might otherwise limit such obligation of the Borrower to the Lender in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Borrower of any such action the Borrower may have against the Lender. In the event the Lender of this Note shall elect to convert any or all of the outstanding principal amount hereof and accrued but unpaid interest thereon in accordance with the terms of this Note, the Borrower may not refuse conversion based on any claim that the Lender or anyone associated or affiliated with the Lender has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Lender, restraining and or enjoining conversion of all or part of this Note shall have been sought and obtained, and the Borrower posts a surety bond for the benefit of the Lender in the amount of 150% of the outstanding principal amount of this Note, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to such Lender to the extent it obtains judgment.  In the absence of such injunction, the Borrower shall issue Conversion Shares upon a properly noticed conversion. If the Borrower fails for any reason to deliver to the Lender such certificate or certificates representing Conversion Shares pursuant to timing and delivery requirements of this Note, the Borrower shall pay to such Lender, in cash, as liquidated damages and not as a penalty, for each $1,000 of principal amount being converted, $1.00 per day for each day after the date by which such certificates should have been delivered until such certificates are delivered. Nothing herein shall limit a Lender's right to pursue actual damages or declare an Event of Default pursuant to the Credit Agreement, this Note or any agreement securing the indebtedness under this Note for the Borrower's failure to deliver Conversion Shares within the period specified herein and such Lender shall have the right to pursue all remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Lender from seeking to enforce damages pursuant to any other Section hereof or under applicable law. Nothing herein shall prevent the Lender from having the Conversion Shares issued directly by the Borrower's transfer agent in accordance with the Credit Agreement, in the event for any reason the Borrower fails to issue or deliver, or cause its transfer agent to issue and deliver, the Conversion Shares to the Lender upon exercise of Lender's conversion rights hereunder.

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(6)  The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to the Lender hereof for any documentary stamp or similar taxes, or any other issuance or transfer fees of any nature or kind that may be payable in respect of the issue or delivery of such certificates, any such taxes or fees, if payable, to be paid by the Borrower.

(7)  Borrower shall take all action reasonably necessary to at all times have authorized, and reserved for the purpose of issuance, such number of shares of Common Stock as shall be necessary to effect the full conversion of the Note in accordance with its terms (the “Share Reserve”).If at any time the Share Reserve is insufficient to effect the full conversion of the Note then outstanding, Borrower shall increase the Share Reserve accordingly. If Borrower does not have sufficient authorized and unissued shares of Common Stock available to increase the Share Reserve, Borrower shall call and hold a special meeting of the shareholders within forty-five (45) days of such occurrence, or take action by the written consent of the holders of a majority of the outstanding shares of Common Stock, if possible, for the sole purpose of increasing the number of shares authorized to an amount of shares equal to three (3) times the Conversion Shares. Borrower’s management shall recommend to the shareholders to vote in favor of increasing the number of shares of Common Stock authorized.

[-signature page follows-]

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IN WITNESS WHEREOF, the Borrower has executed this Note as of the date set forth above.

GREENWOOD FINANCE GROUP, LLC.

By:      /s/ Nicole Singletary______________

Name: Nicole Singletary

Title:    Managing Director

REVOLUTIONARY CONCEPTS, INC.

By:     /s/ Solomon RC Ali_______________

Name: Solomon RC Ali

Title:   Senior Vice President

[Signature Page 1 of 2 to Revolving Convertible Promissory Note]

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CONSENT AND AGREEMENT

The undersigned, referred to in the foregoing revolving convertible promissory note as a guarantor, hereby consents and agrees to said revolving convertible promissory note and to the payment of the amounts contemplated therein, documents contemplated thereby and to the provisions contained therein relating to conditions to be fulfilled and obligations to be performed by it pursuant to or in connection with said revolving convertible promissory note to the same extent as if the undersigned were a party to said revolving convertible promissory note.

GREENWOOD FINANCE GROUP, LLC.

By:       /s/ Nicole Singletary__________

Name:  Nicole Singletary

Title:     Managing Director

RAINCO INDUSTRIES, INC.

By:      /s/ Raymond S. Swann, III______

Name: Raymond S. Swann, III

Title:    Executive Vice President

[Signature Page 2 of 2 to Revolving Convertible Promissory Note]

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EXHIBIT A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal and/or interest under the Revolving Convertible Promissory Note (the “Note”) of GREENWOOD FINANCE COMPANY, LLC., a limited liability company organized under the laws of the State of Georgia and wholly owned subsidiary of REVOLUTIONARY CONCEPTS, INC., a corporation organized under the laws of the State of Nevada and RAINCO INDUSTRIES, INC., a corporation organized under the laws of the sate of Georgia (the “Companies”), into shares of common stock, par value $0.001 per share (the “Common Shares”), of the Companies in accordance with the conditions of the Note, as of the date written below. Based solely on information provided by the Companies to Holder, the undersigned represents and warrants to the Companies that its ownership of the Common Shares does not exceed the Beneficial Ownership Limitation as specified under the Note.

Conversion Calculations

Effective Date of Conversion:_______________________

Principal Amount and/or Interest to be Converted:_______________________

Number of Common Shares to be Issued:_______________________

 [HOLDER]

      By:  _____________________________________

          Name:   __________________________________________

          Title:  _____________________________________

          Address:  _____________________________________

              _____________________________________

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SECURITY AGREEMENT

This SECURITY AGREEMENT, dated effective as of June 26, 2014 (as amended, restated or modified from time to time, the “Security Agreement”), is executed by and between GREENWOOD FINANCE GROUP, LLC., a limited liability company organized under the laws of the State of Georgia and REVOLUTIONARY CONCEPTS, INC., a corporation organized under the laws of the State of Nevada, (the “Guarantors”), and RAINCO INDUSTRIES, INC., a Georgia Corporation (the “Secured Party”).

R E C I T A L S:

WHEREAS, the Guarantors have entered into a senior secured revolving credit facility agreement, dated as of the date hereof (as amended, restated or modified from time to time, the “Credit Agreement”), by and among the Guarantors, as borrowers (in such capacity, the “Borrower”), certain subsidiaries of the Borrower, as joint and several guarantors, and the Secured Party, as lender, pursuant to which the Secured Party shall advance an aggregate principal amount of up to Ten Million and No/100 United States Dollars (US$10,000,000) ( the  “Loan”), which Loan is further evidenced by a revolving convertible promissory note given by the Borrower in favor of the Secured Party (as may be amended, restated or modified from time to time, the “Note”);

WHEREAS, in order to induce the Secured Party to make the Loan, and with full knowledge that the Secured Party would not make the Loan without this Security Agreement, the Guarantors have agreed to execute and deliver this Security Agreement to the Secured Party, for the benefit of the Secured Party; and

NOW, THEREFORE, in consideration of the credit extended now and in the future by Secured Party to the Borrower and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Guarantors and the Secured Party hereby agree as follows:

A G R E E M E N T S:

Section 1  DEFINITIONS.

1.1Defined Terms.  Capitalized terms used but not otherwise defined in this Security Agreement shall have the meanings ascribed to them in the Credit Agreement.  For the purposes of this Security Agreement, the following capitalized words and phrases shall have the meanings set forth below.

“Capital Securities” shall mean, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued or acquired after the date hereof, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership or any other equivalent of such ownership interest.

“Collateral” shall have the meaning set forth in Section 2.1 hereof.

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“Obligor” shall mean Guarantors, or any other party liable with respect to the Obligations.

“Taxes” shall mean any and all present and future taxes, duties, levies, imposts, deductions, assessments, charges or withholdings, and any and all liabilities (including interest and penalties and other additions to taxes) with respect to the foregoing.

“Unmatured Event of Default” shall mean any event which, with the giving of notice, the passage of time or both, would constitute an Event of Default.

1.2Other Terms Defined in UCC.  All other capitalized words and phrases used herein and not otherwise specifically defined herein or in the Credit Agreement shall have the respective meanings assigned to such terms in the UCC, to the extent the same are used or defined therein.

1.3Other Interpretive Provisions.

(a)The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.  Whenever the context so requires, the neuter gender includes the masculine and feminine, the single number includes the plural, and vice versa, and in particular the word “Guarantors” shall be so construed.

(b)Section and Schedule references are to this Security Agreement unless otherwise specified.  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Security Agreement shall refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement.

(c)The term “including” is not limiting, and means “including, without limitation”.

(d)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including”.

(e)Unless otherwise expressly provided herein, (i) references to agreements (including this Security Agreement and the other Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, supplements and other modifications thereto, but only to the extent such amendments, restatements, supplements and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation.

(f)To the extent any of the provisions of the other Loan Documents are inconsistent with the terms of this Security Agreement, the provisions of this Security Agreement shall govern.

(g)This Security Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters.  All

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such limitations, tests and measurements are cumulative and each shall be performed in accordance with its terms.

Section 2   SECURITY FOR THE OBLIGATIONS.

2.1Security for Obligations.  As security for the payment and performance of the Obligations now existing or in the future, Guarantors do hereby pledge, assign, transfer, deliver and grant to Secured Party a continuing and unconditional first priority security interest in and to any and all property of Guarantors, of any kind or description, tangible or intangible, wheresoever located and whether now existing or hereafter arising or acquired, including the following (all of which property for Guarantors, along with the products and proceeds therefrom, are individually and collectively referred to as the “Collateral”):

(a)  all property of, or for the account of, Guarantors now or hereafter coming into the possession, control or custody of, or in transit to, Secured Party or any agent or bailee for Secured Party or any parent, affiliate or subsidiary of Secured Party or any participant with Secured Party in the Obligations (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise), including all cash, earnings, dividends, interest, or other rights in connection therewith and the products and proceeds therefrom, including the proceeds of insurance thereon; and

(b)  the additional property of Guarantors, whether now existing or hereafter arising or acquired, and wherever now or hereafter located, together with all additions and accessions thereto, substitutions, betterments and replacements therefor, products and Proceeds therefrom, and all of Guarantors' books and records and recorded data relating thereto (regardless of the medium of recording or storage), together with all of Guarantors' right, title and interest in and to all computer software required to utilize, create, maintain and process any such records or data on electronic media, identified and set forth as follows:

(i)  All Accounts and all goods whose sale, lease or other disposition by Guarantors have given rise to Accounts and have been returned to, or repossessed or stopped in transit by, Guarantors, or rejected or refused by an Account Grantor;

(ii)  All Inventory, including raw materials, work-in-process and finished goods;

(iii)  All goods (other than Inventory), including embedded software, Equipment, vehicles, furniture and Fixtures;

(iv)  All Software and computer programs;

(v)  All Securities, Investment Property, Financial Assets and Deposit Accounts;

(vi)  All Chattel Paper, Electronic Chattel Paper, Instruments, Documents, Letter of Credit Rights, all proceeds

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of letters of credit, Health-Care-Insurance Receivables, Supporting Obligations, notes secured by real estate, Commercial Tort Claims and General Intangibles, including Payment Intangibles;

(vii)  All real estate property owned by Guarantors and the interest of Guarantors in fixtures related to such real property; and

(viii)  All Proceeds (whether Cash Proceeds or Non-cash Proceeds) of the foregoing property, including all insurance policies and proceeds of insurance payable by reason of loss or damage to the foregoing property, including unearned premiums, and of eminent domain or condemnation awards.

2.2Possession and Transfer of Collateral.  Until an Event of Default has occurred and is continuing, Guarantors shall be entitled to possession and use of the Collateral (other than Instruments or Documents (including Tangible Chattel Paper and Investment Property consisting of certificated securities) and other Collateral required to be delivered to Secured Party pursuant to this Section 2).  The cancellation or surrender of any promissory note evidencing an Obligation, upon payment or otherwise, shall not affect the right of Secured Party to retain the Collateral for any other of the Obligations except upon payment in full of the Obligations.  Guarantors shall not sell, assign (by operation of law or otherwise), license, lease or otherwise dispose of, or grant any option with respect to any of the Collateral, except as permitted pursuant to the Credit Agreement.

2.3Financing Statements.  Guarantors authorize Secured Party to prepare and file such financing statements, amendments and other documents and do such acts as Secured Party deems necessary in order to establish and maintain valid, attached and perfected, first priority security interests in the Collateral in favor of Secured Party, free and clear of all Liens and claims and rights of third parties whatsoever, except Permitted Liens.  Guarantors hereby irrevocably authorizes Secured Party at any time, and from time to time, to file in any jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral is comprised of all assets of Guarantors (or words of similar effect), regardless of whether any particular asset comprising a part of the Collateral falls within the scope of Article 9 of the UCC of the jurisdiction wherein such financing statement or amendment is filed, and (b) contain any other information required by Section 5 of Article 9 of the UCC of the jurisdiction wherein such financing statement or amendment is filed regarding the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether Guarantors are an organization, the type of organization, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of the real property to which the Collateral relates.  Guarantors agree to furnish any such information to Secured Party promptly upon request.  In addition, Guarantors shall make appropriate entries on its books and records disclosing the security interests of Secured Party in the Collateral.  Guarantors hereby agree that a photogenic or other reproduction of this

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Security Agreement is sufficient for filing as a financing statement and Guarantors authorize Secured Party to file this Security Agreement as a financing statement in any jurisdiction.

2.4Preservation of the Collateral.  Secured Party may, but is not required to, take such actions from time to time as Secured Party reasonably deems appropriate to maintain or protect the Collateral. Secured Party shall have exercised reasonable care in the custody and preservation of the Collateral if Secured Party takes such action as Guarantors shall reasonably request in writing which is not inconsistent with Secured Party's status as a secured party, but the failure of Secured Party to comply with any such request shall not be deemed a failure to exercise reasonable care; provided, however, Secured Party's responsibility for the safekeeping of the Collateral shall (i) be deemed reasonable if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property, and (ii) not extend to matters beyond the control of Secured Party, including acts of God, war, insurrection, riot or governmental actions.  In addition, any failure of Secured Party to preserve or protect any rights with respect to the Collateral against prior or third parties, or to do any act with respect to preservation of the Collateral, not so requested by Guarantors, shall not be deemed a failure to exercise reasonable care in the custody or preservation of the Collateral.  Guarantors shall have the sole responsibility for taking such action as may be necessary, from time to time, to preserve all rights of Guarantors and the Secured Party in the applicable Collateral against prior or third parties.  Without limiting the generality of the foregoing, where Collateral consists in whole or in part of Capital Securities, Guarantors represent to, and covenants with, Secured Party that Guarantors have made arrangements for keeping informed of changes or potential changes affecting the Capital Securities (including rights to convert or subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and Guarantors agree that Secured Party shall have no responsibility or liability for informing Guarantors of any such or other changes or potential changes or for taking any action or omitting to take any action with respect thereto.

2.5Other Actions as to any and all Collateral.  Guarantors further agree to take any other action reasonably requested by Secured Party to ensure the attachment, perfection and first priority of, and the ability of Secured Party to enforce, the security interest of Secured Party in any and all of the Collateral including (a) causing Secured Party’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Secured Party to enforce, the security interest of Secured Party in such Collateral, (b) if within the control of the Guarantors, complying with, and, if not within the control of the Guarantors, using best efforts to comply with, any provision of any statute, regulation or treaty of the United States as to any material portion of the Collateral as soon as possible but not more than forty-five (45) days after such request if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Secured Party to enforce, the security interest of Secured Party in such Collateral, (c) using best efforts to obtain governmental and other third party consents and approvals, including without limitation any consent of any licensor, lessor or other Person with authority or control over or an interest in any material portion of the Collateral as soon as possible but not more than forty-five (45) days after such request, (d) using best efforts to obtain waivers from mortgagees and landlords in form and substance reasonably satisfactory to Secured Party which affect any material portion of the

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Collateral as soon as possible but not more than forty-five (45) days after such request, and (e) taking all actions required by the UCC in effect from time to time or by other law, as applicable in any relevant UCC jurisdiction, or by other law as applicable in any foreign jurisdiction.  Guarantors further agree to indemnify and hold Secured Party harmless against claims of any Persons not a party to this Security Agreement concerning disputes arising over the Collateral except to the extent resulting from the gross negligence or willful misconduct of Secured Party or its Affiliates.

2.6Collateral in the Possession of a Warehouseman or Bailee.  If any material portion of the Collateral at any time is in the possession of a warehouseman or bailee, Guarantors shall promptly notify Secured Party thereof, and, as soon as possible but not more than forty-five (45) 5 days later, shall use best efforts to obtain a Collateral Access Agreement in form and substance reasonably satisfactory to Secured Party from such warehouseman or bailee.

2.7Letter-of-Credit Rights.  If Guarantors at any time are a beneficiary under a letter of credit now or hereafter issued in favor of Guarantors, Guarantors shall promptly notify Secured Party thereof and, at the request and option of Secured Party, Guarantors shall, pursuant to an agreement in form and substance reasonably satisfactory to Secured Party, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to Secured Party of the proceeds of any drawing under the letter of credit, or (ii) arrange for Secured Party to become the transferee beneficiary of the letter of credit, with Secured Party agreeing, in each case, that the proceeds of any drawing under the letter to credit are to be applied as provided in the Credit Agreement.

2.8Commercial Tort Claims. Guarantors shall at any time hold or acquire a Commercial Tort Claim, Guarantors shall promptly notify Secured Party in writing signed by Guarantors of the details thereof and grant to Secured Party in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Security Agreement, in each case in form and substance reasonably satisfactory to Secured Party, and shall execute any amendments hereto deemed reasonably necessary by Secured Party to perfect the security interest of Secured Party in such Commercial Tort Claim.

2.9Electronic Chattel Paper and Transferable Records.  If Guarantors at any time holds or acquires an interest in any electronic chattel paper or any “transferable record”, as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, Guarantors shall promptly notify Secured Party thereof and, at the request of Secured Party, shall take such action as Secured Party may reasonably request to vest in Secured Party control under Section 9-105 of the UCC of such electronic chattel paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.  Secured Party agrees with Guarantors that Secured Party will arrange, pursuant to procedures reasonably satisfactory to Secured Party and so long as such procedures will not result in Secured Party's loss of control, for Guarantors to make alterations to the electronic chattel paper or transferable record permitted

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under Section 9-105 of the UCC or, as the case may be, Section 201 of the federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to make without loss of control.

Section 3   REPRESENTATIONS AND WARRANTIES.

Guarantors make the following representations and warranties to Secured Party:

3.1Guarantors Organization and Name. Guarantors are a limited liability company duly organized and in good standing under the laws of the State of Georgia and corporation duly organized and in good standing under the laws of the State of Nevada, with full and adequate power to carry on and conduct its business as presently conducted.  Guarantors are duly licensed or qualified in all foreign jurisdictions wherein the nature of its activities requires such qualification or licensing except where the failure to be so licensed or qualified would not cause a Material Adverse Effect.  The exact legal name of Guarantors are as set forth in the first paragraph of this Security Agreement and Guarantors currently do not conduct, nor has it during the last five (5) years, conducted business under any other name or trade name.

3.2Authorization.   Guarantors have full right, power and authority to enter into this Security Agreement and to perform all of its duties and obligations under this Security Agreement.  The execution and delivery of this Security Agreement and the other Loan Documents to which Guarantors are a party will not, nor will the observance or performance of any of the matters and things herein or therein set forth, violate or contravene any provision of law or of the articles of incorporation or by-laws of Guarantors.  All necessary and appropriate action has been taken on the part of Guarantors to authorize the execution and delivery of this Security Agreement.

3.3Validity and Binding Nature.  This Security Agreement is the legal, valid and binding obligation of Guarantors, enforceable against Guarantors in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors' rights generally and to general principles of equity.

3.4Consent; Absence of Breach.  The execution, delivery and performance of this Security Agreement and any other documents or instruments to be executed and delivered by Guarantors in connection herewith, do not and will not (a) require any consent, approval, authorization, or filings with, notice to or other act by or in respect of, any governmental authority or any other Person (other than filings or notices in connection with the Liens granted pursuant to his Security Agreement, or pursuant to federal or state securities laws or other than any consent or approval which has been obtained and is in full force and effect); (b) conflict with (i) any provision of law or any applicable regulation, order, writ, injunction or decree of any court or governmental authority except for such conflicts which would not result in a Material Adverse Effect, (ii) the articles of incorporation, bylaws or other organic document of Guarantors, or (iii) any material agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon Guarantors or any of its properties or assets except for such conflicts which would not result in a Material Adverse Effect; or (c) require, or result in, the

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creation or imposition of any Lien on any asset of Guarantors, other than Liens in favor of Secured Party created pursuant to this Security Agreement and Permitted Liens.

3.5Ownership of Collateral; Liens.  Guarantors are the sole owner of all of the Collateral, free and clear of all Liens, charges and claims (including infringement claims with respect to patents, trademarks, service marks, copyrights and the like), other than Permitted Liens.

3.6Adverse Circumstances.  No condition, circumstance, event, agreement, document, instrument, restriction, litigation or proceeding (or, to Guarantors' knowledge, threatened litigation or proceeding or basis therefor) exists which (a) would have a Material Adverse Effect upon Guarantors, or (b) would constitute an Event of Default or an Unmatured Event of Default.

3.7Security Interest.  This Security Agreement creates a valid security interest in favor of Secured Party in the Collateral and, when properly perfected by filing in the appropriate jurisdictions, or by possession or Control of such Collateral by Secured Party or delivery of such Collateral to Secured Party, shall constitute a valid, perfected, first-priority security interest in such Collateral.

3.8Place of Business.  The principal place of business and books and records of Guarantors are set forth in the preamble to this Security Agreement, and the location of all Collateral, if other than at such principal place of business, is as set forth on Schedule 3.8attached hereto and made a part hereof, and Guarantors shall promptly notify Secured Party of any change in such locations.  Guarantors will not remove or permit the Collateral to be removed from such locations without the prior written consent of Secured Party, except as permitted pursuant to the Credit Agreement.

3.9Complete Information.  This Security Agreement and all financial statements, schedules, certificates, confirmations, agreements, contracts, and other materials and information heretofore or contemporaneously herewith furnished in writing by Guarantors to Secured Party for purposes of, or in connection with, this Security Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of Guarantors to Secured Party pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made (it being recognized by Secured Party that any projections and forecasts provided by Guarantors are based on good faith estimates and assumptions believed by Guarantors to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results).

Section 4   REMEDIES.

Upon the occurrence and during the continuation of any Event of Default, Secured Party shall have all rights, powers and remedies set forth in this Security Agreement or the other Loan Documents or in any other written agreement or instrument relating to any of the Obligations or

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any security therefor, as a secured party under the UCC or as otherwise provided at law or in equity. Without limiting the generality of the foregoing, Secured Party may, at its option upon the occurrence and during the continuation of any Event of Default, declare its commitments to Guarantors to be terminated and all Obligations to be immediately due and payable, or, if provided in the Loan Documents, all commitments of Secured Party to Guarantors shall immediately terminate and all Obligations shall be automatically due and payable, all without demand, notice or further action of any kind required on the part of Secured Party, except as required by the Credit Agreement.  Guarantors hereby waive any and all presentment, demand, notice of dishonor, protest, and all other notices and demands, except as required by the Credit Agreement, in connection with the enforcement of Secured Party's rights under the Loan Documents, and hereby consents to, and waives notice of release, with or without consideration, of any Collateral, notwithstanding anything contained herein or in the Loan Documents to the contrary.  In addition to the foregoing upon the occurrence and during the continuation of an Event of Default:

4.1Possession and Assembly of Collateral.  Secured Party may, without notice, demand or initiate legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral of which Secured Party already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may at any time enter into any of Guarantors' premises where any of the Collateral may be or is supposed to be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of and Secured Party shall have the right to store and conduct a sale of the same in any of Guarantors' premises without cost to Secured Party.  At Secured Party's request, Guarantors will, at Guarantors’ sole expense, assemble the Collateral and make it available to Secured Party at a place or places to be designated by Secured Party which is reasonably convenient to Secured Party and Guarantors.

4.2Sale of Collateral.  Secured Party may sell any or all of the Collateral at public or private sale, upon such terms and conditions as Secured Party may deem proper, and Secured Party may purchase any or all of the Collateral at any such sale.  Guarantors acknowledge that Secured Party may be unable to effect a public sale of all or any portion of the Collateral because of certain legal and/or practical restrictions and provisions which may be applicable to the Collateral and, therefore, may be compelled to resort to one or more private sales to a restricted group of offerees and purchasers.  Guarantors consent to any such private sale so made even though at places and upon terms less favorable than if the Collateral were sold at public sale.  Secured Party shall have no obligation to clean-up or otherwise prepare the Collateral for sale.  Secured Party may apply the net proceeds, after deducting all costs, expenses, attorneys' and paralegals' fees incurred or paid at any time in the collection, protection and sale of the Collateral and the Obligations, to the payment of the Obligations, returning the excess proceeds, if any, to Guarantors.  Guarantors shall remain liable for any amount remaining unpaid after such application, with interest at the Default Rate.  Any notification of intended disposition of the Collateral required by law shall be conclusively deemed reasonably and properly given if given by Secured Party at least ten (10) calendar days before the date of such disposition.  Guarantors hereby confirm, approves and ratifies all acts and deeds of Secured Party relating to the foregoing, and each part thereof, and

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expressly waives any and all claims of any nature, kind or description which it has or may hereafter have against Secured Party or its representatives, by reason of taking, selling or collecting any portion of the Collateral other than in the event of any intentional misconduct or gross negligence.  Guarantors consent to releases of the Collateral at any time (including prior to default) and to sales of the Collateral in groups, parcels or portions, or as an entirety, as Secured Party shall deem appropriate.  Guarantors expressly absolve Secured Party from any loss or decline in market value of any Collateral by reason of delay in the enforcement or assertion or non-enforcement of any rights or remedies under this Security Agreement.

4.3Standards for Exercising Remedies.  To the extent that applicable law imposes duties on Secured Party to exercise remedies in a commercially reasonable manner, Guarantors acknowledge and agree that it is not commercially unreasonable for Secured Party (a) to incur expenses deemed necessary by Secured Party to prepare Collateral for disposition or otherwise to complete raw material or work-in-process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against Account Guarantors or other Persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against Account Guarantors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as Guarantors, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, including any warranties of title, (k) to purchase insurance or credit enhancements to insure Secured Party against risks of loss, collection or disposition of Collateral or to provide to Secured Party a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by Secured Party, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Secured Party in the collection or disposition of any of the Collateral.  Guarantors acknowledge that the purpose of this section is to provide non-exhaustive indications of what actions or omissions by Secured Party would not be commercially unreasonable in Secured Party's exercise of remedies against the Collateral and that other actions or omissions by Secured Party shall not be deemed commercially unreasonable solely on account of not being indicated in this Section.  Without limitation upon the foregoing, nothing contained in this Section shall be construed to grant any rights to Guarantors or to impose any duties on Secured Party that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section.

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4.4UCC and Offset Rights.  Secured Party may exercise, from time to time, any and all rights and remedies available to it under the UCC or under any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Security Agreement or in any other agreements between any Obligor and Secured Party, and may, without demand or notice of any kind, appropriate and apply toward the payment of such of the Obligations, whether matured or unmatured, including costs of collection and attorneys' and paralegals' fees and costs, and in such orderof application as Secured Party may, from time to time, elect, any indebtedness of Secured Party to any Obligor, however created or arising, including balances, credits, deposits, accounts or moneys of such Obligor in the possession, control or custody of, or in transit to Secured Party.  Guarantors, on behalf of itself and any Obligor, hereby waives the benefit of any law that would otherwise restrict or limit Secured Party in the exercise of its right, which is hereby acknowledged, to appropriate at any time hereafter any such indebtedness owing from Secured Party to any Obligor.

4.5Additional Remedies. Upon the occurrence and during the continuation of an Event of Default, Secured Party shall have the right and power to:

(a)  instruct Guarantors, at its own expense, to notify any parties obligated on any of the Collateral, including any Account Guarantors, to make payment directly to Secured Party of any amounts due or to become due thereunder, or Secured Party may directly notify such obligors of the security interest of Secured Party, and/or of the assignment to Secured Party of the Collateral and direct such obligors to make payment to Secured Party of any amounts due or to become due with respect thereto, and thereafter, collect any such amounts due on the Collateraldirectly from such Persons obligated thereon;

(b)  enforce collection of any of the Collateral, including any Accounts, by suit or otherwise, or make any compromise or settlement with respect to any of the Collateral, or surrender, release or exchange all or any part thereof, or compromise, extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder;

(c)  take possession or control of any proceeds and products of any of the Collateral, including the proceeds of insurance thereon;

(d)  extend, renew or modify for one or more periods (whether or not longer than the original period) the Obligations or any obligation of any nature of any other obligor with respect to the Obligations;

(e)  grant releases, compromises or indulgences with respect to the Obligations, any extension or renewal of any of the Obligations, any security therefor, or to any other obligor with respect to the Obligations;

(f)  transfer the whole or any part of Capital Securities which may constitute Collateral into thename of Secured Party or Secured Party's nominee without disclosing, if Secured Party so desires, that such Capital Securities so transferred

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are subject to the security interest of Secured Party, and any corporation, association, or any of the managers or trustees of any trust issuing any of such Capital Securities, or any transfer agent, shall not be bound to inquire, in the event that Secured Party or such nominee makes any further transfer of such Capital Securities, or any portion thereof, as to whether Secured Party or such nominee has the right to make such further transfer, and shall not be liable for transferring the same;

(g)  vote the Collateral;

(h)  make an election with respect to the Collateral under Section 1111 of the Bankruptcy Code or take action under Section 364 or any other section of Bankruptcy Code; provided, however, that any such action of Secured Party as set forth herein shall not, in any manner whatsoever, impair or affect the liability of Guarantors hereunder, nor prejudice, waive, nor be construed to impair, affect, prejudice or waive Secured Party's rights and remedies at law, in equity or by statute, nor release, discharge, nor be construed to release or discharge, Guarantors, any guarantor or other Person liable to Secured Party for the Obligations; and

(i)  at any time, and from time to time, accept additions to, releases, reductions, exchanges or substitution of the Collateral, without in any way altering, impairing, diminishing or affecting the provisions of this Security Agreement, the Loan Documents, or any of the other Obligations, or Secured Party's rights hereunder, under the Obligations.

Guarantors hereby ratify and confirm whatever Secured Party may do with respect to the Collateral and agrees that Secured Party shall not be liable for any error of judgment or mistakes of fact or law with respect to actions taken in connection with the Collateral other than as a result of intentional misconduct or gross negligence.

4.6Attorney-in-Fact.  Guarantors hereby irrevocably make, constitute and appoint Secured Party (and any officer of Secured Party or any Person designated by Secured Party for that purpose) as Guarantors' true and lawful proxy and attorney-in-fact (and agent-in-fact) in Guarantors' name, place and stead, with full power of substitution, to (i) take such actions as are permitted in this Security Agreement, (ii) execute such financing statements and other documents and to do such other acts as Secured Party may require to perfect and preserve Secured Party's security interest in, and to enforce such interests in the Collateral, and (iii) upon the occurrence of an Event of Default, carry out any remedy provided for in this Security Agreement, including endorsing Guarantors' name to checks, drafts, instruments and other items of payment, and proceeds of the Collateral, executing change of address forms with the postmaster of the United States Post Office serving the address of Guarantors, changing the address of Guarantors to that of Secured Party, opening all envelopes addressed to Guarantors and applying any payments contained therein to the Obligations.  Guarantors hereby acknowledge that the constitution and appointment of such proxy and attorney-in-fact are coupled with an interest and are irrevocable.  Guarantors hereby ratify and confirm all that such attorney-in-fact may do or cause to be done by virtue of any provision of this Security Agreement.

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4.7No Marshaling.  Secured Party shall not be required to marshal any present or future collateral security (including this Security Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order.  To the extent that it lawfully may, Guarantors hereby agree that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of Secured Party's rights under this Security Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, Guarantors hereby irrevocably waive the benefits of all such laws.

4.8No Waiver.  No Event of Default shall be waived by Secured Party except in writing.  No failure or delay on the part of Secured Party in exercising any right, power or remedy hereunder shall operate as a waiver of the exercise of the same or any other right at any other time; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.  There shall be no obligation on the part of Secured Party to exercise any remedy available to Secured Party in any order.  The remedies provided for herein are cumulative and not exclusive of any remedies provided at law or in equity.  Guarantors agree that in the event that Guarantors fail to perform, observe or discharge any of its Obligations or liabilities under this Security Agreement or any other agreements with Secured Party, no remedy of law will provide adequate relief to Secured Party, and further agrees that Secured Party shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

4.9Application of Proceeds.  Secured Party will within three (3) Business Days after receipt of cash or solvent credits from collection of items of payment, proceeds of Collateral or any other source, apply the whole or any part thereof against the Obligations secured hereby.  Secured Party shall further have the exclusive right to determine how, when and what application of such payments and such credits shall be made on the Obligations, and such determination shall be conclusive upon Guarantors.  Any proceeds of any disposition by Secured Party of all or any part of the Collateral may be first applied by Secured Party to the payment of expenses incurred by Secured Party in connection with the Collateral, including reasonable attorneys’ fees and legal expenses and costs as provided for in Section 5.13hereof.

Section 5   MISCELLANEOUS.

5.1Entire Agreement.  This Security Agreement and the other Loan Documents (i) are valid, binding and enforceable against Guarantors and Secured Party in accordance with their respective provisions and no conditions exist as to their legal effectiveness; (ii) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof; and (iii) are the final expression of the intentions of Guarantors and Secured Party.  No promises, either expressed or implied, exist between Guarantors and Secured Party, unless contained herein or therein.  This Security Agreement, together with the other Loan Documents, supersedes all negotiations, representations, warranties, commitments, term sheets, discussions, negotiations, offers or contracts (of any kind or nature, whether oral or written) prior to or

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contemporaneous with the execution hereof with respect to any matter, directly or indirectly related to the terms of this Security Agreement and the other Loan Documents.  This Security Agreement and the other Loan Documents are the result of negotiations between Secured Party and Guarantors and have been reviewed (or have had the opportunity to be reviewed) by counsel to all such parties, and are the products of all parties.  Accordingly, this Security Agreement and the other Loan Documents shall not be construed more strictly against Secured Party merely because of Secured Party's involvement in their preparation.

5.2Notices. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Security Agreement must be in writing and in each case properly addressed to the party to receive the same in accordance with the information below, and will be deemed to have been delivered: (i) if mailed by certified mail, return receipt requested, postage prepaid and properly addressed to the address below, then three (3) business days after deposit of same in a regularly maintained U.S. Mail receptacle; or (ii) if mailed by Federal Express, UPS or other nationally recognized overnight courier service, next business morning delivery, then one (1) business day after deposit of same in a regularly maintained receptacle of such overnight courier; or (iii) if hand delivered, then upon hand delivery thereof to the address indicated on or prior to 5:00 p.m., EST, on a Business Day.  Any notice hand delivered after 5:00 p.m., EST, shall be deemed delivered on the following Business Day.  Notwithstanding the foregoing, notice, consents, waivers or other communications referred to in this Security Agreement may be sent by facsimile, e-mail, or other method of delivery, but shall be deemed to have been delivered only when the sending party has confirmed (by reply e-mail or some other form of written confirmation) that the notice has been received by the other party. The addresses and facsimile numbers for such communications shall be as set forth below, unless such address or information is changed by a notice conforming to the requirements hereof.  No notice to or demand on the Guarantors in any case shall entitle the Guarantors to any other or further notice or demand in similar or other circumstances:

If to the GuarantorsGreenwood Finance Group, LLC.

P.O. Box 480183

Charlotte, NC 28269

Attention:  Nicole Singletary

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Revolutionary Concepts, Inc.

1914 J.N. Pease Place

Charlotte, NC 28262

Attention: Ronald Carter

If to Secured Party:Rainco Industries, Inc.

PO Box 480744

Charlotte, NC 28269

Attention: Raymond Swann, III

Facsimile: (704) 973-9776

With a copy toDeLong, Caldwell, Bridgers & Fitzpatrick, LLC

(which shall not constitute notice)    3100 Centennial Tower, 101 Marietta St

Atlanta, GA, 30303

Attention: Earnest H. DeLong

Facsimile: (404) 835-0650

5.3Amendments; Waivers.  No delay on the part of Secured Party in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by Secured Party of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy.  No amendment, modification or waiver of, or consent with respect to, any provision of this Security Agreement or the other Loan Documents shall in any event be effective unless the same shall be in writing and acknowledged by Secured Party, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

5.4WAIVER OF DEFENSES.  GUARANTORS WAIVE EVERY PRESENT AND FUTURE DEFENSE, CAUSE OF ACTION, COUNTERCLAIM OR SETOFF WHICH GUARANTORS MAY NOW HAVE OR HEREAFTER MAY HAVE TO ANY ACTION BY SECURED PARTY IN ENFORCING THIS SECURITY AGREEMENT.  PROVIDED SECURED PARTY ACTS IN GOOD FAITH, GUARANTORS RATIFY AND CONFIRM WHATEVER SECURED PARTY MAY DO PURSUANT TO THE TERMS OF THIS SECURITY AGREEMENT.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR SECURED PARTY GRANTING ANY FINANCIAL ACCOMMODATION TO GUARANTORS.

5.5MANDATORY FORUM SELECTION.  ANY DISPUTE ARISING UNDER, RELATING TO, OR IN CONNECTION WITH THE AGREEMENT OR RELATED TO ANY MATTER WHICH IS THE SUBJECT OF OR INCIDENTAL TO THE AGREEMENT

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(WHETHER OR NOT SUCH CLAIM IS BASED UPON BREACH OF CONTRACT OR TORT) SHALL BE SUBJECT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN FULTON COUNTY, GEORGIA. THIS PROVISION IS INTENDED TO BE A “MANDATORY” FORUM SELECTION CLAUSE AND GOVERNED BY AND INTERPRETED CONSISTENT WITH GEORGIA LAW.

5.6WAIVER OF JURY TRIAL.  GUARANTORS AND SECURED PARTY, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE IRREVOCABLY, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS SECURITY AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT, ANY OF THE OTHER OBLIGATIONS, THE COLLATERAL, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH SECURED PARTY AND GUARANTORS ARE ADVERSE PARTIES, AND EACH AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR SECURED PARTY GRANTING ANY FINANCIAL ACCOMMODATION TO GUARANTORS.

5.7Assignability.  Secured Party, prior to the occurrence of an Event of Default and with the consent of Guarantors, which consent will not be unreasonably withheld, and after the occurrence and during the continuation of an Event of Default without consent from or notice to anyone, may at any time assign Secured Party's rights in this Security Agreement, the other Loan Documents, the Obligations, or any part thereof and transfer Secured Party's rights in any or all of the Collateral, and Secured Party thereafter shall be relieved from all liability with respect to such Collateral.  This Security Agreement shall be binding upon Secured Party and Guarantors and its respective legal representatives and successors.  All references herein to Guarantors shall be deemed to include any successors, whether immediate or remote. In the case of a joint venture or partnership, the term “Guarantors” shall be deemed to include all joint ventures or partners thereof, who shall be jointly and severally liable hereunder.

5.8Binding Effect.  This Security Agreement shall become effective upon execution by Guarantors and Secured Party.

5.9Governing Law.  Except in the case of the Mandatory Forum Selection clause set forth in Section 5.4 hereof,  this Security Agreement shall be delivered and accepted in and shall be deemed to be a contract made under and governed by the internal laws of the State of Georgia, without regard to conflict of laws principles.

5.10Enforceability.  Wherever possible, each provision of this Security Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision

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of this Security Agreement shall be prohibited by, unenforceable or invalid under any jurisdiction, such provision shall as to such jurisdiction, be severable and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Security Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

5.11Time of Essence.  Time is of the essence in making payments of all amounts due Secured Party under the Loan Documents and in the performance and observance by Guarantors of each covenant, agreement, provision and term of this Security Agreement and the other Loan Documents.

5.12Counterparts; Facsimile Signatures.  This Security Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Security Agreement.  Receipt of an executed signature page to this Security Agreement by facsimile or other electronic transmission shall constitute effective delivery thereof.  Electronic records of executed Loan Documents maintained by Secured Party shall be deemed to be originals thereof.

5.13Costs, Fees and Expenses.  Guarantors shall pay or reimburse Secured Party for all reasonable costs, fees and expenses incurred by Secured Party or for which Secured Party becomes obligated in connection with the enforcement of this Security Agreement, including search fees, costs and expenses and attorneys' fees, costs and time charges of counsel to Secured Party and all taxes payable in connection with this Security Agreement.  In furtherance of the foregoing, Guarantors shall pay any and all stamp and other taxes, UCC search fees, filing fees and other costs and expenses in connection with the execution and delivery of this Security Agreement and the other Loan Documents to be delivered hereunder, and agrees to save and hold Secured Party harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such costs and expenses.  That portion of the Obligations consisting of costs, expenses or advances to be reimbursed by Guarantors to Secured Party pursuant to this Security Agreement or the other Loan Documents which are not paid on or prior to the date hereof shall be payable by Guarantors to Secured Party on demand.  If at any time or times hereafter Secured Party: (a) employs counsel for advice or other representation (i) with respect to this Security Agreement or the other Loan Documents, (ii) to represent Secured Party in any litigation, contest, dispute, suit or proceeding or to commence, defend, or intervene or to take any other action in or with respect to any litigation, contest, dispute, suit, or proceeding (whether instituted by Secured Party, Guarantors, or any other Person) in any way or respect relating to this Security Agreement, or (iii) to enforce any rights of Secured Party against Guarantors or any other Person under of this Security Agreement; (b) takes any action to protect, collect, sell, liquidate, or otherwise dispose of any of the Collateral; and/or (c) attempts to or enforces any of Secured Party's rights or remedies under this Security Agreement, the costs and expenses incurred by Secured Party in any manner or way with respect to the foregoing, shall be part of the Obligations, payable by Guarantors to Secured Party on demand.

5.14Termination.   This Security Agreement and the Liens and security interests granted hereunder shall not terminate until the termination of the Credit Agreement and the commitments

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to make Loans thereunder and the full and complete performance and satisfaction and payment in full of all the Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted).  Upon termination of this Security Agreement, Secured Party shall also deliver to Guarantors (at the sole expense of Guarantors) such UCC termination statements and such other documentation, without recourse, warranty or representation whatsoever, as shall be reasonably requested by Guarantors to effect the termination and release of the Liens and security interests in favor of Secured Party affecting the Collateral.

5.15Reinstatement.  This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Guarantors for liquidation or reorganization, should Guarantors become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of Guarantors’ assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

[-Remainder of Page Deliberately Left Blank-]

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IN WITNESS WHEREOF, Guarantors and Secured Party have executed this Security Agreement as of the date firstabove written.

GUARANTORS:

GREENWOOD FINANCE GROUP, LLC.

By:       /s/ Nicole C. Singletary, MGR

Name:  Nicole Singletary

Title:     Managing Director

 REVOLUTIONARY CONCEPTS, INC.

 By:       /s/ Ronald Carter, CEO

 Name:  Ronald Carter

 Title:     Chief Executive Officer

SECURED PARTY:

RAINCO INDUSTRIES, INC.

By:       /s/ Raymond S Swann, III, EVP

Name:  Raymond Swann

Title:     Executive Vice President

[Signature Page to Security Agreement (parent)]

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SCHEDULE 3.8

Collateral Locations/Places of Business

Revolutionary Concepts Inc.

1914 JN Please Place

Charlotte, NC  28262

Rainco Industries, Inc.

101 Marietta Street, NW

Suite 3100 Centennial Tower

Atlanta, GA  30303

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VALIDITY GUARANTY

This Validity Guaranty, dated as June 26, 2014 (as amended, restated or modified from time to time, the “Validity Guaranty”), is made by GREENWOOD FINANCE GROUP, LLC. and REVOLUTIONARY CONCEPTS, INC. (the “Guarantors”), for the benefit of RAINCO INDUSTRIES, INC., a Georgia Corporation (the “Lender”).

RECITALS

A.GREENWOOD FINANCE GROUP, LLC., a limited liability company organized under the laws of the State of Georgia (the “Borrower”) entered into a senior secured credit facility agreement, dated June 26, 2014 (the “Credit Agreement”), by and among the Borrower, as borrower, certain subsidiaries of the Borrower, as joint and several guarantors, and the Lender, as lender, pursuant to which the Lender shall advance a principal amount of up to Ten Million and No/100 United States Dollars (US$10,000,000) (the “Loan”), which Loan shall be further evidenced by several promissory notes given by the Borrower in favor of Lender (together, the “Notes”); and

B.The Guarantors, Nicole Singletary, currently serving as Managing Director, and Ronald Carter, currently serving as Chief Executive Officer, of the Borrower.

C.As a condition to entering into the Credit Agreement and extending such financial accommodations to Borrower, Lender has required the execution and delivery of this Validity Guaranty by the Guarantors.

NOW THEREFORE, the Guarantors, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agrees as follows:

1.Definitions. Capitalized terms used in this Validity Guaranty shall have the meanings given to them in the Credit Agreement, unless otherwise defined herein.

2.Guaranty.  The Guarantors do hereby absolutely and unconditionally, represent, warrant and guarantee to Lender that:

(a)All reports, schedules, certificates, and other information from time to time delivered or otherwise reported to Lender by Borrower, including, without limitation, all financial statements, tax returns and all supporting information or documentation delivered in connection therewith, shall be bona fide, complete, correct, and accurate in all material respects and shall accurately and completely report all matters purported to be covered or reported thereby.

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(b)The Guarantors may from time to time, sign and deliver reports (including, without limitation, those specifically mentioned above) or otherwise deliver any such information to Lender as Lender may request, and the Guarantors are duly authorized to deliver same to Lender on behalf of each Credit Party.

(c)All Collateral: (i) will be owned by the Credit Parties and will be possessed by the Credit Parties or their agents, respectively and as applicable; (ii) will not be subject to any lien or security interest except as permitted by Lender; and (iii) will be maintained only at the locations designated in the Credit Agreement or the Security Agreements, unless the Credit Parties obtain Lender’s prior written consent.

3.Consideration for Guaranty. The Guarantors acknowledge and agree with Lender that, but for the execution and delivery of this Validity Guaranty by the Guarantors, Lender would not have entered into the Credit Agreement. The Guarantors acknowledges and agrees that the loans and other extensions of credit made to Borrower by Lender under the Credit Agreement will result in significant benefits to the Guarantors.

4.Indemnification. The Guarantors hereby agree and undertake to indemnify, defend, and save Lender free and harmless of and from any damage, loss, and expense (including, without limitation, attorneys’ fees and costs) which Lender may sustain or incur, directly or indirectly, as a result of any breach, default or material in accuracy of any of the representations, warranties, covenants, and agreements contained herein. The liability of the Guarantors hereunder is direct and unconditional.

5.Cumulative Remedies. Lender’s rights and remedies hereunder are cumulative of all other rights and remedies which Lender may now or hereafter have with respect to the Guarantors, Borrower, or any other Person.

6.Borrower’s Financial Condition. The Guarantors acknowledge that they have reviewed and are familiar with the Loan Documents and are familiar with the operations and financial condition of the Credit Parties, and agrees that Lender shall not have any duty or obligation to communicate to the Guarantors any information regarding the Credit Parties’ financial condition or affairs.

7.Assignability.  This Validity Guaranty shall be binding upon the Guarantors and shall inure to the benefit of Lender and its successors or assigns. Lender may at any time assign Lender’s rights in this Validity Guaranty.

8.Continuing Guaranty.  This is a continuing guaranty and shall remain in full force and effect as to all of the Obligations until such date as all amounts owing by Borrower to Lender shall have been paid in full in cash and all commitments of Lender to lend under the Credit

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9.Agreement have terminated or expired and all obligations of Lender with respect to any of the Obligations shall have terminated or expired.

10.Assurances. The Guarantors agree that they will cooperate with Lender at all times in connection with any actions taken by Lender pursuant to the Credit Agreement to monitor, administer, enforce, or collect the Collateral. In the event the Credit Parties should cease or discontinue operating as a going concern in the ordinary course of business, then for so long as any Obligations remain outstanding, the Guarantors agree that he shall assist Lender in connection with any such action, as Lender may request.

11.MANDATORY FORUM SELECTION. THE GUARANTORS IRREVOCABLY AGREE ALL ACTIONS ARISING UNDER, RELATING TO, OR IN CONNECTION WITH THIS VALIDITY GUARANTY, OR RELATED TO ANY MATTER WHICH IS THE SUBJECTOF OR INCIDENTAL TO THIS VALIDITY GUARANTY (WHETHER OR NOT SUCH CLAIM IS BASED UPON BREACH OF CONTRACT OR TORT) SHALL BE INSTITUTED AND LITIGATED ONLY IN COURTS HAVING THEIR SITUS IN THE COUNTY OF FULTON COUNTY, GEORGIA.  THE GUARANTORS HEREBY CONSENT TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT HAVING ITS SITUS IN SAIDCOUNTY, AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS.  GRANTOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND CONSENT THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THE GRANTOR, AS APPLICABLE, AS SET FORTH HEREIN IN THE MANNER PROVIDED BY APPLICABLE STATUTE, LAW, RULE OF COURT OR OTHERWISE.  THIS PROVISION IS INTENDED TO BE A “MANDATORY” FORUM SELECTION CLAUSE AND GOVERNED BY AND INTERPRETED CONSITENT WITH GEORGIA LAW.

12.WAIVER OF JURY TRIAL.  THE GUARANTORS AND LENDER HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TOHAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN THE GUARANTORS AND LENDER OR AMONG THE CREDIT PARTIES, THE GUARANTORS, AND LENDER AND/OR LENDER’S AFFILIATES ARISING OUT OF OR IN ANY WAY RELATED TO THIS VALIDITY GUARANTY, ANY OTHER LOAN DOCUMENT OR ANY RELATIONSHIP AMONG LENDER, THE GUARANTORS, THE CREDIT PARTIES, AND/OR ANY AFFILIATEOF LENDER. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO PROVIDE THE FINANCING DESCRIBED IN THE CREDIT AGREEMENT.

13.ADVICE OF COUNSEL. THE GUARANTORS ACKNOWLEDGE THAT HE/SHE HAS EITHER OBTAINED THE ADVICE OF COUNSEL OR HAS HAD THE

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14.OPPORTUNITY TO OBTAIN SUCH ADVICE IN CONNECTION WITH THE TERMS AND PROVISIONS OF THIS VALIDITY GUARANTY.

15.Governing Law.  Except in the case of the Mandatory Forum Selection clause set forth in Section 10 hereof, this Validity Guaranty shall be delivered and accepted in and shall be deemed to be a contract made under and governed by the internal laws of the State of Georgia, without regard to conflict of laws principles.

16.Electronic Signatures.  Lender is hereby authorized to rely upon and accept as an original this Validity Guaranty which is sent to Lender via facsimile, .pdf, or other electronic transmission.

[Signature Page Follows]

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The Guarantors have executed this Validity Guaranty as of the date first above written.

GUARANTORS:

GREENWOOD FINANCE GROUP, LLC.

By:      /s/ Nicole Singletary_______________

Name: Nicole Singletary

Title:    Managing Director

 REVOLUTIONARY CONCEPTS, INC.

 By:      /s/ Ronald Carter_________________

 Name: Ronald Carter

 Title:    Chief Executive Officer

[-Signature Page to Validity Guaranty-]

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LOCK BOX DEPOSIT REQUIREMENT CONFIRMATION

Date:  As of June 26, 2014

Reference is made to the senior secured revolving credit facility agreement, dated as of June 26, 2014, by and among GREENWOOD FINANCE GROUP, LLC., and REVOLUTIONARY CONCEPTS, INC., as borrower (the “Borrower”), certain subsidiaries of the Borrower, as joint and several guarantors, and Rainco Industries, Inc., as lender (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the Credit Agreement, Nicole Singletary, Managing Director of the Borrower, hereby confirms, agrees and acknowledges, on behalf of the Borrower, that commencing as of the date set forth above, the Borrower has directed and shall direct all of the Credit Parties’ Customers to make all payments directly to the Lock Box Account (which account information is referenced below), and, to the extent any Credit Party receives any of such payments directly, each such Credit Party shall immediately deposit all of such payments into such Lock Box Account in the identical form in which such payments were received (cash, wire or check).

Lock Box Account Information:

For Wire Payments:

Bankers Branch & Trust

110 East John Street

Matthews, NC 28105

ABA: 053101121

Account Name:   RAINCO INDUSTRIES WIRING ACCOUNT

Account Number:  0005108337224

[-Signature Page Follows-]

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IN WITNESS WHEREOF, the undersigned has executed and deliveredt his Confirmation as of the date first set forth above.

GREENWOOD FINANCE GROUP, LLC.

By:      /s/ Nicole Singletary_______________

Name: Nicole Singletary

Title:    Managing Director

REVOLUTIONARY CONCEPTS, INC.

By:       /s/ Ronald Carter___________________

Name:  Ronald Carter

Title:     Chief Executive Officer

[-SignaturePage to LockBox Deposit Requirements Confirmation-]

Lock Box Deposit Confirmation

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Rainco Industries, Inc.

P. O. Box 480744

Charlotte, NC 28269

Facsimile: (404) 835-0650

 Greenwood Finance Group, LLC.

 P.O. Box 480183

 Charlotte, NC 28269

 Attention: Nicole Singletary

 Facsimile: (704) 973-9776

______________________________________________________________________________

RAINCO INDUSTRIES, INC., a Georgia corporation,

Plaintiff,	JUDGMENT BY CONFESSION
vs.	Case No. ____________________
GREENWOOD FINANCE GROUP, LLC., a Georgia limited liability company, and REVOLUTIONARY CONCEPTS, INC. a Nevada corporation.	Judge ____________________
Defendants.

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Pursuant to the __________________________rules of civil procedure and the affidavit of counsel for Rainco Industries, Inc., a limited partnership organized and existing under the laws of Georgia, its successors or assigns (“Plaintiff”), the Court hereby enters judgment against (i) GREENWOOD FINANCE GROUP, LLC., a limited liability company organized under the laws of the State of Georgia and REVOLUTIONARY CONCEPTS, INC., a corporation organized under the laws of the State of Nevada (the “Borrower”) and together with the Borrower, collectively, the “Defendants”), as follows:

1. Defendants failed to comply with the terms of that certain Senior Secured Revolving Credit Facility Agreement, dated June 26, 2014, made by and among Plaintiff and Defendants, a copy of which is attached hereto as Exhibit A (the “Credit Agreement”), in that Defendants failed to make a required payment or payments thereunder or otherwise abide by and satisfy the terms thereof.

2.Guarantorsfailed to comply with the terms of those certain Guaranty Agreements, each dated June 26, 2014, made by the Guarantors, a copy of which is attached hereto as Exhibit B (together, the “Guaranties”),in that Guarantors failed to make a required payment or payments thereunder or otherwise abide by and satisfy the terms thereof.

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3. By virtue of Defendants’ default and violation of the terms of the Credit Agreement and the Guaranties, judgment in favor of Plaintiff is hereby entered against Defendants in the aggregate principal amount of all loans outstanding under and pursuant to the Credit Agreement, plus costs (including reasonable attorneys’ fees) and accrued and unpaid interest, fees and expenses less any payments previously made by Defendants, which net amount is $________________ (the “Judgment Amount”).

4. Interest shall accrue on the Judgment Amount at the highest rate per annum permitted pursuant to applicable law until all amounts due under the terms of this Judgment by Confession are paid to Plaintiff.

5.It is agreed that this Judgment by Confession shall not be filed or recorded by Plaintiff until or unless an Event of Default (as defined in the Credit Agreement) has occurred and is continuing.

DATED this ____day of ___________, 20___.

BY THE COURT ______________________.

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CONSENT TO ENTRY OF JUDGMENT BY CONFESSION

__________________COUNT)

) ss.

STATE OF _________________)

Defendants, GREENWOOD FINANCE GROUP, LLC., a limited liability company organized under the laws of the State of Georgia and REVOLUTIONARY CONCEPTS, INC., a corporation organized under the laws of the State of Nevada, hereby knowingly and voluntarily waive service of process and consents to the entry of this Judgment by Confession at the request of counsel for Rainco Industries, Inc., a limited partnership organized and existing under the laws of the Georgia, its successors or assigns (“Plaintiff”),if an Event of Default (as that term is defined in that certain Senior Secured Revolving Credit Facility Agreement, dated June 26, 2014 (the “Credit Agreement”)occurs and is continuing. The Judgment Amount (as defined in the Judgment by Confession) shall be all unpaid amounts accrued and owing under the terms of the Credit Agreement at the time the Judgment by Confession is filed.  Plaintiff agrees it will not file the Judgment by Confession unless and until an Event of Default has occurred and is continuing; provided, however, that upon an Event of Default, Plaintiff shall be entitled to immediately file such Judgment by Confession in ex parte fashion.

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Plaintiff’s counsel shall provide the Court with an affidavit stating the Judgment Amount and stating that Defendants have failed to abide by and satisfy the terms of the Credit Agreement and those certain Guaranties, each dated June 26, 2014, made by the Guarantors and executed in connection with the Credit Agreement.

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GREENWOOD FINANCE GROUP, LLC.

By: ___________________________________Dated:

Name:  ________________________________

Title: _________________________________

REVOLUTIONARY CONCEPTS, INC.

By: ___________________________________Dated:

Name:  ________________________________

Title: _________________________________

Subscribed and sworn to before me by ________________ on this ___ day of ______________ 20___.

____________________________________

Notary Public

[Signature Page to Consent to Entry of Judgment by Confession]

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EXHIBIT A

CREDIT AGREEMENT

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EXHIBIT B

GUARANTY AGREEMENTS

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